UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

HASTINGS ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value of $0.01 per share, of Hastings Entertainment, Inc.
(2)

Aggregate number of securities to which transaction applies:

7,133,859 shares of Hastings common stock; and

5,524 shares of Hastings common stock issuable upon the exercise of options with an exercise price of less than $3.00 per share.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001288 by the sum of (a) 7,133,859 shares of Hastings common stock multiplied by the merger consideration of $3.00 per share (equaling $21,401,577), and (b) 5,524 options to purchase Hastings common stock with an exercise price of less than $3.00 multiplied by $0.95, which is the difference between the merger consideration of $3.00 and the weighted average exercise price of $2.05 per share of such options (equaling $5,247.80).

	(4)	Proposed maximum aggregate value of transaction: $21,406,824.80
	(5)	Total fee paid: $2,757.20

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY — SUBJECT TO COMPLETION

                    , 2014

Dear Shareholder:

You are cordially invited to attend a special meeting of our shareholders (the “Special Meeting”) of Hastings Entertainment, Inc. (the “Company”) to be held at the Hastings Store Support Center on                     ,                     , 2014, at                     , Central Time. The Store Support Center is located at 3601 Plains Boulevard in Amarillo, Texas 79102.

The attached Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting. During the Special Meeting, shareholders will be asked to consider and vote on, among other matters, a proposal to approve the Agreement and Plan of Merger, dated as of March 17, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), Hendrix Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Company. Pursuant to the Merger Agreement and as more fully described in the accompanying proxy statement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent, and each share of the Company’s common stock (the “Common Stock”) outstanding immediately prior to the effective time of the Merger (other than certain excluded shares and dissenting shares) will be canceled and converted into the right to receive $3.00 in cash, without interest (the “Merger Consideration”), less any applicable withholding taxes. The following shares of Common Stock will not be entitled to the Merger Consideration: (i) shares held by National Entertainment Collectibles Association, Inc., an affiliate of Parent and Merger Sub, Parent, Merger Sub or any other wholly-owned subsidiary of Parent, (ii) shares held by the Company or any wholly-owned subsidiary of the Company (including shares held in the Company’s treasury), and (iii) shares held by any of the Company’s shareholders who are entitled to and properly exercise rights of dissent and appraisal under Texas law.

Our directors and officers will be present at the Special Meeting and will be available to respond to any questions you may have. I hope you will be able to attend.

We urge you to review carefully the accompanying material and to promptly return the enclosed proxy card or vote by telephone or via the Internet as instructed on your proxy card. Voting by proxy, telephone or Internet will not prevent you from voting in person at the Special Meeting.

Sincerely,

JOHN H. MARMADUKE
Chairman of the Board

3601 Plains Boulevard

Amarillo, Texas 79102

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON                     , 2014

NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the “Special Meeting”) of Hastings Entertainment, Inc. (the “Company” or “Hastings”) will be held on                     , 2014, at             , Central Time, at the Hastings Store Support Center, located at 3601 Plains Boulevard in Amarillo, Texas 79102. At the Special Meeting, holders of record on                     , 2014 of our common stock will be asked to vote on the following matters:

(1)	To approve the Agreement and Plan of Merger, dated as of March 17, 2014 (as it may be amended from time to time, the “Merger Agreement”), by and among Draw Another Circle, LLC, a Delaware limited liability company (“Parent”), Hendrix Acquisition Corp., a Texas corporation and a wholly-owned subsidiary of Parent, and the Company;

(2)	to approve an adjournment of the Special Meeting, if advisable or necessary, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”);

(3)	to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated in the Merger Agreement (collectively, the “Merger”); and

(4)	to transact such other business as may properly come before the Special Meeting or any adjournments or postponement thereof.

After careful consideration, our board of directors unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the Company and its shareholders and approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger. Our board of directors unanimously recommends approval of the Merger Agreement by the shareholders of the Company and our board of directors unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement, “FOR” the proposal to adjourn the Special Meeting and “FOR” the advisory (non-binding) proposal to approve the compensation for each of our named executive officers that is based on or otherwise relates to the Merger.

We cannot complete the Merger unless the holders of at least two-thirds of the outstanding shares of our common stock vote to approve the Merger Agreement. Approval of the proposal to adjourn the Special Meeting requires the affirmative vote of the holders of a majority of the shares present in person or by proxy at the Special Meeting if a quorum is present. The advisory (non-binding) proposal to approve the compensation for our named executive officers that is based on or otherwise relates to the Merger will be approved if at least a majority of the shares represented in person or by proxy at the Special Meeting and entitled to vote on the subject matter vote in favor of this proposal. The obligations of the Company and Parent to complete the Merger are also subject to the satisfaction or waiver of several other conditions. We encourage you to read the accompanying proxy statement, including the annexes, in its entirety because it explains the proposed Merger, the documents related to the Merger and other related matters.

You are urged to submit your proxy as soon as possible by completing, dating, signing and returning the enclosed proxy card in the accompanying envelope, which does not require postage if mailed in the United States, or by granting your proxy electronically by telephone or via the Internet as instructed on the proxy card. YOUR VOTE IS IMPORTANT. If your shares are held in an account at a brokerage firm, bank or other nominee, you should instruct your broker, bank or nominee how to vote your shares using the enclosed voting instruction form furnished by your broker, bank or nominee. If you do not vote or do not instruct your broker, bank or nominee how to vote, it will have the same effect as voting against the proposal to approve the Merger Agreement. Submitting your proxy will not prevent you from voting in person at the Special Meeting.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

The proxy statement is dated                     , 2014, and it and the proxy card are first being mailed to shareholders on or about                     , 2014. The close of business on                     , 2014 was fixed as the record date for determining the shareholders entitled to notice of, and to vote at, the Special Meeting or any adjournments thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

SHAREHOLDER MEETING TO BE HELD ON                     , 2014

Our Proxy Statement, 2013 Annual Report, and Annual Report on Form 10-K for the fiscal year ended January 31, 2014 are available online at http://phx.corporate-ir.net/phoenix.zhtml?c=109628&p=proxy. In accordance with Securities and Exchange Commission rules, this website provides complete anonymity with respect to any shareholder accessing it.

By Order of the Board of Directors,

ANGIE KNIGHT Corporate Secretary

Amarillo, Texas

                    , 2014

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED REPLY ENVELOPE. IF YOU HOLD SHARES DIRECTLY IN YOUR NAME, YOU MAY ALSO SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS PRINTED ON YOUR PROXY CARD. IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM, BANK OR OTHER NOMINEE, YOU SHOULD INSTRUCT YOUR BROKER, BANK OR NOMINEE HOW TO VOTE YOUR SHARES USING THE ENCLOSED VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE. EVEN IF YOU SUBMIT A PROXY, YOU CAN STILL ATTEND THE SPECIAL MEETING AND VOTE IN PERSON IF YOU DESIRE TO DO SO.

SUMMARY

The following summary, together with the section of this proxy statement entitled “Questions and Answers about the Special Meeting and the Merger,” highlights selected information from this proxy statement and may not contain all of the information that is important to you as a shareholder of the Company or that you should consider before voting on the proposal to approve the Merger Agreement and the other proposals to be voted on at the Special Meeting. Accordingly, to better understand the Merger and the matters to be voted on at the Special Meeting (as defined below) more fully and to obtain a more complete description of the legal terms of the Merger Agreement (as defined below), we encourage you to read carefully this entire proxy statement, its annexes and the documents incorporated by reference in this proxy statement before voting. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain without charge copies of documents incorporated by reference into this proxy statement by following the instructions under “Where You Can Find More Information” beginning on page 80. In this proxy statement, unless the context requires otherwise, the terms “Hastings,” “the Company,” “we,” “our” and “us” refer to Hastings Entertainment, Inc. The term “Parent” refers to Draw Another Circle, LLC, and the term “Merger Sub” refers to Hendrix Acquisition Corp. The term “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of March 17, 2014, by and among Parent, Merger Sub and Hastings, as it may be amended from time to time.

The Parties to the Merger

Hastings Entertainment, Inc.

3601 Plains Boulevard

Amarillo, Texas 79102

Phone: (806) 351-2300

Hastings Entertainment, Inc. (NASDAQ: HAST) is a Texas corporation. Incorporated in 1972, Hastings is a leading multimedia entertainment retailer. Hastings operates entertainment superstores that buy, sell, trade and rent various home entertainment products, including books, music, software, periodicals, movies on DVD and Blu-Ray, video games, video game consoles, hobby, sports and recreation, lifestyle and consumer electronics. Hastings also offers consumables and trends products such as apparel, t-shirts, action figures, posters, greeting cards and seasonal merchandise. In addition, Hastings operates two concept stores that sell a wide range of bicycles and related accessories, skateboards, and various other athletic equipment, apparel and shoes and one concept store that sells predominantly used and new books, CDs, DVDs, Blu-Rays, video games and video game systems and other consumer merchandise. Hastings also operates a multimedia entertainment e-commerce web site offering a broad selection of books, software, video games, movies on DVD and Blu-Ray, music, trends, comics, sports and recreation and electronics

Additional information about Hastings is contained in its public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” on page 80.

Draw Another Circle, LLC

c/o National Entertainment Collectibles Association, Inc.

603 Sweetland Avenue

Hillside, NJ 07205

Parent, a Delaware limited liability company, is a holding company which, following the consummation of the Merger, will hold all of the outstanding shares of the Company. Parent is an affiliate of National Entertainment Collectibles Association, Inc., a New Jersey corporation (“NECA”), which operates as a media and entertainment company in the United States and internationally, with divisions dedicated to consumer products, filmed entertainment, and online retailing/digital distribution.

Hendrix Acquisition Corp.

c/o National Entertainment Collectibles Association, Inc.

603 Sweetland Avenue

Hillside, NJ 07205

Merger Sub, a Texas corporation, is a wholly-owned subsidiary of Parent. Merger Sub was formed on March 11, 2014 solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement. Merger Sub has not conducted any business operations other than those incident to its formation and the transactions contemplated by the Merger Agreement. If the Merger is completed, Merger Sub will cease to exist following the Merger with and into the Company.

The Special Meeting

Date, Time and Place of Special Meeting; Purpose of Special Meeting (page 19)

The Special Meeting will be held on                     , 2014, at             Central Time, at Hastings’ Store Support Center located at 3601 Plains Boulevard, Amarillo, Texas 79102.

The purpose of the Special Meeting is:

•	to vote on a proposal to approve the Merger Agreement that we have entered into with Parent and Merger Sub;

•	to vote on a proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement (the “Adjournment Proposal”);

•	to vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated in the Merger Agreement (the “Related Compensation Proposal”); and

•	to transact any other business that may properly come before the Special Meeting or any adjournments or postponement thereof.

Recommendation of Our Board of Directors; Our Reasons for the Merger (pages 20 and 32)

Our Board of Directors (the “Board”), acting upon the unanimous recommendation of a committee of the Board consisting solely of the four independent directors of the Company (the “Special Committee”), unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are fair to, advisable and in the best interests of, the Company and our shareholders and approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the proposal to approve the Merger Agreement, “FOR” the proposal to adjourn the Special Meeting and “FOR” the advisory (non-binding) proposal to approve the compensation of each of our named executive officers that is based on or otherwise relates to the Merger. For a description of the reasons considered by the Special Committee and the Board in deciding to recommend approval of the proposal to approve the Merger Agreement, see “The Merger—Reasons for the Merger and Recommendation of the Board of Directors” beginning on page 32.

Shareholders Entitled to Vote; Record Date (page 20)

If you owned shares of our common stock of record at the close of business on                     , 2014, the record date for the Special Meeting, you are entitled to notice of and to vote at the Special Meeting, or any adjournment or postponement thereof. You have one vote for each share of our common stock owned on the

record date. As of the close of business on the record date, there were             shares of our common stock entitled to vote at the Special Meeting. NECA holds approximately 12.4% shares of our outstanding common stock as of the record date and, pursuant to a letter agreement with Parent, has agreed to vote its shares in favor of approving the Merger Agreement. Additionally, under the terms of a support agreement, Mr. Marmaduke, his wife and The John H. Marmaduke Family Limited Partnership (the “Marmaduke Holders”), who collectively hold approximately 30.4% of our outstanding common stock as of the record date, agreed, among other things, to vote their respective shares in favor of the approval of the Merger Agreement.

Quorum; Required Vote (page 20)

A quorum of shareholders is necessary to hold the Special Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for purposes of voting at the Special Meeting. Thus,             shares of our common stock must be represented at the Special Meeting for there to be a quorum. If a quorum is not present in person or by proxy at the Special Meeting, we expect that the Special Meeting will be adjourned or postponed to solicit additional votes at the Company’s expense. Abstentions count as present for establishing a quorum.

The approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting. Approval of the related compensation proposal also requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting. The vote on the related compensation proposal is advisory in nature and will not be binding on Hastings or the Board. If you abstain or fail to submit your proxy or vote in person at the Special Meeting, it will have the same effect as a vote “AGAINST” the proposal to approve the Merger Agreement. If you fail to submit your proxy and do not attend the Special Meeting, it will have no effect on the outcome of the adjournment proposal or the related compensation proposal, but if you abstain, it will have the same effect as a vote against these proposals.

Voting; Submission of Proxy (page 21)

Our shareholders of record can submit their proxy three ways:

•	by mail, using the enclosed proxy card and return envelope;

•	by telephone, using the telephone number printed on their proxy card; or

•	by the Internet, using the instructions printed on their proxy card.

If you hold your shares in “street name” through a broker or other nominee, you will receive separate instructions from your broker or nominee, and you must instruct the broker or other nominee on how to vote your shares by following the instructions that they provide to you with those materials.

Revocability of Proxies (page 21)

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to the Corporate Secretary of Hastings at Hastings Entertainment, Inc., Attn: Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102, which must be received before your shares are voted at the Special Meeting;

•	properly submitting a new proxy card, which must be received before your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked);

•	submitting another proxy via Internet or by telephone at a later date before your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

•	attending the Special Meeting and voting by ballot in person.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares are held in “street name” by your broker or other nominee, you should follow the instructions of your broker or nominee regarding revocation of proxies.

The Merger (page 22)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Parent, will merge with and into Hastings. Hastings will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Parent. As a result of the Merger, our common stock will cease to be publicly traded. The Merger Agreement is attached as Annex A to this proxy statement. We encourage you to carefully read the Merger Agreement in its entirety.

Consideration to be Received in the Merger (page 59)

If the Merger is completed, subject to the terms and conditions of the Merger Agreement, you will be entitled to receive $3.00 in cash, without interest and less any applicable withholding taxes, for each share of our common stock held immediately prior to the time of completion of the Merger (the “Merger Consideration”), unless you are a dissenting shareholder and you perfect your rights of dissent and appraisal under the Texas Business Organizations Code (as amended, the “TBOC”). In that case, your shares will not be converted into the right to receive the Merger Consideration, but will represent the right to receive the fair value of such shares as determined by a court in accordance with the TBOC. Any shares of our common stock then held by us or any of our wholly owned subsidiaries or held in our treasury and any shares of our common stock then held by NECA or any other member of Parent, Parent, Merger Sub or any of their respective affiliates shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange.

Additionally, upon the completion of the Merger, each option to purchase our common stock that is outstanding immediately prior to the completion of the Merger will be cancelled and terminated and, to the extent any such option is vested immediately prior to such time and held by a person other than Messrs. John Marmaduke, Dan Crow, Alan Van Ongevalle or Philip McConnell (collectively, the “Insiders”), such option will be converted into the right to receive a cash amount equal to the Option Consideration for each share then subject to such option. “Option Consideration” means, with respect to any share issuable under each such option, an amount equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price payable in respect of such share issuable under such option.

Opinion of SunTrust Robinson Humphrey, Inc. (page 35)

The Special Committee retained SunTrust Robinson Humphrey, Inc. ( “STRH”) and George K. Baum Capital Advisors, Inc. (“Baum”) to act as its financial advisors in connection with the proposed Merger. In connection with the Merger, at the meeting of the Special Committee and the Board on March 16, 2014, STRH delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion, dated March 16, 2014, to the effect that, as of the date of the opinion and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the opinion, the $3.00 per share of common stock to be received in the Merger by the holders of our common stock, other than NECA or any equity holder of Parent, Parent, Merger Sub and their respective affiliates and associates (the “Unaffiliated Shareholders”), in exchange for their common stock was fair, from a financial point of view, to such Unaffiliated Shareholders.

The full text of the written opinion of STRH, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion of STRH, is attached as Annex B to this proxy statement and is incorporated herein by reference. Shareholders are urged to read STRH’s written opinion carefully and in its entirety. STRH’s opinion was furnished solely for the use of the Special Committee (solely in its capacity as such) in connection with its evaluation of the Merger. STRH’s opinion is limited solely to the fairness to the Unaffiliated Shareholders, from a financial point of view, of the $3.00 per share of common stock to be paid to the Unaffiliated Shareholders in exchange for their common stock in connection with the Merger and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to the Company. STRH’s opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter. STRH’s opinion was approved by an internal opinion committee of STRH authorized to approve opinions of this nature.

Source of Funds (page 42)

Parent estimates that the total amount of funds necessary to complete the Merger and the related transactions and financings will be approximately $22.1 million, which is inclusive of the fees and expenses incurred therewith. Parent expects this amount to be funded through a combination of the following: (i) a contribution by Mr. Joel Weinshanker, the president and sole stockholder of NECA and president and indirect holder of all outstanding equity interests of Parent, of $7.1 million in cash to Parent in exchange for equity interests therein and (ii) $15 million in a debt financing provided by Pathlight Capital LLC (“Pathlight”).

Guaranty (page 42)

In connection with the Merger Agreement, Mr. Weinshanker entered into a Guaranty, dated as of March 17, 2014 (the “Guaranty”), with the Company whereby Mr. Weinshanker agreed to personally guaranty the obligations of Parent to pay the Merger Consideration following the closing of the Merger and to pay the holders of vested options to acquire Hastings shares (other than the Insiders) the Option Consideration, in each case pursuant to the Merger Agreement and the Guaranty. Under the Guaranty, Mr. Weinshanker agreed to personally guaranty the obligation of Parent to reimburse Hastings for certain expenses in the event Hastings terminates the Merger Agreement under certain circumstances. In addition, the Guaranty contains representations of Mr. Weinshanker regarding, among other things, his personal financial statement furnished to the Special Committee and covenants of Mr. Weinshanker to maintain a minimum tangible net worth of at least four times the amount of the Merger Consideration and the Option Consideration and, under certain circumstances, to use commercially reasonable efforts to provide Parent with financing sufficient to allow Parent to pay either the Merger Consideration and the Option Consideration or the reimbursement of certain expenses in the event of termination of the Merger Agreement by the Company under certain circumstances, as applicable. The Guaranty will terminate upon the earlier to occur of (1) Parent’s irrevocable deposit of the Merger Consideration with Parent’s paying agent and payment of the Option Consideration, in each case pursuant to the Merger Agreement, and (2) the termination of the Merger Agreement (provided that if such termination results in Parent becoming obligated to reimburse Hastings for certain agreed-upon expenses, the Guaranty will survive such termination with respect to such reimbursement until such reimbursement is paid to Hastings in accordance with the Merger Agreement).

What We Need to Do to Complete the Merger (page 71)

We, Parent and Merger Sub are not required to complete the Merger unless a number of conditions are satisfied or waived. These conditions include, among other conditions:

•	approval of the Merger Agreement by holders of at least two-thirds of our outstanding shares of common stock;

•	there being no law or injunction (subject to certain efforts by the parties to have such injunction lifted) prohibiting the consummation of the Merger;

•	subject to specified materiality standards, the accuracy of the representations and warranties of the Company, Parent and Merger Sub;

•	compliance by the Company, Parent and Merger Sub in all material respects with their respective covenants;

•	absence of any changes or events that have had or would reasonably be expected to have a material adverse effect on the Company;

•	there being no pending litigation instituted by a governmental authority (i) challenging or seeking to restrain or prohibit the Merger, (ii) seeking to restrain or prohibit the Parent’s ownership or operation of the Company’s business, or to compel Parent or any of its affiliates to dispose of or hold separate all or any portion of the business or assets of the Company or of Parent or its affiliates, or (iii) seeking to impose or confirm material limitations on the ability of Parent or any of its affiliates effectively to exercise full rights of ownership of the shares of our common stock;

•	receipt by Parent and Merger Sub of certificates executed on behalf of the Company certifying that certain conditions have been satisfied;

•	receipt of a consent and waiver from Bank of America, N.A. with respect to the Company’s loan facility;

•	the Waiver Agreements by and between the Company and each of Messrs. Van Ongevalle and McConnell continuing to be effective;

•	the Separation Agreements by and between the Company and each of Messrs. Marmaduke and Crow continuing to be effective; and

•	Parent having received the resignations of Hastings’ and its Subsidiary’s (as defined below) respective directors.

See “The Merger Agreement (Proposal 1)—Conditions to Merger.”

Non-Solicitation and Adverse Recommendation (page 68)

We have agreed, subject to certain exceptions with respect to unsolicited proposals, that the Company will not and will cause its subsidiaries not to and will not permit our respective representatives to, directly or indirectly:

•	Solicit, initiate or knowingly take any action to facilitate or encourage the submission of a competing acquisition proposal;

•	engage in or participate in any discussions or negotiations with, furnish any information in connection therewith;

•	approve or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement relating to a competing acquisition proposal;

•	grant any waiver, amendment or release under any standstill or confidentiality agreement, any rights agreement or “poison pill” arrangement or takeover law; or

•

make an adverse recommendation change, except the Board may change its recommendation in favor of the approval of the Merger Agreement if, in connection with the receipt of an unsolicited alternative proposal, the Board determines in good faith, after consultation with its financial advisors and outside counsel, that the failure to effect such a change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties after providing notice thereof to Parent and allowing Parent the opportunity to modify the Merger

Agreement in a manner such that the Board no longer concludes that the failure to effect such change in recommendation would be reasonably likely to be inconsistent with its fiduciary duties. See “The Merger Agreement (Proposal 1)—No Solicitation of Other Offers.”

Termination of the Merger Agreement (page 73)

The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after approval from our shareholders has been obtained:

•	by mutual written consent of Hastings and Parent;

•	by either Hastings or Parent, if (i) our shareholders do not approve the Merger Agreement at the Special Meeting, or any postponement or adjournment thereof, provided that Hastings may not terminate the Merger Agreement under such circumstances if it has, directly or indirectly, solicited competing acquisition proposals or provided confidential information in connection therewith in breach of the Merger Agreement (see “The Merger Agreement (Proposal 1)—No Solicitation of Other Offers”), (ii) a court or other governmental body issues a final and nonappealable order permanently restraining the Merger other than an action primarily attributable to the failure by the party seeking termination to materially perform its obligations under the Merger Agreement, or (iii) the Merger has not been consummated by September 17, 2014 (the “End Date”), unless the failure to consummate the Merger prior to the End Date is primarily due to the failure by the party seeking termination to perform any of its obligations under the Merger Agreement;

•	by Hastings if (i) Hastings terminates the Merger Agreement in order to accept an alternative proposal constituting a superior offer and is concurrently entering into a definitive agreement related to such superior offer, provided that Hastings has complied in all material respects with its obligations under the Merger Agreement regarding solicitation of alternative proposals and has paid the termination fee described under “The Merger Agreement (Proposal 1)—Termination Fees and Reimbursement of Expenses”; or (ii) the representations and warranties of Parent or Merger Sub under the Merger Agreement are not true or correct or Parent or Merger Sub fail to perform any covenants under the Merger Agreements, in each case subject to specified materiality thresholds, notice provisions and provisions providing Parent or Merger Sub the opportunity to cure such matters; or

•	by Parent if (i) the Board changes its recommendation in favor of the Merger Agreement, (ii) the Board fails to publicly reaffirm its recommendation of the Merger Agreement as required thereunder, (iii) the representations and warranties of Hastings under the Merger Agreement are not true or correct or Hastings fails to perform any covenants under the Merger Agreements, in each case subject to specified materiality thresholds, notice provisions and provisions providing Hastings the opportunity to cure such matters.

Termination Fee and Expense Reimbursement (page 74)

We will be required to pay Parent a termination fee equal to the greater of $850,000 and the amount of Parent’s expenses to which it is entitled to reimbursement under the Merger Agreement (provided that we are only obligated to reimburse such expenses up to an aggregate amount of $1.5 million and that such $850,000 termination fee shall be reduced by the amount of any such expense reimbursement paid by Hastings to Parent), under the following circumstances:

•

if (i) a bona fide alternative proposal has been publicly made or communicated (and not withdrawn) and received by Hastings or its Board prior to the Special Meeting, (ii) thereafter, the Merger Agreement is terminated by either Parent or Hastings based on the failure of our shareholders to approve the Merger Agreement or based on the failure to consummate the Merger by the End Date, or if the Merger Agreement is terminated by Parent due to any breach by the Company of any of its representations, warranties or covenants set forth in the Merger Agreement, in each case subject to specified materiality thresholds, notice provisions and provisions providing Hastings the opportunity to cure such matters, and (iii) if (a) the Board changes its recommendation in favor of the Merger Agreement, (b) the Board fails to publicly reaffirm its recommendation of the Merger Agreement as required thereunder, (c) within 12 months of the termination of the Merger Agreement, Hastings enters into a definitive agreement with respect to any alternative proposal;

•	if Hastings terminates the Merger Agreement prior to the Special Meeting in order to accept an alternative proposal;

•	if Parent terminates the Merger Agreement because the Board (1) revokes its recommendation in favor of the Merger or (2) fails to publicly reaffirm its recommendation of the Merger in the manner prescribed by the Merger Agreement; and

•	if Parent or Hastings terminates the Merger Agreement because our shareholders do not approve the Merger Agreement at the Special Meeting and, prior to the Special Meeting, the Board has revoked its recommendation in favor of the Merger Agreement.

Generally, all fees and expenses incurred in connection with the transaction contemplated by the Merger Agreement will be the obligation of the respective party incurring such fees and expenses. If the Merger Agreement is terminated in specified circumstances, Parent or Hastings may be required to pay to the other party such party’s documented, out-of-pocket expenses not to exceed $1.5 million, which in some circumstances may be credited against a termination fee payable by Hastings as described above.

See “The Merger Agreement (Proposal 1)—Effect of Termination: Fees and Reimbursement.”

Shares Owned by Hastings’ Directors and Executive Officers (page 78)

As of                     , 2014, the record date for the Special Meeting, our directors and executive officers beneficially owned and were entitled to vote an aggregate of             shares of our common stock, representing approximately             % of the voting power of the outstanding shares entitled to vote. We currently expect that our directors and executive officers will vote their shares in favor of the proposal to approve the Merger Agreement, although none of them, other than Mr. John Marmaduke, has entered into any agreement obligating them to do so. On March 17, 2014, as a condition to Parent and Merger Sub entering into the Merger Agreement, the Marmaduke Holders entered into a support agreement with Parent and Merger Sub (the “Support Agreement”) whereby the Marmaduke Holders agreed, among other things, to vote their respective shares in favor of approving the Merger Agreement. See “The Special Meeting—Voting by Hastings’ Directors and Executive Officers.” In addition to the Support Agreement, the Insiders entered into an Insider Agreement, dated as of March 17, 2014 (the “Insider Agreement”), with the Parent, whereby the Insiders agreed not to exercise any options with respect to Hastings’ shares and acknowledged that, at the effective time of the Merger, any shares of our common stock held by the Insiders would be converted into the Merger Consideration.

Interests of Directors and Executive Officers of Hastings in the Merger (page 43)

In considering the recommendation of the Board to approve the Merger Agreement, shareholders should be aware that our executive officers and directors may have certain interests in the Merger that may be different from, or in addition to, the interests of our shareholders generally. These interests are described in the section entitled “The Merger—Interests of Directors and Executive Officers of Hastings in the Merger.” The Board was aware of these interests and considered them, among other matters, in evaluating, negotiating and approving the Merger Agreement and the Merger, and in recommending that our shareholders vote for the approval of the Merger Agreement. These interests include the following, among others:

•

as a condition to Parent and Merger Sub entering into the Merger Agreement, Mr. Marmaduke and Mr. Dan Crow, our Chief Financial Officer, each entered into Separation Agreements with the Company (the “Separation Agreements”) under which Messrs. Marmaduke and Crow each agreed, among other things, to retire from their positions as Chairman and Chief Executive Officer and Chief Financial Officer, respectively, of the Company effective upon the completion of the Merger, to waive any rights to compensation from the Company to which Messrs. Marmaduke or Crow may otherwise have been entitled upon such retirement or otherwise in connection with the terms of their respective employment agreements (for a detailed description of such other compensation, please see “The Merger—Interests of Directors and Executive Officers of Hastings in the Merger”) and to accept, in lieu of such other compensation, severance payments in the amount of $1.5 million and $750,000, respectively. In addition, Mr. Crow has agreed to provide consulting services, without additional compensation, until February 15, 2015;

•	as a condition to Parent and Merger Sub entering into the Merger Agreement, Mr. Van Ongevalle and Mr. McConnell each entered into a Waiver and Amendment to the Employment Agreement with the Company and Parent (the “Waiver Agreements”) under which Messrs. Van Ongevalle and McConnell each agreed, among other things, to waive any rights to compensation from the Company to which Messrs. Van Ongevalle and McConnell may otherwise have been entitled upon a change in control resulting from the Merger;

•	the independent members of the Board will receive the Option Consideration for their vested options; and

•	the Merger Agreement also provides that, from the effective time of the Merger until the sixth anniversary of such time, (i) all of such directors’ and officers’ respective rights to indemnification existing as of March 17, 2014 under the organizational documents of Hastings or its Subsidiary or any other indemnification agreement between Hastings or its Subsidiary and any of Hastings directors or officers shall survive and remain in effect and (ii) the surviving corporation will maintain in effect Hastings’ current insurance coverage with respect to Hastings’ directors and officers. Alternatively, Hastings may, at or prior to the effective time of the Merger, purchase a tail policy to Hastings’ current policy of directors’ and officers’ liability insurance for a period of six years from the effective time of the Merger. Notwithstanding the foregoing, in no event shall the surviving corporation be required to maintain such insurance policies if the cost of such insurance coverage in any one year exceeds 250% of the annual premium currently paid by Hastings for such insurance and, if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the surviving corporation to obtain a policy or policies with the greatest coverage available for a cost equal to such amount.

Rights of Dissent and Appraisal (page 53)

Under Texas law, you are entitled to rights of dissent and appraisal in connection with the Merger.

If you comply with the requirements of Subchapter H of Chapter 10 of the TBOC, you will have the right under Texas law to demand payment for the fair value of your shares as determined by a court in accordance with the statutory requirements. Your rights of dissent and appraisal are subject to a number of restrictions and technical requirements. Generally, in order to exercise your rights of dissent and appraisal, you must comply with the following procedures:

•	prior to the Special Meeting, you must deliver to the Company a written notice of objection to the Merger that complies with the applicable statutory requirements;

•	you must vote against the approval of the Merger Agreement, either by proxy or in person, at the Special Meeting;

•	if the Merger is approved at the Special Meeting, then, not later than the 20th day after the surviving corporation has sent to you notice that the Merger has taken effect, you must deliver to the surviving corporation a written demand for payment of fair value of your shares for which rights of dissent and appraisal are sought that complies with the applicable statutory requirements;

•	Within 20 days after the date on which your demand for payment of the fair value of your shares is delivered to the surviving corporation, you must submit to the surviving corporation in the manner described on page 55 under “— Delivery of Share Certificates to the Surviving Corporation” any certificates representing your shares for purposes of making a notation on such certificates that a demand for payment of fair value for your shares has been made; and

•	if you and the surviving corporation are unable to reach an agreement as to the fair value of your shares, then you or the surviving corporation must file a timely petition in accordance with applicable statutory requirements in a court in Potter County, Texas, the county in which Hastings’ principal office in Texas is located, requesting a finding and determination of the fair value of your shares. The surviving corporation is under no obligation to file any such petition and has no intention of doing so.

Merely voting against the approval of the Merger Agreement will not preserve your appraisal rights, which require you to take all the steps provided under Texas law. If you hold your shares in “street name,” you must instruct your broker or other nominee to take action in strict compliance with the TBOC to exercise your rights of dissent and appraisal. Requirements under Texas law for exercising rights of dissent and appraisal rights are described in further detail under “The Merger—Rights of Dissent and Appraisal.” Subchapter H of Chapter 10 of the TBOC regarding rights of dissent and appraisal available to shareholders is reproduced and attached as Annex C to this proxy statement. If you wish to avail yourself of your rights of dissent and appraisal, you should consult your legal advisor.

Material U.S. Federal Income Tax Considerations (page 46)

The receipt of cash in exchange for shares of our common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash you receive (determined before the deduction of any applicable withholding taxes) and the adjusted tax basis of your shares of our stock. Any such gain or loss will be capital gain or loss if the holder holds the shares as capital assets, and will be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year. This may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. Please see “The Merger—Material U.S. Federal Income Tax Consequences” for a more detailed explanation of the tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on how specific tax consequences of the Merger apply to you.

Market Price

Our common stock is listed on NASDAQ under the symbol “HAST.” On March 14, 2014, the last full trading day prior to the public announcement of the proposed Merger, our common stock closed at $1.91 per share. On                     , 2014, the latest practicable trading day before the printing of this proxy statement, our common stock closed at $            . Until the effective time of the Merger, the Merger Agreement does not permit us to declare, set aside or pay any dividend or other distribution without the prior written consent of Parent. Following the Merger, there will be no further market for our common stock.

Delisting and Deregistration of Our Common Stock (page 42)

If the Merger is completed, our common stock will no longer be listed on NASDAQ and will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will no longer file periodic reports with the U.S. Securities and Exchange Commission (the “SEC”).

Legal Proceedings Relating to the Merger (page 52)

On March 28, 2014, a lawsuit challenging the Merger, captioned CV-00072-J—Andreas Oberegger and David A. Capps, directly and derivatively on behalf of Hastings Entertainment, Inc., v. Danny W. Gurr, Ann

S. Lieff, Frank O. Marrs, John H. Marmaduke, Jeffrey G. Shrader, Draw Another Circle, LLC, Hendrix Acquisition Corp., Joel Weinshanker and National Entertainment Collectibles Association, Inc., as defendants, and Hastings Entertainment, Inc., as a nominal defendant, was filed in the United States District Court for the Northern District of Texas, Amarillo Division. The plaintiffs are purported shareholders of the Company and are alleging several claims in connection with the Merger Agreement and the transactions contemplated therein. Plaintiffs allege, among other things, that the Merger contemplated in the Merger Agreement provides for insufficient consideration to be paid to the Company’s shareholders in exchange for their shares of the Company’s common stock, that the officers and directors of the Company breached their respective fiduciary duties in the course of negotiating and approving the Merger Agreement and that the other defendants aided and abetted such breach of fiduciary duties. The lawsuit seeks to enjoin the Merger or rescind the Merger if it is consummated and compensatory damages in an unspecified amount. The Company believes that the lawsuit was improperly and prematurely filed under Texas law. On April 16, 2014, the Company filed a Motion to Dismiss the Action, and Parent, Merger Sub, NECA and Mr. Weinshanker filed a Joinder to this Motion to Dismiss the Action on April 18, 2014. The plaintiffs have filed a response in opposition to the motion to dismiss, and the Company has filed a reply. The Court has not yet ruled on the motion. The Company’s management believes that the lawsuit’s allegations are without merit and intends to vigorously defend themselves.

On May 13 2014, the defendants filed a Notice of Stay under the Texas Business Organizations Code seeking an automatic stay for 60 days of all proceedings in this litigation except for the Court’s ruling on the defendants’ motion to dismiss. The plaintiffs have filed a response contesting the stay. The Court has not yet entered a stay of the action.

On May 15, 2014, the plaintiffs filed a motion for leave to amend their complaint to add claims for failure to disclose material information in this Proxy Statement. The defendants have filed responses opposing the motion. The Court has not yet acted on this motion.

Prior to filing the lawsuit, the plaintiffs’ counsel sent the Company a demand letter dated March 20, 2014 demanding that the Board of Directors commence an action on behalf of the Company against the Directors. The Board of Directors appointed a Special Committee composed of independent directors to review the plaintiffs’ allegations. The Committee has not yet completed its review or made any determination as to what action, if any, should be taken in response to those allegations.

On May 9, 2014, a second lawsuit was filed, alleging material omissions and misstatements in this Proxy Statement in violation of Sections 14 and 20 of the Exchange Act. The action, captioned CV-00114-J—Sarabjeet Singh, individually and on behalf of others similarly situated v. Hastings Entertainment, Inc., John H. Marmaduke, Jeffrey G. Shrader, Ann S. Lieff, Frank O. Marrs, Danny W. Gurr, Draw Another Circle, LLC, Hendrix Acquisition Corp., Joel Weinshanker and National Entertainment Collectibles Association, Inc., was filed in the United States District Court for the Northern District of Texas, Amarillo Division. The lawsuit, which purports to be a class action, seeks an injunction preventing consummation of the Merger, rescinding the Merger, if consummated, or granting rescissionary damages in an unspecified amount, compensatory damages in an unspecified amount and an award of costs and expenses. The Company’s answer has not yet been filed, but it believes the allegations contained in the complaint are without merit and intends to vigorously defend the lawsuit.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are provided for your convenience and briefly address some commonly asked questions about the Merger and the Special Meeting. They highlight only selected information from this proxy statement. You should carefully read this entire proxy statement, its annexes and the documents incorporated by reference in this proxy statement.

The Special Meeting

Q.	Why am I receiving these materials?

A.	You are receiving this proxy statement and proxy card because, as of , 2014, the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, you owned shares of our common stock. In order to complete the Merger, shareholders representing at least two-thirds of our outstanding shares of common stock must vote to approve the Merger Agreement. We will hold the Special Meeting to obtain this approval. The Board is providing these proxy materials to give you information about the Merger so you may determine how to vote your shares in connection with the Special Meeting.

Q.	When and where is the Special Meeting?

A.	The Special Meeting will be held at the Hastings Store Support Center located at 3601 Plains Boulevard, Amarillo, Texas 79102 on , 2014, at , Central Time.

Q.	Who is soliciting my proxy?

A.	Your proxy is being solicited by the Board.

Q.	What matters will be voted on at the Special Meeting?

A.	You will be asked to vote on:

•	the proposal to approve the Merger Agreement;

•	the proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement;

•	the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the transactions contemplated in the Merger Agreement; and

•	the transaction of any other business that may properly come before the Special Meeting or any adjournments or postponement thereof.

Q.	How does the Board recommend that I vote on the proposals?

A.	The Board recommends that you vote:

•	“FOR” the proposal to approve the Merger Agreement;

•	“FOR” the proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies; and

•	“FOR” the proposal to approve, on a non-binding and advisory basis, the related compensation proposal.

Q.	Why is the Board recommending that I vote “FOR” the proposal to approve the Merger Agreement?

A.

After careful consideration, the Board unanimously determined that the Merger is fair to, and in the best interests of, us and our shareholders, approved, adopted and declared advisable the Merger Agreement and the Merger and the other transactions contemplated by the Merger Agreement and unanimously recommended approval of the Merger Agreement by the shareholders of the Company. In reaching its decision to approve and adopt the Merger Agreement and the Merger and to recommend the approval of the Merger Agreement by our shareholders, the Board consulted with our management, as well as our legal and financial advisors, and considered the terms of the proposed Merger Agreement and the transactions set forth in the Merger Agreement. The Board also considered each of the items set forth under “Reasons for the Merger and Recommendation of the Board of Directors.”

Q.	How do Hastings’ directors and executive officers intend to vote?

A.	We believe our directors and executive officers intend to vote all of their shares of our common stock:

•	“FOR” the proposal to approve the Merger Agreement;

•	“FOR” the proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies; and

•	“FOR” the proposal to approve, on a non-binding and advisory basis, the related compensation proposal.

As of the record date, our directors and executive officers beneficially owned             of our outstanding shares, representing approximately             % of our total outstanding shares. As described below under “The Special Meeting—Voting by Hastings’ Directors and Executive Officers,” the Marmaduke Holders have agreed in the Support Agreement to, among other things, vote all of their shares of our common stock “For” these proposals.

Q.	Have any other shareholders of the Company agreed to support the Merger?

A.	Yes. Pursuant to a letter agreement in favor of Parent, NECA has agreed to vote its shares of our common stock in favor of the approval of the Merger, the Merger Agreement and each of the other transactions contemplated thereby. NECA holds approximately 12.4% of the outstanding shares of our common stock.

Q.	What vote is required for Hastings’ shareholders to approve the Merger Agreement?

A.	The approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the outstanding shares of our common stock.

Q.	What vote is required for Hastings’ shareholders to adjourn the Special Meeting to solicit additional proxies?

A.	The proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the meeting.

Q.	What vote is required for Hastings’ shareholders to approve the related compensation proposal?

A.	The proposal to approve the compensation that may be paid or become payable to our named executive officers in connection with the Merger requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting. This vote is advisory in nature and will not be binding on Hastings or the Board.

Q.	Why am I being asked to cast an advisory, non-binding vote on the related compensation proposal?

A.	In July 2010, the SEC adopted rules that require public companies like Hastings to seek a non-binding, advisory vote with respect to certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to a proposed merger. See “Advisory Vote Regarding Merger-Related Compensation (Proposal 3).”

Q.	What will happen if shareholders do not approve the advisory vote on the compensation proposal?

A.

The advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the Merger is a vote separate and apart from the vote to approve the Merger Agreement. You may vote for this proposal and against the approval of the Merger Agreement, or vice versa. Because the vote on this proposal is advisory only, it will not be binding on us or Parent. Accordingly, because we are contractually obligated to pay the compensation, if our shareholders approve the Merger Agreement and the Merger is completed, the compensation will be payable, subject only to the conditions under the applicable contractual arrangements and any future amendments thereto, regardless of the outcome of the advisory vote.

Q.	Who is entitled to vote at the Special Meeting?

A.	If you owned shares of our common stock of record at the close of business on , the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, you are entitled to vote at the Special Meeting, and any adjournment or postponement thereof. You have one vote for each share of our common stock that you owned on the record date.

Q.	What should I do now?

A.	After carefully reading and considering the information contained in this proxy statement, please submit your proxy as promptly as practicable by:

•	completing, signing, dating and returning the enclosed proxy card;

•	using the telephone number printed on your proxy card; or

•	using the Internet instructions printed on your proxy card.

You can also attend the Special Meeting and vote in person. Do NOT enclose or return any stock certificates with your proxy. If the Merger is completed you will receive instructions with respect to delivering your certificates and receiving the Merger Consideration.

Q.	If my shares are held in “street name” by my broker or other nominee, will my broker or other nominee vote my shares for me?

A.	If you are a beneficial owner holding your shares in “street name,” you should direct your broker, bank, trustee or other nominee on how to vote the shares. You should complete a voting instruction card provided to you by your broker, bank, trustee or other nominee or provide your voting instructions via Internet or by telephone, if Internet or telephone voting is made available by your broker, bank, trustee or other nominee. If you wish to vote in person at the Special Meeting the shares you hold in street name, you must first obtain from the broker, bank, trustee or other nominee that is the holder of record of your shares a proxy issued in your name and show proper identification. Your broker, bank, trustee or other nominee does not have discretionary voting authority on the proposal to approve the Merger Agreement, the adjournment proposal or the related compensation proposal, which means that such broker, bank, trustee or other nominee will not be able to vote your shares on these proposals without instructions from you. See “The Special Meeting—Voting; Submission of Proxy.”

Q.	How are votes counted?

A.	For the proposal to approve the Merger Agreement, you may vote FOR, AGAINST or ABSTAIN. Abstentions will not be counted as votes cast or shares voting on the proposal to approve the Merger Agreement, but will count for the purpose of determining whether a quorum is present. If you abstain, it will have the same effect as a vote against the proposal to approve the Merger Agreement. In addition, if your shares are held in the name of a broker or other nominee, your broker or other nominee will not be entitled to vote your shares on the proposal to approve the Merger Agreement in the absence of specific instructions from you. These non-voted shares, or “broker non-votes,” will be counted for purposes of determining a quorum and will have the effect of a vote against the approval of the Merger Agreement.

For the adjournment proposal and the related compensation proposal, you may vote FOR, AGAINST or ABSTAIN. If you abstain, it will have the same effect as a vote against these proposals. Failure to submit your proxy and to attend the Special Meeting will have no effect on the approval of the adjournment proposal and the related compensation proposal. In addition, if your shares are held in the name of a broker or other nominee, your broker or other nominee also will not be entitled to vote your shares on the these proposals in the absence of specific instructions from you. These non-voted shares, or “broker non-votes,” will be counted for purposes of determining a quorum, but will have no effect on the outcome of these proposals.

If you sign your proxy card without indicating how you wish to vote, your shares will be voted “FOR” the approval of the Merger Agreement, “FOR” the adjournment proposal and “FOR” the approval of the related compensation proposal, and in accordance with the recommendations of the Board on any other matters properly brought before the Special Meeting for a vote.

Q.	When should I send in my proxy card?

A.	You should send in your proxy card via mail, or submit your proxy over the telephone or the Internet as promptly as practicable so that your shares will be voted at the Special Meeting.

Q.	May I change my vote after I deliver my proxy?

A.	Yes. You can change your vote at any time before your shares are voted at the Special Meeting. If you are a holder of record, you can do so in any of the following ways:

•	sending a written notice of revocation to the Company’s Corporate Secretary in writing at Hastings Entertainment, Inc., Attn: Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102;

•	properly submitting a new proxy card, which must be received before your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked);

•	submitting a proxy via Internet or by telephone at a later date before your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

•	attending the Special Meeting and voting by ballot in person.

If you are a beneficial owner holding your shares in “street name,” you may change your vote only by submitting new voting instructions to your broker, bank, trustee or other nominee. See “The Special Meeting.”

Q.	May I vote in person?

A.	You may attend the Special Meeting and vote your shares in person if you are a shareholder of record. If you hold shares in “street name” through a broker or other nominee, you must provide a legal proxy executed by your broker or other nominee and proof of identification in order to vote your shares at the Special Meeting.

Q.	What happens if I do not return a proxy card via mail, submit a proxy via telephone or the Internet, or vote in person?

A.	If you do not return a proxy card via mail, submit a proxy via telephone or the Internet, or attend the Special Meeting to vote in person, it will have the same effect as a vote against the approval of the Merger Agreement, but will have no effect on the outcome of the adjournment proposal or the related compensation proposal.

Q.	What does it mean if I receive more than one set of materials?

A.	This means you own shares of our common stock that are registered under different names. For example, you may own some shares directly as a shareholder of record and other shares through a broker or other nominee or through more than one broker or other nominee. In these situations, you will receive multiple sets of proxy materials. To vote all of the shares, you must sign and return all of the proxy cards or follow the instructions for the submission of proxies by telephone or Internet on each of the proxy cards that you receive. Each proxy card you receive comes with its own prepaid return envelope. When returning multiple proxy cards by mail, each proxy card should be returned in the return envelope that accompanies that proxy card. You must also follow each set of directions for instructing your broker or other nominee how to vote.

The Merger

Q.	What is the proposed transaction?

A.	The proposed transaction is the acquisition of Hastings by Parent pursuant to a Merger Agreement entered into between Hastings, Parent and Merger Sub, which is a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, Merger Sub will merge with and into Hastings, with Hastings surviving the Merger. In connection with the Merger, the outstanding shares of our common stock will be converted into the right to receive the cash Merger Consideration of $3.00 per share. If the Merger is completed, we will be a wholly-owned subsidiary of Parent and our common stock will cease to be publicly traded.

Q.	If the Merger is completed, what will I be entitled to receive for my shares and when will I receive it?

A.	Upon completion of the Merger, each share of our common stock outstanding immediately prior to the completion of the Merger, other than shares owned by us as treasury stock, by NECA, Parent or Merger Sub or by holders who properly demand appraisal rights, will be automatically converted into the right to receive the Merger Consideration, consisting of $3.00 in cash, without interest and less any applicable withholding taxes. For example, if you own 1,000 shares of our common stock, you will be entitled to receive $3,000 in cash, without interest, less any applicable withholding taxes, in exchange for your shares.

After the Merger is completed, Parent will arrange for a letter of transmittal to be sent to each of our shareholders of record. The Merger Consideration will be paid to each shareholder of record once that shareholder submits the letter of transmittal, properly endorsed stock certificates and any other required documentation to the paying agent identified in the letter of transmittal. Shareholders who hold their shares in street name will not be required to deliver a letter of transmittal or stock certificate to the paying agent in order to receive their Merger Consideration; rather, they will receive instructions from their broker or other nominee as to receipt of payment of the Merger Consideration.

Shares held by a shareholder who has properly perfected rights of dissent and appraisal with respect to such shares and who otherwise complies with the TBOC will not be converted into the right to receive the Merger Consideration but will represent the right to receive the fair value of such shares as determined in accordance with the TBOC.

Q.	If the Merger is completed, what will I be entitled to receive for my options to purchase common stock of the Company?

A.	Upon completion of the Merger, each option to purchase our common stock that is outstanding immediately prior to the completion of the Merger will be cancelled and terminated and, to the extent any such option is vested immediately prior to such time and held by a person other than the Insiders, such option will be converted into the right to receive the Option Consideration.

Q.	How does the Merger Consideration compare to the market price of the Company’s common stock?

A.	The Merger Consideration of $3.00 per share of our common stock represents a 57.07% premium to the closing price of our common stock on March 14, 2014, the last trading day prior to the announcement of the Merger Agreement, a 59.57% premium to the average closing price for the thirty trading days ended March 14, 2014, a 62.53% premium to the average closing price for the sixty trading days ending March 14, 2014, a 59.24% premium to the average closing price for the ninety trading days ended March 14, 2014 and a 43.18% premium to the average closing price for the 180 trading days ended March 14, 2014.

Q.	Who are Parent and Merger Sub?

A.	Parent, a Delaware limited liability company, is a holding company which, following the consummation of the Merger, will hold all of the outstanding shares of the Company. Parent is an affiliate of NECA, which operates as a media and entertainment company in the United States and internationally, with divisions dedicated to consumer products, filmed entertainment, and online retailing/digital distribution.

Merger Sub, a Texas corporation, is a wholly-owned subsidiary of Parent. Merger Sub was formed on March 11, 2014 solely for the purpose of entering into the Merger Agreement and consummating the transactions contemplated by the Merger Agreement.

Q.	Are the obligations of Parent and Merger Sub subject to any guaranty?

A.	Under the Guaranty, Mr. Weinshanker has agreed to personally guaranty the obligations of Parent to pay the Merger Consideration and the Option Consideration under the terms of the Merger Agreement. In addition, under the Guaranty Mr. Weinshanker has agreed to personally guaranty the obligation of Parent to reimburse Hastings for certain expenses in the event Hastings terminates the Merger Agreement under certain circumstances.

Q.	What happens if I sell my shares of the Company’s common stock after the record date, but before the Special Meeting?

A.	If you transfer your shares of our common stock after the record date, but before the date of the Special Meeting, you will retain your right to vote at the Special Meeting, but you will transfer the right to receive the Merger Consideration. In order to receive the Merger Consideration, you must hold your shares through the completion of the Merger.

Q.	What happens if the Merger is not completed?

A.	If the Merger Agreement is not approved by Hastings shareholders or if the Merger is not completed for any other reason, you will not receive any form of consideration for your shares of our common stock in connection with the Merger, and the options to purchase our common stock will remain outstanding and will not be cancelled in exchange for any cash payment. Instead, we would remain an independent public company and our common stock would continue to be listed and traded on The NASDAQ National Market (“NASDAQ”). If the Merger Agreement is terminated under specified circumstances, Hastings may be required to pay Parent a termination fee of $850,000 and to reimburse Parent for up to $1.5 million of its expenses with respect to the Merger Agreement and the Merger, provided that any such expenses shall be credited against such $850,000 termination fee. For a description of the circumstances under which a termination fee would be paid or such expenses would be reimbursed, please see “The Merger Agreement (Proposal 1)—Effect of Termination: Fees and Reimbursement.”

Q.	Am I entitled to rights of dissent and appraisal?

A.	Yes. In order to exercise your rights of dissent and appraisal, you must follow the requirements set forth in Subchapter H of Chapter 10 of the TBOC. Under Texas law, shareholders of the Company who vote against approving the Merger Agreement will, if the Merger is completed, have the right to seek appraisal of the fair value of their shares as determined in accordance with the statutory requirements. Rights of dissent and appraisal will only be available to these shareholders if they deliver to the Company a written notice of objection to the Merger prior to the Special Meeting, vote against approving the Merger Agreement by proxy or in person at the Special Meeting, deliver to the surviving corporation a demand for payment of fair value of their shares following the Merger and otherwise comply with applicable statutory procedures and requirements, which are summarized in this proxy statement. The appraisal amount could be more than, the same as, or less than the amount a shareholder would be entitled to receive under the terms of the Merger Agreement. A copy of Subchapter H of Chapter 10 of the TBOC is attached as Annex C to this proxy statement and a summary of this provision can be found along with additional information about rights of dissent and appraisal under “The Merger—Rights of Dissent and Appraisal.”

Q.	Why is the Hastings’ Board recommending the Merger?

A.	The Board has unanimously adopted and approved the Merger Agreement and determined that the Merger Agreement, the performance by us of our obligations thereunder and the consummation of the transaction contemplated by the Merger Agreement are fair to, advisable to and in the best interests of our shareholders. Accordingly, the Board recommends that you vote “FOR” the proposal to approve the Merger Agreement. To review the Board’s reasons for recommending the Merger, see the section entitled “The Merger—Reasons for the Merger and Recommendation of the Board of Directors.”

Q.	Will the Merger be a taxable transaction to me?

A.

Yes. The receipt of cash in exchange for shares of our common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder will recognize a gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash you receive (determined before the deduction of any applicable withholding taxes) and the adjusted tax basis of your shares of our stock. Any such gain or loss will be capital gain or loss if the holder holds the shares as capital assets, and will be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year. This may also be a taxable transaction under applicable state, local and/or foreign income or other tax laws. Please see “The Merger—Material U.S. Federal Income Tax Consequences” for a more detailed explanation of the tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on how specific tax consequences of the Merger apply to you.

Q.	Is the Merger subject to the satisfaction of any conditions?

A.	Yes. In addition to the approval of the Merger Agreement by our shareholders, the Merger is subject to satisfaction of various conditions. For a description of these conditions, please see “The Merger Agreement (Proposal 1)—Conditions to the Merger.”

Q.	When is the Merger expected to be completed?

A.	We are working to complete the Merger as quickly as possible. We currently expect to complete the Merger promptly after all the conditions to the Merger are satisfied or waived, including approval of the Merger Agreement by our shareholders at the Special Meeting. We expect this to occur during the second quarter of our fiscal year ending January 31, 2015.

Q.	Should I send in my Hastings stock certificates now?

A.	No. After the Merger is completed, the paying agent will send to each of our shareholders of record written instructions for exchanging your stock certificates. You must return your stock certificates as described in the instructions. You will receive your cash payment as soon as practicable after the paying agent receives your stock certificates and any completed documents required in the instructions. Please do not send in your stock certificates now.

If you elect to exercise your rights of dissent and appraisal in connection with the Merger, then you must submit your stock certificates to the surviving corporation in the manner described on page 55 under “—Delivery of Share Certificates to the Surviving Corporation.”

Q.	What should I do if I have questions?

A.	If you have more questions about the Special Meeting, the Merger or this proxy statement, or would like additional copies of this proxy statement or the proxy card, you should contact our Corporate Secretary, Angie Knight, at (806) 351-2300 or by email at Angie.Knight@goHastings.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents incorporated by reference in this proxy statement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of our management, based on information currently available to our management. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “objective,” “projection,” “forecast,” “management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology. In particular, statements, express or implied, concerning future actions, conditions or events, including with respect to the Merger, future operating results, the ability to generate sales, income or cash flow or to pay dividends are forward-looking statements.

Although we believe that these estimates and forward-looking statements are based on reasonable assumptions, they are subject to risks and uncertainties and are made in light of information currently available to

us. Many factors, in addition to the factors described in this proxy statement, may cause actual results to differ from those projected in our forward-looking statements. We urge you to read carefully this entire proxy statement and the documents incorporated by reference into this proxy statement with the understanding that actual future results may be materially different from what we expect. Many of the factors that will determine these results are beyond our ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include:

•	the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to completion of the Merger;

•	the outcome of any legal proceedings instituted against the Company or others following the announcement of the Merger Agreement;

•	changes in government regulation;

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the failure of the Merger to close for any other reason;

•	the actual timing of the closing of the Merger;

•	the amount of the costs, fees, expenses and charges related to the Merger;

•	the effect of the announcement of the Merger Agreement on our client relationships, operating results and business generally, including, without limitation, our ability to retain key employees; and

•	additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, which are discussed in reports we have filed with the SEC, including our most recent filings on Forms 10-Q and 10-K.

See “Where You Can Find More Information” and “Incorporation by Reference.” The foregoing list and the risks reflected in our documents incorporated by reference in this proxy statement should not be construed to be exhaustive. Forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update or to review any forward-looking statement because of new information, future events or other factors. Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. There is no assurance that any of the risks described in, or that any of the uncertainties associated with the forward-looking statements discussed in this proxy statement or the documents incorporated by reference into this proxy statement will occur, or if any of them do, when they will occur or what impact they will have on our operations or financial condition. Future results and performance may differ materially from those expressed in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making your decision.

THE SPECIAL MEETING

Date, Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our shareholders in connection with the solicitation of proxies by the Board for use at the Special Meeting to be held on             , 2014, beginning at             , Central Time at Hastings’ Store Support Center, located at 3601 Plains Boulevard, Amarillo, Texas 79102. The purpose of the Special Meeting is:

•	to vote on a proposal to approve the Merger Agreement;

•	to vote on the Adjournment Proposal;

•	to vote on the Related Compensation Proposal; and

•	to transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Recommendations of the Board and the Special Committee

The Board, acting upon the unanimous recommendation of the Special Committee, unanimously determined that the Merger Agreement, the performance by us of our obligations thereunder and the consummation of the transaction contemplated by the Merger Agreement are fair to, advisable to and in the best interests of the Company and our shareholders, and the Board has unanimously adopted and approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement. Accordingly, the Board unanimously recommends that our shareholders vote “FOR” the proposal to approve the Merger Agreement. If there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement, we may propose to adjourn the Special Meeting, if advisable or necessary, including for the purpose of soliciting additional proxies to approve the Merger Agreement. The Board unanimously recommends that our shareholders vote “FOR” the Adjournment Proposal. The Board also unanimously recommends that our shareholders vote “FOR” the approval of the Related Compensation Proposal.

Record Date; Quorum

As of the close of business on             , 2014, the record date for the Special Meeting, there were             shares of our common stock entitled to vote at the Special Meeting. NECA holds approximately 12.4% shares of our outstanding common stock as of the record date and, pursuant to a letter agreement with Parent, has agreed to vote its shares of our common stock in favor of approving the Merger Agreement. Additionally, under the terms of the Support Agreement, the Marmaduke Holders, who collectively hold approximately 30.4% of our outstanding common stock as of the record date, agreed, among other things, to vote their respective shares in favor of the approval of the Merger Agreement.

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date entitled to vote will constitute a quorum at the Special Meeting. Shares of our common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the existence of a quorum. In the event that a quorum is not present at the Special Meeting, we currently expect that we will adjourn the Special Meeting, which would subject the Company to additional expense.

Required Vote

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock issued and outstanding on the record date will constitute a quorum for purposes of voting at the Special Meeting. The approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the shares of our common stock outstanding on the record date. Approval of the Adjournment Proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting. Approval of the Related Compensation Proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting. The vote on the Related Compensation Proposal is advisory in nature and will not be binding on Hastings or the Board. If you abstain or fail to submit your proxy or vote in person at the Special Meeting, it will have the same effect as a vote against the proposal to approve the Merger Agreement. If you abstain, it will have the same effect as a vote against the approval of the Adjournment Proposal and the Related Compensation Proposal. If you fail to submit your proxy and do not attend the Special Meeting, it will have no effect on the outcome of the Adjournment Proposal or the Related Compensation Proposal.

Brokers or other nominees who hold shares of our common stock in “street name” for customers who are the beneficial owners of such shares may not vote those customers’ shares on the proposal to approve the

Merger Agreement or the other two proposals in the absence of specific instructions from those customers. These non-voted shares of our common stock, or “broker non-votes,” will be counted for the purpose of determining whether a quorum is present, but will not be counted as shares voting on any of the proposals. Accordingly, broker non-votes will have the same effect as votes “against” the proposal to approve of the Merger Agreement and will have no effect on the outcome of the Adjournment Proposal and the Related Compensation Proposal.

Voting; Submission of Proxy

Shareholders may vote their shares by attending the Special Meeting and voting their shares of our common stock in person.

Shareholders may submit their proxy by:

•	completing the enclosed proxy card, signing and dating it and mailing it in the enclosed postage prepaid envelope;

•	using the telephone number printed on your proxy card; or

•	using the Internet instructions printed on your proxy card.

All shares of our common stock represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holder. If a written proxy card is signed by a shareholder and returned without instructions, the shares of our common stock represented by the proxy will be voted “FOR” the proposal to approve the Merger Agreement, “FOR” the Adjournment Proposal and “FOR” the Related Compensation Proposal, and in accordance with the recommendations of the Board on any other matters properly brought before the Special Meeting for a vote.

Shareholders who have questions or requests for assistance in completing and submitting proxy cards should contact Angie Knight, our Corporate Secretary, at (806) 351-2300 or by email at Angie.Knight@goHastings.com.

Shareholders who hold their shares in “street name,” meaning in the name of a broker or other nominee, must either direct the broker or nominee how to vote their shares pursuant to the instructions they receive from their broker or other nominees or obtain a proxy from the record holder to vote their shares at the Special Meeting, in which case the shareholder attending the Special Meeting must present proper identification.

Revocability of Proxies

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	sending a written notice of revocation to the Corporate Secretary of Hastings at Hastings Entertainment, Inc., Attn: Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102, which must be received before your shares are voted at the Special Meeting;

•	properly submitting a new proxy card, which must be received before your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked);

•	submitting another proxy via Internet or by telephone at a later date prior to the time your shares are voted at the Special Meeting (in which case only the later-submitted proxy is counted and your earlier proxy is revoked); or

•	attending the Special Meeting and voting by ballot in person.

Simply attending the Special Meeting will not constitute revocation of your proxy. If your shares are held in “street name” by your broker or other nominee, you should follow the instructions of your broker or nominee regarding revocation of proxies.

Voting by Hastings’ Directors and Executive Officers

As of             , 2014, the record date for the Special Meeting, our directors and executive officers beneficially owned and were entitled to vote an aggregate of             shares of our common stock, representing approximately             % of the voting power of the outstanding shares entitled to vote. We currently expect that our directors and executive officers will vote their shares in favor of the proposal to approve the Merger Agreement and the other two proposals, although none of them, other than Mr. Marmaduke, has entered into any agreement obligating them to do so. On March 17, 2014, as a condition to Parent and Merger Sub entering into the Merger Agreement, the Marmaduke Holders entered into the Support Agreement with Parent and Merger Sub, whereby the Marmaduke Holders agreed, among other things, to vote their shares in favor of approving the Merger Agreement.

Solicitation of Proxies; Expenses

In addition to solicitation by mail, our directors, officers and employees may solicit proxies by telephone, other electronic means or in person. These persons will not receive any additional compensation for their services, but we will reimburse them for their out-of-pocket expenses. We will reimburse banks, brokers, nominees, custodians and fiduciaries and their nominees for their reasonable expenses in forwarding copies of this proxy statement to the beneficial owners of shares of our stock and in obtaining voting instructions from those owners.

Other Business

We are not currently aware of any business to be acted upon at the Special Meeting other than the matters discussed in this proxy statement. Under our bylaws, business transacted at the Special Meeting is limited to the purposes stated in the notice of the Special Meeting, which is provided at the beginning of this proxy statement. If other matters do properly come before the Special Meeting, or at any adjournment or postponement of the Special Meeting, we intend that shares of our common stock represented by properly submitted proxies will be voted in accordance with the recommendations of the Board.

Adjournments

Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting, whether or not a quorum exists. At any adjourned meeting, Hastings may transact any business that it might have transacted at the original meeting, provided that a quorum is present at such adjourned meeting. Proxies submitted by Hastings shareholders for use at the Special Meeting will be used at any adjournment or postponement of the Special Meeting. References to the Special Meeting in this proxy statement are to such Special Meeting as adjourned or postponed.

THE MERGER

This section of proxy statement describes the material aspects of the proposed transaction. This section may not contain all of the information that is important to you. You should carefully read this entire proxy statement, including the full text of the Merger Agreement (which is attached as Annex A), for a more complete understanding of the transaction. In addition, important business and financial information about us which you should read is incorporated by reference into this proxy statement. See “Where You Can Find More Information” and “Incorporation by Reference.”

Background of the Merger

Hastings operates entertainment superstores that buy, sell, trade and rent various home entertainment products, including books, music, software, periodicals, movies on DVD and Blu-Ray, video games, video game consoles, hobby, sports and recreation, lifestyle and consumer electronics. Commencing with Hastings’ fiscal year ended January 31, 2012, Hastings has reported net losses, primarily due to significant decreases in total revenues, year over year, from its historical core businesses of selling books, music and movies and renting movies. During that period, Hastings’ total revenues have declined from $496.4 million for the year ended January 31, 2012 to $436.0 million for the year ended January 31, 2014.

Digital delivery of content has impacted all companies that compete in Hastings’ industry and has impacted each of the product categories that have historically provided Hastings’ largest revenues. Rental kiosks (such as Red Box, for example) have severely impacted its movie rental revenue, which has impacted earnings due to the substantially higher gross margins historically realized from rentals as compared to merchandise sales. In addition, book sales have been negatively impacted by electronic readers; sales of music CDs have been negatively impacted by digital downloads and MP3 music players and sales of movies have been negatively impacted by on demand delivery of content digitally to TVs and tablets through subscription services such as Netflix.

Hastings has adopted a number of initiatives to attempt to return Hastings to profitability. During the last three-year period, Hastings has closed 20 stores and has reduced selling, general and administrative expenses through management restructuring and other initiatives. Hastings has also undertaken a number of initiatives to increase its total revenues, including opening TRADESMART and Sun Adventure Sports stores that expand on lifestyle and recreational trends, changing its pricing strategy for video rentals, offering tablets and resetting the floor plan of its stores to increase the product footprint. While Hastings believes that these actions have reduced losses, they have not sufficiently offset declines in revenues or enabled Hastings to return to profitable operations.

Hastings has forecasted that its losses, although decreasing, will continue for at least the next four years. While Hastings anticipates that the magnitude of losses will decrease over that period, continuing losses could have a negative impact on the company’s liquidity and access to capital. Until the Company returns to profitability, Hastings does not anticipate paying any dividends or funding any share repurchases and the Board does not anticipate any significant increases in the market price of our common stock.

Under these circumstances, the Board and management determined to explore strategic alternatives to obtain value for the Hastings shareholders. The Company engaged STRH on June 21, 2012 for the purpose of assisting the Company in evaluating various strategic alternatives, including the possible sale of the Company. As part of this evaluation, the Board and the management considered the effectiveness of the initiatives to reduce expenses and increase total revenues as described above. In early 2013, the Board determined to pursue a sale process, with the assistance of STRH, because these initiatives had not resulted in a return to profitability or had sufficient impact to enable the Board to predict that the Company would return to profitability within the near future. In the spring of 2013, STRH presented information to the Board regarding the implications of a potential sale transaction.

Beginning on May 28, 2013, at the request and direction of the Board, STRH began contacting potentially interested parties regarding a possible acquisition of Hastings. The marketing process focused on a mix of 15 strategic and 39 financial buyers identified by the Board, management and STRH. Following an initial contact with each of these potentially interested parties, STRH delivered a one page high-level overview of the Company (a “teaser”) to 39 potential buyers. Based on the response to the teasers, STRH, on behalf of the Company, entered into confidentiality agreements with 20 potential buyers, including NECA, and delivered to each of these parties a copy of a detailed confidential executive summary regarding Hastings and its business. STRH followed up with these potential buyers by email and/or phone to determine their interest in moving forward through further discussions with STRH and management.

On June 3, 2013, STRH contacted NECA, the holder of approximately 12.4% of our common stock, to determine its interest in pursuing a transaction with Hastings, and on June 4, 2013, STRH, on behalf of and with the authority of the Company, entered into a confidentiality agreement with NECA in order to facilitate discussions related to NECA’s possible acquisition of the Company. Upon receiving an executed confidentiality agreement from NECA, STRH furnished NECA with a Confidential Executive Summary regarding Hastings and its business.

On July 16, 2013, NECA submitted a non-binding, preliminary indication of interest in response to STRH’s solicitation (the “Indication of Interest Letter”) setting forth two alternative acquisition structures: (1) a cash purchase by NECA of all of the issued and outstanding shares of our common stock for a purchase price of $3.50 per share or (2) a cash purchase by NECA of 100% of the shares of our common stock held by non-insider shareholders, and up to 50% of the shares held by certain insider shareholders composed of management and founding equity holders each for a purchase price of $4.00 per share. These insiders would “roll over” their remaining shares to become equity-holders in the surviving corporation, subject to certain redemption rights at a later date at a purchase price of at least $4.00 per share, based upon a to-be-agreed upon valuation methodology. The Company had not received an indication of interest from any other party and none of the other 19 potential parties indicated any interest in pursuing discussions with Hastings at this time.

On August 1, 2013, STRH updated the Hastings Board on the sales process, including the number of parties contacted, the number of parties entering into confidentiality agreements and the status of indications of interest, including the fact that NECA was the only party to submit an indication of interest or express any interest in pursuing an acquisition or combination with Hastings. STRH also provided the Board with additional background information regarding NECA. Following this presentation, the Board determined that it would be advisable to pursue preliminary discussions with NECA, particularly with respect to its proposal to purchase all of the shares of the non-insider shareholders, and 50% of the shares held by certain insider shareholders, at a price of $4.00 per share.

Also, on August 1, 2013, the Board directed STRH to advise NECA that the Company was willing to discuss on a preliminary basis NECA’s indication of interest. On August 2, 2013, a representative of STRH called Mr. Weinshanker, the President and sole shareholder of NECA, to discuss NECA’s Indication of Interest Letter. Mr. Weinshanker expressed his continued interest in exploring a transaction with Hastings, and, on August 5, 2013, Mr. Marmaduke, at the Board’s direction, contacted Mr. Weinshanker to arrange a meeting to discuss a possible acquisition of Hastings.

During August of 2013, two independent members of the Board separately contacted two companies previously contacted by STRH to inquire as to whether such companies would have any interest in acquiring Hastings. Neither company indicated any interest in such an acquisition.

On August 18, 2013, Mr. Weinshanker and Mr. Marmaduke met in Las Vegas, Nevada to discuss a possible acquisition. Mr. Marmaduke requested the Board be provided with NECA’s financial information to assure the Board of NECA’s financial capacity with respect to a potential acquisition.

On August 20, 2013, Mr. Weinshanker provided Mr. Marmaduke with the balance sheet included in NECA’s 2012 income tax return, which was then furnished by Mr. Marmaduke to the Board.

On September 5, 2013, after receiving a phone call from Mr. Weinshanker, a representative of STRH informed Mr. Marmaduke of the revised terms of a potential acquisition by NECA in a bifurcated transaction. Under the revised proposal, NECA would acquire: (a) all shares of Hastings other than shares held by Insiders and NECA, for $4.00 per share in cash and (b) all of Hastings shares owned by the Insiders for (i) an initial payment of $2.00 per share in cash, payable six months after the closing of the transaction, and (ii) a second payment, equal to the greater of (1) $2.00 per share in cash and (2) a per-share price in cash to be determined based upon the fair market value of Hastings’ business as of the date four years from the closing of the transaction. This proposal varied from the proposal set forth by NECA in its Indication of Interest Letter in that the Insiders would no longer obtain equity in the surviving corporation and instead would only be entitled to two deferred payments for all of their shares.

On September 13, 2013, Cooley, LLP (“Cooley”), counsel to NECA, Parent, Merger Sub and their affiliates, submitted to a representative of STRH, on behalf of NECA, a formal non-binding proposal to acquire Hastings consistent with the proposal conveyed by Mr. Weinshanker on September 5, 2013. Over the next several days, Hastings’ outside counsel, Kelly Hart & Hallman, LLP (“Kelly Hart”) and Cooley participated in numerous conference calls to discuss and negotiate the terms of the proposal letter. As part of those negotiations, the parties’ respective legal counsel discussed the potential structure of the acquisition as a single-step merger rather than a tender offer followed by a short form merger and discussed NECA’s request for exclusivity, which ultimately was not given. During this time, Kelly Hart also advised Hastings’ executive officers and directors regarding the potential process of an acquisition of the Company by a private acquiror and discussed the fiduciary duties of the Board in connection with the acquisition process. Kelly Hart recommended the appointment of a special, independent committee of the Board to oversee the process. At the request of the Company, Kelly Hart provided a memorandum summarizing these matters.

On September 16, 2013, Mr. Marmaduke informed the Hastings Board of the revised proposal from NECA and the Board members each concurred that Hastings should continue its discussions with NECA, with a focus on the transaction structure providing for the purchase of the shares of the non-insider shareholders at a price of $4.00 per share and the purchase of the shares held by the Insiders in consideration for the two deferred payments described above.

On September 17, 2013, Mr. Weinshanker and Mr. Marmaduke discussed via telephone the possibility of Hastings’ executives waiving a number of existing rights with respect to compensation in connection with the proposed transaction with NECA. In particular, Mr. Weinshanker expressed a desire for such executives to forfeit certain options to purchase Hastings shares, all of which would vest upon a change-in-control of the Company, waive the right to receive retention bonuses previously established by the Company, agree to terminate their respective employment agreements with the Company and enter into new agreements to be approved by NECA, and otherwise renegotiate the executives’ respective compensation. Mr. Marmaduke informed Mr. Weinshanker that Hastings’ executives would likely be hesitant to agree to forfeit such options and otherwise agree to such requests in the absence of a suitable alternative.

On September 24, 2013, Mr. Marmaduke and Mr. Weinshanker discussed via telephone the possibility of utilizing debt financing provided by Pathlight in connection with the possible acquisition of Hastings. During this call, Mr. Marmaduke suggested that the second deferred payment to the Insiders should be subject to a guaranty and other payment protections by a party other than Hastings.

On September 25 and 26, 2013, Mr. Weinshanker toured the Company’s TRADESMART store located in Denver and a Company superstore located in Amarillo. Following the tour of the Company’s Amarillo superstore on September 26, 2013, Messrs. Weinshanker, Marmaduke and Van Ongevalle held a meeting at the Hastings’ Store Support Center in Amarillo, Texas to discuss the various synergies that might be possible by virtue of the strengthened relationship between Hastings and NECA resulting from NECA’s acquisition strategy.

On September 27, 2013, the parties entered into a non-binding letter outlining the terms of the proposed transaction.

On October 2, 2013, the Hastings Board held a special meeting, during which the Board approved the formation of the Special Committee consisting of Danny W. Gurr, Ann S. Lief, Frank O. Marrs and Jeffrey G. Shrader, each of whom is a member of the Board, and each of whom was determined to be an independent director with no interest in any transaction with Mr. Weinshanker or NECA different from any Hastings securityholders. The Board members were aware that Mr. Shrader’s law firm has performed services for the Company for many years and considered the fees paid to Mr. Shrader’s firm in both absolute dollar amount and relative to the firm’s total revenue in determining that Mr. Shrader is independent. The Board authorized the Special Committee to approve or reject, monitor and direct the process of reviewing NECA’s proposal, negotiate the terms of the transaction and the terms of any other transaction proposed as an alternative to a transaction with

NECA or Mr. Weinshanker and determine, on behalf of the Board and the Company, whether such transaction with NECA, Mr. Weinshanker or such alternative transaction, as applicable, is advisable and fair to, and in the best interests of, the Company’s shareholders. The Board authorized the Special Committee to retain independent financial and legal advisors to advise it with regard to the potential transaction with Mr. Weinshanker or NECA. The Board also authorized the payment of $10,000 per month to the chairman of the Special Committee and the payment of $5,000 per month to the other members of the Special Committee (an aggregate payment of $25,000 per month) as consideration for their service on such committee.

On October 2, 2013, the Special Committee held its organizational meeting, during which it elected Mr. Shrader to serve as Chairman and retained Haynes and Boone, LLP (“Haynes and Boone”) as its independent legal advisor. Haynes and Boone joined the meeting at the request of the Special Committee and reviewed with the Special Committee its fiduciary duties applicable to the proposed transaction with NECA. The Special Committee also determined to amend the engagement letter with STRH to provide that STRH would perform advisory services for, and render its fairness opinion to, the Special Committee.

On October 2, 2013, Cooley delivered an initial due diligence request list to Kelly Hart.

On October 7, 2013, a data room was established by STRH to facilitate due diligence in relation to the proposed acquisition.

On October 8, 2013, Messrs. Marmaduke, Shrader (on behalf of the Special Committee) and a representative of STRH met in person to discuss the potential acquisition, at which meeting Messrs. Marmaduke and Shrader expressed concerns regarding the structure and financing of the transaction, particularly whether the proposed structure could be dependent on Hastings incurring or guarantying additional indebtedness related to the acquisition. Messrs. Marmaduke and Shrader also discussed concerns that the proposed transaction structure imposed a great deal of risk upon the Insiders due to the deferral of the payments of the proposed merger consideration to be made to the Insiders and that definitive agreements would need to contain protections with respect to the deferred payments to the Insiders. Among other things, both Mr. Marmaduke and Mr. Shrader expressed their preference for a transaction that paid all shareholders a cash purchase price for their shares at the effective time of the Merger. However, NECA’s indication of interest letter and subsequent conversations with Mr. Weinshanker made it clear that NECA was willing to pay a higher cash price to outside shareholders only if the Insiders were willing to defer receipt of their payment, without interest. Mr. Marmaduke indicated that he was willing to do so, and he believed that the other Insiders were also willing to do so, provided that the Merger documents would contain reasonable assurances that the deferred payments would be made and that there was a reasonable possibility that an increased payment could be earned. Finally, the parties discussed concerns as to whether NECA could finance the proposed transaction.

On October 16, 2013, STRH amended the terms of its existing engagement to reflect its engagement by the Special Committee.

On October 30, 2013, Cooley submitted an initial draft of the Merger Agreement to Kelly Hart for its review.

On November 5, 2013, Kelly Hart and Haynes and Boone had a conference call with Messrs. Marmaduke, Crow and Shrader, acting on behalf of the Special Committee, and representatives of STRH regarding the initial draft of the Merger Agreement. During this call, the parties and their respective legal counsel discussed numerous provisions (or the absence of provisions) of the proposed Merger Agreement, regarding, among other things, the guaranty of the payment of merger consideration to the non-Insider shareholders and the Insiders, representations, warranties and covenants regarding NECA’s proposed debt financing, the “no-shop” provision and related “fiduciary out” provision, the materiality threshold to be applied to Hastings’ representations and warranties, the inclusion of certain representations and warranties in the Merger Agreement, the proposed operating covenants in the Merger Agreement and the absence of certain ancillary documents addressing the second deferred payment to the Insiders. The STRH representative indicated that he was scheduled to meet with Mr. Weinshanker on the following day and indicated that he would discuss these matters with Mr. Weinshanker at this meeting.

On November 6, 2013, representatives of STRH met with Mr. Weinshanker and, at the request of the Board and the Special Committee, discussed the proposed transaction and presented Mr. Weinshanker with numerous concerns regarding the Merger Agreement. Mr. Weinshanker suggested that Hastings provide a revised version of the Merger Agreement addressing these concerns and expressed his willingness to move the acquisition forward on an expedited schedule. Mr. Weinshanker also stated that he would expect Hastings to retain its current management team following the closing of the Merger.

On November 7, 2013, Cooley submitted a supplemental due diligence request to Kelly Hart.

On November 12, 2013, Cooley and Kelly Hart spoke via telephone call to discuss, among other things, the structure of the Merger, the financing of the Merger and the proposed treatment of options under the Merger Agreement.

On November 18, 2013, Mr. Crow, Cooley and Kelly Hart held a conference call to discuss issues related to the proposed debt financing. Mr. Crow expressed concerns that, should the parties cause any indebtedness associated with the acquisition to be reflected as a liability of Hastings, such indebtedness could result in Hastings’ auditor rendering a going-concern opinion with respect to Hastings. Mr. Crow stated that the Company’s receipt of such a qualified opinion would have critical negative effects on Hastings’ dealings with its venders and trade creditors. On that same day, Cooley sent initial drafts of the Insider Agreement and Support Agreement to Kelly Hart.

On November 19, 2013, Mr. Marmaduke and Mr. Van Ongevalle met with Mr. Weinshanker to tour Graceland, a property being managed and operated by Mr. Weinshanker, and to discuss Mr. Weinshanker’s acquisition strategy. During the meeting, the parties discussed the potential debt financing for the proposed transaction and the terms of the deferred payments to the Insiders. Mr. Weinshanker stated that he was not willing to provide any guaranty to the Insiders with respect to the second deferred payment for their shares to be made four years after the closing of the Merger, but he suggested the possibility of transferring to Hastings, after the closing of the Merger, certain assets owned by NECA that would benefit Hastings. Mr. Marmaduke and Mr. Van Ongevalle told Mr. Weinshanker that any debt financing obtained from Pathlight in connection with a potential acquisition must be limited, as the $15 million in debt proposed by Mr. Weinshanker would reduce Hastings’ borrowing capacity and ability to make capital expenditures. Messrs. Weinshanker, Marmaduke and Van Ongevalle also agreed that, in the event of a subsequent acquisition of Hastings by a third party (after NECA’s acquisition of Hastings), the second payment due to the Insiders would be accelerated. Mr. Marmaduke, on behalf of the Insiders, continued to reiterate his concerns regarding the lack of a guaranty of the obligations for the second payment to the Insiders.

On November 24, 2013, Messrs. Marmaduke and Crow, Mr. Shrader, on behalf of the Special Committee, and Mr. Weinshanker discussed via telephone Mr. Weinshanker’s acquisition proposal, including the potential adverse impact any debt financing could have on Hastings ongoing operations and the lack of security or other protections to the Insiders with respect to the deferred payments for their shares.

On November 27, 2013 Kelly Hart provided Cooley with comments to the Merger Agreement, the Insider Agreement and the Support Agreement based on the input received from the Special Committee and its counsel Haynes and Boone, and from management of Hastings.

On December 4, 2013, Mr. Weinshanker e-mailed Mr. Marmaduke with a proposal that Mr. Weinshanker would guaranty a portion of the second deferred payment to the Insiders. Mr. Marmaduke, on behalf of the Insiders, indicated that such a partial guaranty would not be sufficient.

On December 5, 2013, the Board of Hastings held a regular meeting during which the Board discussed, among other things, the status of the potential transaction with NECA. Mr. Shrader provided the Board with an update on the work performed by STRH in attempting to identify potential buyers of the Company and that, at that date, NECA remained the only potential buyer that had evidenced interest in acquiring the Company. The Board discussed various alternatives to such an acquisition, including continuing to operate the Company as a publicly-traded company and causing the Company to undertake a going-private transaction with the Company’s management. The Board discussed the initiatives currently being pursued by the Company in an effort to return to profitability and the lack of immediate success of such initiatives. Mr. Marmaduke also informed the Board that he was not interested in leading a going-private transaction structured as a management buyout. After discussing these alternatives and the current state of negotiations with NECA, the Board determined that Messrs. Marmaduke and Shrader should continue to negotiate with Mr. Weinshanker regarding his possible acquisition of the Company.

On December 12, 2013, Mr. Marmaduke, Mr. Shrader, on behalf of the Special Committee, and Mr. Weinshanker had a conference call to discuss, among other things, the transaction structure, the proposed terms of the debt financing to be used in connection with the transaction (particularly with regard to whether this financing would be reflected as a liability of Hastings), a partial guaranty for the second deferred payment to the Insiders, the treatment of options, certain of the proposed representations and warranties and the amount of the termination fee.

On December 16, 2013, Kelly Hart and Cooley had a conference call to discuss the Merger Agreement and related documents. On this call, the parties’ respective legal counsel discussed, among other things, the treatment of options, the terms of the deferred payments to the Insiders, the amount of the termination fee and the representations and warranties to be provided by the Company in the Merger Agreement. Cooley inquired whether the Insiders would be interested in receiving an equity interest in the surviving corporation as an alternative to the deferred payments previously proposed, and Kelly Hart indicated that the Insiders were not interested in this arrangement.

On December 18, 2013, Cooley e-mailed Kelly Hart to relay and clarify Mr. Weinshanker’s position on several issues discussed during the December 16 call, including the treatment of options, the debt financing proposed to be used for the Merger and Mr. Weinshanker’s position that he would not agree to contribute any assets or make any covenants regarding Hastings’ future earnings or operations for purposes of supporting Hastings’ earnings, assets or credit position or to protect or enhance the deferred payments to the Insiders.

On December 23, 2013, Cooley sent to Haynes and Boone revised drafts of the Merger Agreement, the Insider Agreement and the Support Agreement.

On December 27, 2013, Cooley sent to Kelly Hart and Haynes and Boone an initial draft of the template employment agreement proposed to be entered into between the purchaser and each of Messrs. Marmaduke, Crow, Van Ongevalle and McConnell to be effective as of the closing of the Merger.

On January 4, 2014, the Special Committee held a special meeting, in which Mr. Marmaduke and Haynes and Boone participated, to discuss the status of negotiations with NECA. Mr. Marmaduke advised the Special Committee that the parties had made little progress in resolving open issues in the Merger Agreement and related documents. The Special Committee reviewed a draft letter prepared by Kelly Hart at the direction of Messrs. Marmaduke and Shrader that outlined the material open issues and the Company’s proposed position with respect to each open issue. The Special Committee discussed the fact that the proposed unsecured deferred payments to the Insiders, who hold over 40% of the outstanding shares of Hastings, were the source of most of the unresolved issues and the fact that the Company needed the support of the Insiders to approve the transaction given the fact that approval of the Merger Agreement would require the approval of two-thirds of the outstanding shares under Texas law. The Special Committee believed that the position taken by the Insiders that they could not support the transaction as currently proposed was reasonable, and, accordingly, the Special Committee discussed an alternative transaction structure and requested that the letter to Mr. Weinshanker include a proposal providing that the Insiders agree to resign at the effective time of the Merger and receive the same fixed merger consideration as the other shareholders.

On January 6, 2014, Mr. Marmaduke sent a letter to Mr. Weinshanker expressing Hastings’ continued interest in exploring a potential acquisition by NECA and providing a list of the material outstanding issues in the Merger Agreement, the Insider and Support Agreement and the proposed employment agreements. This list included, among other things, the lack of any guaranty of the obligations to make the payments to the Insiders and Hastings’ other shareholders, the scope of the representations and warranties to be given by Hastings in the Merger Agreement, the absence of protective covenants regarding the debt financing to be used for the Merger, the lack of clarity regarding the “fiduciary out” exception to the no-shop provision, the venue for resolving any disputes under the Merger Agreement and related documents and the deferred payments to the Insiders.

On January 7, 2014, Cooley called Haynes and Boone to discuss Mr. Marmaduke’s letter. Cooley indicated to Haynes and Boone that Mr. Weinshanker was interested in attempting to resolve the open issues listed in the letter.

On January 13, 2014, Kelly Hart, Haynes and Boone and Cooley held a conference call to discuss the open issues in Mr. Marmaduke’s letter, including the scope of the proposed guaranty, the debt financing, and covenants relating to the deferred payments to the Insiders, including proposed restrictions on the operation of Hastings following the closing. The next day, Cooley communicated to Kelly Hart and Haynes and Boone certain follow up responses from Mr. Weinshanker.

On January 16, 2014, Messrs. Weinshanker and Marmaduke spoke via telephone. Mr. Marmaduke informed Mr. Weinshanker that only Messrs. Van Ongevalle and McConnell were willing to remain employees of the Company after the closing of the merger. In light of this new fact, and because Mr. Weinshanker learned during his due diligence review of the Hastings’ financial records, statements and reports that Hastings has approximately $120 million in off-balance sheet lease obligations (of which Mr. Weinshanker was not aware when he provided NECA’s preliminary, non-binding indication of interest dated July 16, 2013), Mr. Weinshanker informed Mr. Marmaduke that he was still willing to pay an aggregate upfront purchase price of approximately $21 million for Hastings, but he was not willing to have a contingent deferred payment, which he had intended as a retention incentive for Insiders. In addition, during the course of his due diligence investigation of Hastings and negotiations regarding the Merger Agreement, Mr. Weinshanker learned that Hastings’ “goShip” software could not be commercially exploited without the expenditure of significant time and capital, a fact that made Hastings less valuable to him. Mr. Weinshanker therefore made a revised proposal to purchase all shares at the closing of the acquisition, including the Insiders’ shares, for $3.00 per share, which was based on paying $21 million for Hastings upfront without any payment deferrals or contingent consideration to Insiders. Under this revised proposal, all vested options to purchase shares of our common stock, other than options held by the Insiders, would be converted into the right to receive cash in the amount by which $3.00 exceeds the per-share exercise price of such options, multiplied by the number of shares subject to such options. All options, including the options held by the Insiders, would be terminated upon the effective time of the Merger. Mr. Marmaduke informed Mr. Weinshanker that he would discuss this proposal with the other members of the Board.

On January 22, 2014, Mr. Weinshanker sent a non-binding proposal letter confirming the $3.00 per share proposal. Pursuant to this new proposal, Mr. Weinshanker, and not NECA, would be responsible for the acquisition and Mr. Weinshanker would personally guaranty the payment of the Merger Consideration to Hastings’ shareholders. This proposal provided that Messrs. Marmaduke and Crow would retire from their positions as Chief Executive Officer and Chief Financial Officer, respectively, in exchange for severance payments of $1.5 million and $750,000, respectively, and would waive all rights with respect to any other severance payments owed to them by Hastings in connection with a change in control of Hastings. The proposal also provided that Messrs. Van Ongevalle and McConnell would continue their employment with Hastings under the terms of their existing employment agreements but would waive any rights with respect to the Merger as a change in control of Hastings under such employment agreements. Under the terms of this proposal, none of Messrs. Marmaduke, Crow, Van Ongevalle or McConnell would receive any consideration for their vested options, regardless of the exercise price thereof.

On January 22, 2014, the Special Committee, together with Mr. Marmaduke, Mr. Van Ongevalle, representatives of STRH and Baum (which Baum representative had previously served as one of the Special Committee’s contacts at STRH, as described below) and Haynes and Boone, met via conference call to discuss Mr. Weinshanker’s new proposal. The Special Committee discussed the difference in consideration to be paid to Hastings shareholders under this new proposal and noted that the previous proposal provided for a higher price per share to non-insider shareholders at the expense of the Insiders, who were being asked to accept deferred payments without interest or any meaningful protections or guaranty of future payment. The Special Committee discussed the challenges currently facing the Company, including the shift to digital distribution of certain products and the increasing popularity of video rental kiosks and the risks and uncertainties of remaining an independent public company. The Special Committee determined that Messrs. Marmaduke and Shrader, together with Kelly Hart and Haynes and Boone, should continue to negotiate with Mr. Weinshanker and Cooley regarding this new proposal and asked Kelly Hart and Haynes and Boone to schedule a conference call with Cooley to clarify several aspects of this proposal. The Special Committee also determined that, as a preliminary matter, Mr. Weinshanker would need to provide a formal written summary of this new, clarified proposal and personal financial information supporting his ability to guaranty the payment of the Merger Consideration to Hastings’ shareholders. Kelly Hart, Haynes and Boone and Cooley had a conference call later that night, in which Cooley clarified the proposals regarding options and the employment of Messrs. Marmaduke, Crow, Van Ongevalle and McConnell.

On January 28, 2014, Cooley sent Haynes and Boone a proposed form of confidentiality agreement protecting financial information of Mr. Weinshanker.

On January 29, 2014, Cooley, Kelly Hart, Haynes and Boone and Mr. Van Ongevalle held a conference call to discuss certain proposed representations and warranties regarding Hastings’ intellectual property and logistics software.

On February 10, 2014, the Board of Hastings held a regular meeting. Haynes and Boone, Kelly Hart, Messrs. Van Ongevalle and Crow and representatives of STRH and Baum participated in a portion of this meeting, during which STRH reported on the status of its evaluation of Mr. Weinshanker’s revised proposal and the further evaluation necessary for STRH to render a written fairness opinion with respect to the transactions contemplated by this proposal. The Board discussed strategic alternatives to Mr. Weinshanker’s proposal, including remaining an independent public company and the risks and uncertainties of these alternatives, including the fact that the Company would likely not return to profitability for at least four years. Following discussions, the directors comprising the Special Committee authorized continuing negotiations with Mr. Weinshanker and requested that Messrs. Marmaduke and Shrader seek a higher price than $3.00 per share proposed by Mr. Weinshanker. On February 12, 2014, Messrs. Shrader and Marmaduke, at the direction of the Special Committee, held a conference call with Mr. Weinshanker during which they requested that Mr. Weinshanker pay more than $3.00 per share.

On February 16, 2014, Mr. Marmaduke discussed with Mr. Weinshanker via telephone Mr. Crow’s scheduled retirement and the need to engage Mr. Crow to provide consulting services after his retirement given the resignation of Mike Molinar, Hastings’ controller. Mr. Crow indicated that he would agree to provide consulting services as needed through February 15, 2015 without receiving any additional consideration for such services.

On or about February 17, 2014, Messrs. Shrader and Marmaduke called Mr. Weinshanker to further discuss the possibility of Mr. Weinshanker increasing the per-share price. During this discussion,

Mr. Weinshanker stated that he was not willing to offer more than $3.00 per share and that this price was his best and final offer. Messrs. Shrader and Marmaduke reported these statements by Mr. Weinshanker to the Special Committee.

On February 20, 2014, Hastings, acting with the approval of the Special Committee, and Mr. Weinshanker executed a non-binding proposal letter reflecting the $3.00 per share proposal (the “Revised Proposal Letter”). The Revised Proposal Letter amended the confidentiality agreement entered into by NECA and STRH on June 4, 2013 to clarify that NECA and its representatives were permitted to contact certain officers and other representatives of Hastings in connection with the negotiation of the Merger Agreement.

On February 24, 2014, the Board held a regular meeting, during which Mr. Crow noted that the Company’s actual losses for the recently completed fiscal year would be approximately 25% greater than those shown in the projections previously furnished to Mr. Weinshanker.

On February 24, 2014, Hastings entered into a confidentiality agreement with Mr. Weinshanker regarding certain financial information of Mr. Weinshanker to be provided to the Special Committee, Mr. Marmaduke and Haynes and Boone for the purpose of verifying Mr. Weinshanker’s ability to guaranty the payment of the Merger Consideration.

On March 4, 2014, Cooley sent Kelly Hart and Haynes and Boone a revised draft of the Merger Agreement reflecting the terms of the Revised Proposal Letter. From March 4 through March 14, 2014, Cooley, Kelly Hart and Haynes and Boone exchanged multiple drafts of the Merger Agreement and conducted multiple conference calls for the purpose of finalizing the terms of the Merger Agreement.

On March 10, 2014, the Special Committee held a conference call with Mr. Weinshanker to discuss the personal financial information provided to the Special Committee, Mr. Marmaduke and Haynes and Boone by Mr. Weinshanker in support of his ability to undertake the obligations under the Guaranty. Mr. Weinshanker and Mr. Shrader discussed the fact that NECA and another of his affiliates were negotiating the terms of a credit facility with an affiliate of STRH. In addition, the Special Committee reviewed and discussed with Mr. Weinshanker his personal financial information. Also on this date, the Special Committee and Baum executed an agreement pursuant to which Baum was engaged for the purposes of assisting the Special Committee in its consideration of a potential sale of the Company. The Special Committee elected to engage Baum for this purpose because Michael Sheff, who had previously acted as the Special Committee’s primary contact at STRH, had left STRH and joined Baum effective January 6, 2014. In connection with the engagement of Baum, the Special Committee executed a third amendment to the STRH engagement letter, pursuant to which STRH agreed to reduce its fee by the amount payable to Baum under its engagement letter with the Special Committee.

On March 12, 2014, Cooley provided Haynes and Boone with additional information regarding the potential credit facility between affiliates of Mr. Weinshanker and an affiliate of STRH. Cooley stated that the STRH affiliate had entered into a commitment letter with NECA and an affiliate of NECA with respect to a $37 million credit facility as described below under “Opinion of SunTrust Robinson Humphrey, Inc.—Miscellaneous.”

On March 13, 2014, counsel for STRH provided Haynes and Boone with substantially the same information as furnished by Cooley on March 12. STRH also confirmed that none of the members of the STRH core investment banking team involved in the financial advisory engagement for the Company or the Special Committee had been engaged in working on the financings for Mr. Weinshanker or his affiliates. Members of the Special Committee subsequently discussed the proposed financing to be provided to Mr. Weinshanker or his affiliates and related fees and determined that such information was not material to the services being provided to the Special Committee by STRH.

On March 16, 2014, a meeting of the Board and the Special Committee was held via conference call to discuss the Merger Agreement. Kelly Hart and Haynes and Boone participated in this conference call, as did representatives of STRH and Mr. Sheff from Baum. A representative of STRH reviewed financial analyses relating to the Company and the proposed transaction. Following its presentation and discussion, representatives of STRH rendered STRH’s oral opinion to the Special Committee, subsequently confirmed by delivery of a written opinion dated March 16, 2014, that, as of March 16, 2014, and based upon and subject to the factors and assumptions set forth therein, the $3.00 price per share to be received by shareholders of the Company pursuant to the Merger Agreement was fair to such shareholders (excluding NECA or any other shareholder of Parent, Merger Sub and their respective affiliates) from a financial point of view. The Board and Special Committee discussed the fact that the Company’s liability for future operating lease payments is in excess of $120 million, which is not reflected on the Company’s balance sheet, and that the liquidation of the Company would accelerate the due date of the lease payments. Because these liabilities would be accelerated upon a liquidation of the Company, it was noted that (i) such liquidation would result in shareholders receiving substantially less than $3.00 per share, and perhaps nothing at all, and (ii) the Company’s book value was not useful as a valuation metric. The Board also discussed the risks and uncertainties of remaining an independent public company (as described below under “—Reasons for the Merger and Recommendation of the Board of Directors”). Haynes and Boone and Kelly Hart then described the terms of the Merger Agreement to the Board and the Special Committee. The Board then temporarily adjourned its meeting and the Special Committee convened a separate meeting via conference call with the participation of Haynes and Boone and Kelly Hart. During this separate meeting, the Special Committee discussed the matters addressed at the Board meeting and a number of considerations with respect to the Merger and the Merger Agreement (as described below under “—Reasons for the Merger and Recommendation of the Board of Directors”), and unanimously determined to recommend to the full Board the adoption and approval of the Merger Agreement. The Special Committee then adjourned this separate meeting and the full Board reconvened its meeting, with the participation of Kelly Hart and Haynes and Boone. Mr. Shrader informed the Board of the Special Committee’s recommendations (as described above), and, based on these recommendations, the Board unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company’s shareholders (other than NECA) (ii) adopted, approved and declared advisable the Merger Agreement and the transactions contemplated therein, including the Merger and, (iii) resolved to recommend that the Company’s shareholders vote their shares of our common stock in favor of the approval of the Merger Agreement.

Following this meeting, Mr. Shrader notified Mr. Weinshanker that the Board had adopted and approved the Merger Agreement and Cooley and Kelly Hart exchanged executed signature pages of the Merger Agreement and related documents, under the condition that such signature pages would be released on 12:01 a.m. Central time on March 17.

On the morning of March 17, 2014 before the opening of trading on NASDAQ, Hastings issued a press release announcing the execution of the Merger Agreement.

Reasons for the Merger and Recommendation of the Board of Directors

Determinations of the Special Committee

On March 16, 2014, the Special Committee, consisting entirely of independent and disinterested directors, and acting with the advice of its own independent legal and financial advisors, unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger, are fair to and in the best interests of the Company’s shareholders (other than NECA), (ii) recommended that the Board adopt, approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and (iii) recommended that the Company’s shareholders vote their shares of our common stock in favor of the approval of the Merger Agreement.

In the course of making the determinations described above, the Special Committee considered the following factors relating to the Company, its business and prospects, and the risks and challenges facing it, and relating to the Merger Agreement and the transactions contemplated thereby, including the Merger (all of which factors tended to support the recommendation and consummation of such agreement and transactions, but which factors are not intended to be exhaustive and are not presented in any relative order of importance):

•	the fact that Hastings conducted an extensive sale process, in which it attempted to solicit interest from a significant number of strategic and financial acquirors, which process did not result in the receipt of offers from any acquiror other than NECA;

•	the fact that Hastings, the Special Committee and their respective legal counsel had extensively negotiated the terms of the Merger Agreement over an extended period of time;

•	the fact that $3.00 per share represents a significant premium to the recent prices of the Company’s common stock;

•	the belief that, absent the public announcement of the Merger Agreement, it would take a considerable amount of time before the trading price of the Company’s common stock would reach and sustain a value of at least the $3.00 per share Merger Consideration, as adjusted for present value, and that there is no guaranty that such trading price would ever reach and sustain a value equal to the Merger Consideration, as adjusted for present value;

•	the belief that, although neither STRH, Baum nor the Company’s management had calculated the Company’s estimated liquidation value, this value, expressed on a per-share basis, is certain to be less than the $3.00 per share Merger Consideration due to the Company’s long-term lease obligations in excess of $120 million that are recorded as off-balance sheet liabilities, all of which would become immediately due and payable upon the liquidation of the Company and would have priority over any payments to the Company’s shareholders in connection with such liquidation;

•	the information with respect to the Company’s financial condition, results of operation, business, competitive position and business strategy, on both a historical and prospective basis, as well as current industry, economic and market conditions and trends, most of which seem negative (including the sustained adverse effects of digital media delivery and alternative rental business (such as “Redbox”) on the Company’s business);

•	liquidity constraints faced by the Company, including the possibility that vendors of the Company may require the Company to do business on a cash basis and the effects of such potential requirements on the Company’s liquidity;

•	the Company’s lack of access to additional financing, either through the incurrence of additional debt or through the issuance of equity securities;

•	the fact that recent initiatives, including the opening of TRADESMART, resets of store consumer electronics inventory and a significant management restructuring, have failed to return the Company to profitability;

•	the fact that the Merger Consideration will be paid in cash, providing certainty and immediate value to shareholders;

•	the fact that the Company has a “fiduciary out “ in the Merger Agreement, allowing the Board to change its recommendation to the Company’s shareholders and accept a superior proposal (provided it does so in compliance with the provisions of the Merger Agreement);

•	the fact that the Special Committee received an opinion of STRH, dated March 16, 2014, to the Special Committee to the effect that the $3.00 per share of our common stock to be received in the Merger by the Unaffiliated Shareholders, in exchange for their shares of our common stock was fair, from a financial point of view, to such Unaffiliated Shareholders, which opinion was based on and subject to the factors and conditions, limitations, qualifications and assumptions set forth in the opinion, as more fully described under “Opinion of SunTrust Robinson Humphrey, Inc.” beginning on page 35;

•	the fact that Mr. Weinshanker has agreed in the Guaranty to personally guaranty the obligations of Parent to pay the Merger Consideration, the Option Consideration, and the reimbursement of certain of Hastings’ expenses under the terms of the Merger Agreement, and the fact that, in support of such guaranty, Mr. Weinshanker has furnished the Board and Haynes and Boone with personal financial information, and has further agreed to maintain a minimum net worth of at least four times the amount necessary to satisfy the guarantied obligations pursuant to the Merger Agreement;

•	the fact that the obligations of Parent and Merger Sub to consummate the Merger under the Merger Agreement are not subject to a financing condition;

•	the fact that Hastings’ officers have advised the Board that they do not expect the Company to return to profitability until at least its fiscal year ending January 31, 2019; and

•	the fact that the Company’s financial condition has been deteriorating for a number of years and that recent financial performance was worse than the Company had expected when the Company began soliciting interest from potential acquirors in the spring and summer of 2013.

The Board also considered a variety of risks and other potentially negative factors of the Merger Agreement and the Merger, including the following:

•	the fact that the Company will no longer exist as an independent public company and shareholders will forgo any future increase in the value of the Company that might result from earnings or possible growth as an independent company;

•	the uncertainty of the reaction by employees, vendors, and customers to the announcement of the Merger and the potential diversion of management and employee time away from day-to-day operations of the business;

•	the risk that while the Merger Agreement is not subject by its terms to a financing condition, if sufficient financing is not obtained, the Merger may not be consummated; and

•	the fact that an all cash transaction would be taxable to shareholders for U.S. Federal Income Tax purposes.

The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive but includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger (many of which are listed above), the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual members of the Special Committee may have given different weights to different factors. The Special Committee recommended to the Board the approval of the Merger Agreement and the Merger based upon the totality of the information it considered.

Recommendation of the Board of Directors

On March 16, 2014, the Board, acting upon the unanimous recommendation of the Special Committee, unanimously (i) determined on behalf of the Company that the transactions contemplated by the Merger Agreement, including the Merger, are fair to, and in the best interests of, the Company and its shareholders (other than NECA), (ii) adopted, approved and declared advisable the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated therein, including the Merger, and (iii) resolved to recommend that the Company’s shareholders vote for the approval of the Merger Agreement.

In the course of making such determinations, the Board considered the following factors (which factors are not intended to be exhaustive and are not in any relative order of importance):

•	the Special Committee’s analyses, conclusions and unanimous determination, as described above, which the Board adopted, that the transactions contemplated by the Merger Agreement, including the

Merger, are fair to, and in the best interests of, the Company’s shareholders (other than NECA) and the Special Committee’s unanimous recommendation that the Board adopt, approve and declare advisable the Merger Agreement and the transactions contemplated therein, including the Merger, and that the Company’s shareholders vote for the approval of the Merger Agreement;

•	the fact that the Special Committee consists of four independent directors of the Company who are not affiliated with NECA, Parent or Merger Sub, are not employees of the Company or any of its affiliates and have no financial interest in the Merger different from, or in addition to the Company’s unaffiliated shareholders other than their interests described under “—Interests of Directors and Executive Officers of Hastings in the Merger” beginning on page 43; and

•	the fact that the Special Committee received the opinion of STRH as to the fairness, from a financial point of view, of the Merger Consideration to the Unaffiliated Shareholders.

The foregoing discussion of the information and factors considered by the Board is not intended to be exhaustive but includes the material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board made its recommendation based upon the totality of the information it considered.

The Board unanimously recommends that the shareholders of the Company vote “FOR” the proposal to approve the Merger Agreement.

Opinion of SunTrust Robinson Humphrey, Inc.

On March 16, 2014, STRH delivered to the Special Committee an oral opinion, which was confirmed by delivery of a written opinion, dated March 16, 2014, to the effect that, as of the date of the opinion and based upon and subject to the conditions, limitations, qualifications and assumptions set forth in the opinion, the $3.00 per share of our common stock to be received in the Merger by the Unaffiliated Shareholders in exchange for their common stock was fair, from a financial point of view, to such Unaffiliated Shareholders. STRH has consented to the use of its opinion and related disclosure in this proxy statement.

The full text of the written opinion of STRH, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion of STRH, is attached as Annex B to this proxy statement and is incorporated herein by reference. You are urged to read STRH’s written opinion carefully and in its entirety. STRH’s opinion was furnished solely for the use of the Special Committee (solely in its capacity as such) in connection with its evaluation of the Merger. STRH’s opinion is limited solely to the fairness to the Unaffiliated Shareholders, from a financial point of view, of the $3.00 per share of our common stock to be paid to the Unaffiliated Shareholders in exchange for their shares of common stock in connection with the Merger and does not address the Company’s underlying business decision to effect the Merger or the relative merits of the Merger as compared to any alternative business strategies or transactions that might be available with respect to the Company. STRH’s opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote or act with respect to the Merger or any other matter. STRH’s opinion was approved by an internal opinion committee of STRH authorized to approve opinions of this nature.

In connection with its delivery of its opinion, STRH conducted such reviews, analyses and inquiries as STRH deemed necessary and appropriate under the circumstances. Among other things, STRH reviewed the following:

•	an execution version draft, dated March 14, 2014, of the Merger Agreement, including its financial terms;

•	certain publicly available business and financial information relating to the Company;

•	the historical reported price and historical trading activity for our common stock;

•	certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of the Company made available to STRH by the Company, including financial projections prepared by management of the Company relating to the Company for the years ending January 31, 2015 through January 31, 2019 (the “Projections”);

•	the current and projected financial and operating performance of the Company as compared to that of other companies with publicly traded equity securities that STRH deemed relevant; and

•	the publicly available financial terms of certain transactions that STRH deemed relevant.

STRH also had discussions with certain members of the management of the Company regarding the business, financial condition, results of operations, and prospects of the Company and the Merger and undertook such other studies, analyses and investigations as STRH deemed appropriate.

STRH relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to STRH, discussed with or reviewed by STRH, or publicly available, and did not assume any responsibility with respect to such data, material and other information. STRH’s role in reviewing such data, material and other information was limited solely to performing such review as STRH deemed necessary and appropriate to support its opinion. In addition, management of the Company advised STRH, and STRH assumed, that the Projections were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial results and condition of the Company. STRH expressed no opinion with respect to the Projections or the assumptions on which they were based, or any other assumptions discussed in its opinion. STRH relied upon and assumed, without independent verification, that there had been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, provided to STRH and that there was no information, facts or circumstances that would make any of the information discussed with or reviewed by STRH inaccurate, incomplete or misleading.

STRH also relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Merger Agreement are true and correct; (b) each party to the Merger Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Merger Agreement; (c) all conditions to the consummation of the Merger will be satisfied without waiver thereof; (d) the Merger will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the expected benefits of the Merger. In addition, STRH assumed that the Merger Agreement, when executed by the parties thereto, would conform to the draft reviewed by STRH in all respects material to STRH’s analysis and its opinion.

Furthermore, in connection with its opinion, STRH was not requested to make, and did not make, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other person or entity, nor was STRH provided with any such appraisal or evaluation. STRH undertook no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or any other person or entity was or might have been a party or was or might have been subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company was or might have been a party or was or might have been subject.

The opinion of STRH was necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to STRH as of, the date of the delivery of its opinion, March 16, 2014. STRH had and has no obligation to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring or information that has become or becomes available after its delivery of its opinion.

The opinion of STRH only addresses the fairness, from a financial point of view, of the $3.00 per share of our common stock to be received in the Merger pursuant to the Merger Agreement by the Unaffiliated Shareholders, and does not address any other term, aspect or implication of the Merger or any agreement, arrangement or understanding entered into in connection therewith or otherwise. STRH was not requested to opine as to, and its opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, its security holders or any other person or entity to proceed with or effect the Merger; (ii) the form, structure or any other portion or aspect of, the Merger; (iii) the fairness of any portion, term, aspect or implication of the Merger to the holders of debt of the Company, or any particular holder of securities, creditors or other constituencies of the Company, or to any other person or entity, except as expressly set forth in the last paragraph of the opinion; (iv) the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or any other person or entity or the effect of any other transaction in which the Company or any other person or entity might engage; (v) whether or not Parent, the Company, its security holders or any other person or entity is receiving or paying reasonably equivalent value in the Merger; (vi) the solvency, creditworthiness, viability, ability to pay debts when due, or fair value of the Company or any other participant in the Merger, or any of their respective assets, including under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or the impact of the Merger on such matters; (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Merger or any class of such persons; or (viii) the fairness of any term or aspect of the Merger to any one class of the Company’s security holders relative to any other class of the Company’s security holders, including the allocation of any consideration among or within such classes.

The STRH opinion was not intended to be, and does not constitute, a recommendation to the Special Committee, the Board of the Company, the Company, any security holder of the Company or any other person or entity as to how to act or vote with respect to any matter relating to the Merger or otherwise. As specified in the engagement letter between STRH and the Company relating to the delivery of STRH’s opinion, (i) STRH was engaged by the Company and its opinion was to be delivered to the Special Committee, (ii) nothing in the engagement letter shall be deemed to create a fiduciary or agency relationship between STRH and the Company or its shareholders, and (iii) the Company’s engagement of STRH was not intended to confer on any person or entity (other than the Company, the Company’s Board, the Special Committee and certain indemnified parties identified in the engagement letter) any relationship, rights or remedies under or by reason of the engagement letter or as a result of the services rendered by STRH under the engagement letter. Under such circumstances, no privity is created between STRH and the Company’s shareholders regarding STRH’s delivery of its opinion to the Special Committee and, consequently, you may not rely on STRH’s opinion to support any claims against STRH arising under applicable state law. The availability of “no privity” defenses to STRH and the question of whether such defenses are available under these circumstances would be resolved by a court of competent jurisdiction. In any event, the resolution of whether such defense is available to STRH would have no effect on (i) the rights and responsibilities of the Company’s Board or Special Committee under applicable state law or (ii) the rights and responsibilities of either STRH or the Company’s Board or Special Committee under federal securities laws.

Furthermore, in STRH’s opinion, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. STRH assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. STRH relied, with the Special Committee’s consent, on the assessments by the Company and the Special Committee and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Merger.

The following is a summary of the material financial analyses presented by STRH to the Special Committee at its meeting held on March 16, 2014, in connection with STRH’s opinion.

Some of the summaries of financial analyses below include information presented in tabular format. In order to fully understand STRH’s analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the analyses. Considering the data described below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of STRH’s analyses.

Financial Analyses of the Company

Selected Public Companies Analysis. STRH reviewed financial and stock market information of the following selected publicly traded retail companies (the “Selected Companies”), which STRH considered most appropriate based on its professional judgment taking into account size, scale, services, end-market and other factors:

Selected Companies:

•	Best Buy Co., Inc.

•	GameStop Corp.

•	Barnes & Noble, Inc.

•	Conns Inc.

•	hhgregg, Inc.

•	RadioShack Corp.

•	Trans World Entertainment Corporation

•	Books-A-Million Inc.

Selected Company Multiples:

Enterprise Value /Adjusted EBITDA
	2014E	2015E
High	8.1x	7.8x
Mean	5.5x	5.0x
Median	4.5x	4.0x
Low	4.1x	3.9x

STRH reviewed, among other things, enterprise values of the Selected Companies (calculated as market value of the relevant company’s fully diluted common equity based on its closing stock price on March 13, 2014, plus preferred stock, plus, as of the relevant company’s most recently reported quarter end, short-term and long-term debt, less cash and cash equivalents, plus book value of non-controlling interests) as a multiple, to the extent information was publicly available, of estimated Adjusted EBITDA (defined as earnings before interest, taxes, depreciation, amortization, and other applicable adjustments, such as one-time costs or other non-recurring expenses) for fiscal year 2014, and estimated fiscal year 2015. Financial data for the Selected Companies was based on publicly available consensus research analysts’ estimates, public filings and other publicly available information. STRH then (i) calculated the mean and median of the applicable multiples for the Selected Companies and (ii) applied ranges of selected multiples derived from the Selected Companies of 5.0x to 7.0x in the case of fiscal year ended January 31, 2014 Adjusted EBITDA (which was $5.8 million) and 4.0x to 6.0x in the case of estimated fiscal year ending January 31, 2015 Adjusted EBITDA (which was $2.7 million). Estimated financial data for the Company was based on the Projections. This analysis (including deducting the Company’s net debt) indicated a negative implied per share reference range. This implied per share reference range for the Company, as compared to the $3.00 per share Merger Consideration is shown in the table below:

Implied Per Share Reference Range
EV/2014 Adjusted EBITDA	EV/2015E Adjusted EBITDA	Merger Consideration
$(2.36) - $(0.95)	$(4.57) - $(3.90)	$3.00

Selected Precedent Transactions Analysis. STRH reviewed financial information of the following selected transactions in the specialty retail industry announced between September 4, 2008 and the date of STRH’s opinion, which STRH considered most appropriate based on STRH’s professional judgment taking into account size, scale, market and other factors. Furthermore, STRH limited the analysis to those transactions where it was possible to calculate enterprise value to EBITDA multiples from publicly available information.

Date Announced	Target	Acquiror
2/19/14	Zale Corporation	Signet Jewelers Limited
5/23/13	rue21, Inc.	Apax Partners L.P.
5/10/13	True Religion Apparel, Inc.	TowerBrook Capital Partners L.P.
3/7/13	Hot Topic, Inc.	Sycamore Partners Management, L.L.C.
12/21/12	Sierra Trading Post, Inc.	The TJX Companies, Inc.
11/11/12	The Brick Ltd.	Leon’s Furniture Ltd.
11/2/12	Oriental Trading Company, Inc.	Berkshire Hathaway Inc.
6/27/12	Tile Shop Holdings, Inc.	JWC Acquisition Corp.
5/31/12	The Talbots, Inc.	Sycamore Partners, L.P.
5/14/12	Golfsmith International Holdings, Inc.	Golf Town USA Holdings Inc.
5/10/12	Things Remembered, Inc.	Madison Dearborn Partners, LLC
4/16/12	Dreams, Inc.	Fanatics, Inc.
2/24/12	Kenneth Cole Productions Inc.	Kenneth Cole
10/4/11	A.C. Moore Arts & Crafts, Inc.	Sbar’s, Inc.
8/24/09	Charlotte Russe Holding, Inc.	Advent International Corporation
8/10/09	Barnes & Noble College Booksellers, LLC	Barnes & Noble, Inc.
6/25/09	Tween Brands, Inc.	Ascena Retail Group, Inc.
9/04/08	Hudson Group	Dufry AG

Total Enterprise Value as a Multiple of Adjusted EBITDA
High	12.3x
Mean	8.1x
Median	8.3x
Low	4.2x

STRH reviewed, among other things, announced transaction values of the selected transactions as a multiple, to the extent information was publicly available, of Adjusted EBITDA for the latest twelve months (“LTM”). Financial data for the relevant transaction was based on publicly available information at the time of announcement of the relevant transaction. STRH then (i) calculated the mean, median, high and low of the multiples in such transactions and (ii) applied ranges of selected multiples derived from the selected transactions of 7.0x to 9.0x (based on LTM Adjusted EBITDA) to fiscal year ended January 31, 2014 Adjusted EBITDA of the Company. This analysis (including deducting the Company’s net debt) indicated a negative lower end of the implied per share reference range. This implied per share reference range for the Company, as compared to the $3.00 per share Merger Consideration, is shown in the table below:

Implied Per Share Reference Range	Merger Consideration
$(0.95) – $0.46	$3.00

Discounted Cash Flow Analysis. STRH performed a discounted cash flow (“DCF”) analysis of the Company using the Projections to calculate the present value of the estimated future unlevered free cash flows projected to be generated by the Company. In performing the DCF analysis of the Company, STRH utilized a range of discount rates of 12.0% to 14.0%, taking into account the Company’s weighted average cost of capital, size and comparability to similarly sized companies, and STRH’s professional judgment, to calculate estimated present values as of January 31, 2014 (using the mid-year convention) of (i) the Company’s estimated after-tax unlevered free cash flows for the estimated fiscal years ending January 31, 2015 through January 31, 2019, and (ii) estimated terminal values derived by applying a range of multiples of 7.0x to 9.0x (taking into account the results of the selected transactions analysis and STRH’s professional judgment) to the Company’s estimated fiscal year ending January 31, 2019 Adjusted EBITDA. STRH did not take into account the Company’s net operating loss carryforwards because the Projections provided by the Company indicated the Company would not have taxable net income during the relevant periods. This analysis (including deducting the Company’s net debt) indicated a negative implied per share reference range. This implied per share reference range for the Company, as compared to the $3.00 per share Merger Consideration is shown in the table below:

Implied Per Share Reference Range	Merger Consideration
$(3.81) – $(2.47)	$3.00

Other Information.

STRH also noted for the Board certain additional factors that were not considered part of STRH’s financial analysis with respect to its opinion, but were referenced for informational purposes, including, among other things:

•	Premiums paid in selected transactions in the specialty retail industry announced between June 24, 2009 and the date of the opinion which, applying selected ranges of implied premiums paid derived from the selected transactions, based on comparing the per share acquisition price in each transaction to the closing price of the common stock for the date (i) one day prior to the announcement of the transaction, (ii) one week prior to the announcement of the transaction, and (iii) one month prior to the announcement of the transaction. STRH applied a range based on the selected transactions of premiums of 19.5% to 39.5%. Based on the thirty-day volume-weighted average price of the Company’s common stock as of March 13, 2014, these premiums implied a per share price range of $2.25 to $2.63 per share, as compared to the $3.00 per share Merger Consideration;

•	Premiums paid in selected transactions of less than $200 million in enterprise value announced between September 20, 2013 and the date of the opinion which, applying selected ranges of implied premiums paid derived from the selected transactions, based on comparing the per share acquisition price in each transaction to the closing price of the common stock for the date (i) one day prior to the announcement of the transaction, (ii) one week prior to the announcement of the transaction, and (iii) one month prior to the announcement of the transaction. STRH applied a range based on the selected transactions of premiums of 16.6% to 39.1%. Based on the thirty-day volume-weighted average price of the Company’s common stock as of March 13, 2014, these premiums implied a per share price range of $2.20 to $2.62 per share, as compared to the $3.00 per share Merger Consideration; and

•	The historical trading prices for our common stock during the 52-week trading period ended March 13, 2014, which reflected low and high stock prices during such period ranging from $1.47 to $4.20 per Share, as well as the respective premiums of the Merger Consideration over the historical trading prices of the Company’s common stock as of March 13, 2014 shown in the chart below.

Period	Historical Trading Price	Premium of the $3.00 Per Share Merger Consideration Over Historical Trading Price
1-week average	$1.84	62.9%
1-month average	$1.88	59.6%
3-month average	$1.89	59.1%
6-month average	$2.11	42.4%
1-year average	$2.59	15.7%
2-year average	$2.36	27.2%

Miscellaneous.

This summary of the analyses is not a complete description of STRH’s opinion or the analyses underlying, and factors considered in connection with, STRH’s opinion and reviewed with the Special Committee. The preparation of a fairness opinion is a complex analytical process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying STRH’s opinion. In arriving at its fairness opinion, STRH considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Rather, STRH reached its fairness opinion on the basis of its experience and professional judgment after considering the results of all of its analyses.

No company or transaction used in the analyses described above is directly comparable to the Company or the Merger. In addition, such analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because the analyses described above are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, neither the Company, nor STRH or any other person assumes responsibility if future results are materially different from those forecast.

The Merger Consideration was determined through arms’ length negotiations between the Company and Parent and was approved by the Company’s Special Committee and Board. STRH did not recommend any specific consideration to the Company, or that any specific amount or type of consideration constituted the only appropriate consideration for the Merger.

Information about SunTrust Robinson Humphrey, Inc.

STRH acted as a financial advisor to the Company in connection with the Merger and will receive a fee for its services, currently estimated to be approximately $700,000 in the aggregate, $75,000 of which has already been paid as a retainer, $250,000 of which became payable upon STRH’s delivery of its opinion (the “Opinion Fee”), regardless of the conclusion reached therein, and $375,000 of which is contingent upon completion of the Merger. The Company’s payment of the Opinion Fee to STRH was not contingent on the consummation of the Merger. In addition, the Company agreed to reimburse certain of STRH’s expenses and to indemnify STRH and certain related parties for certain liabilities arising out of STRH’s engagement.

STRH and its affiliates (including SunTrust Bank) may have in the past provided, are currently providing, and may in the future provide, investment banking, investment management, treasury management, wealth management and other financial services to the Company and its affiliates and associates (and NECA, Parent and their respective affiliates and associates) for which STRH and its affiliates have received and would expect to receive compensation. On April 15, 2014, SunTrust Bank entered into a $37 million revolving credit and term loan facility with NECA and another affiliate of Parent, pursuant to which SunTrust Bank has received and will receive customary fees, including an upfront fee of 50 basis points (or $185,000), as well as interest and other customary returns on committed capital. SunTrust Bank will receive interest on amounts borrowed under the facility at applicable LIBOR rates plus an applicable margin, which margin will vary based on applicable leverage ratios of NECA. At the closing of the credit facility the applicable margin was 3.50%. SunTrust Bank will also receive a quarterly fee on any unused capacity under the revolving credit facility, ranging from 0.375% to 0.60% based on applicable leverage ratios of NECA. SunTrust Bank’s return on the credit facility will be impacted by changes to the applicable interest rate and unused capacity fee, SunTrust Bank’s actual cost of committed capital, and the risk of nonpayment. Accordingly, such return is not calculable. None of the proceeds of the credit facility were specifically designated towards Mr. Weinshanker’s acquisition of the Company. During the two year period preceding the date of its opinion, STRH and its affiliates did not receive any fees from Parent and its affiliates, including NECA and its affiliates and associates.

STRH is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, STRH and its affiliates (including SunTrust Bank) may acquire, hold or sell, for its and its affiliates’ accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, NECA, Parent, their respective affiliates and any other party that may be involved in the Merger, as well as provide investment banking and other financial services to such persons or entities, including for which STRH and its affiliates would expect to receive compensation. In addition, STRH and its affiliates (including SunTrust Bank) may have other financing and business relationships with the Company, NECA, Parent, their respective affiliates and associates and any other person or entity that may be involved with the Merger.

STRH’s affiliates, employees, officers and partners may at any time own securities of the Company. In the future, STRH may provide investment banking and other services to Parent and its affiliates and may receive compensation for such services.

Effects on Hastings if the Merger is Not Completed

If the Merger Agreement is not approved by our shareholders or if the Merger is not completed for any other reason, shareholders will not receive any payment for their shares in connection with the Merger. Instead, we will remain an independent public company and our common stock will continue to be listed and traded on NASDAQ. In addition, if the Merger is not completed, we expect that management will operate the business in a manner similar to that in which it is being operated today and that our shareholders will continue to be subject to the same risks and opportunities as they currently are, as well as general industry, economic and market conditions. Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares. If the Merger is not completed, the Board will from time to time evaluate and review the business operations, properties, dividend policy and capitalization of Hastings and will make such changes as are deemed appropriate. If the Merger Agreement is not approved by our shareholders or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Hastings will be offered or become available, or that our stock price, business, prospects or results of operations will not be adversely impacted. If the Merger Agreement is terminated under circumstances described in the section entitled “The Merger Agreement (Proposal 1)—Effect of Termination: Fees and Reimbursement,” we will be obligated to pay a termination fee of $850,000 and to reimburse Parent for up to $1.5 million of its expenses with respect to the Merger Agreement and the Merger, provided that any such expenses shall be credited against such termination fee.

Delisting and Deregistration of Hastings’ Common Stock

If the Merger is completed, our common stock will be delisted from NASDAQ and deregistered under the Exchange Act. After completion of the Merger, we will no longer be required to file periodic reports with the SEC on account of our common stock.

Source of Funds

Parent and Merger Sub currently intend that the required funds for the Merger Consideration, the other payments under the Merger Agreement and related expenses will be provided through a combination of the following: (i) a contribution by Mr. Weinshanker of $7.1 million in cash to Parent in exchange for equity interests therein and (ii) $15 million in a debt financing provided by Pathlight.

Guaranty

In connection with the Merger Agreement, Mr. Weinshanker entered into the Guaranty with the Company whereby Mr. Weinshanker agreed to personally guaranty the obligations of Parent to pay the Merger Consideration following the closing of the Merger and to pay the holders of vested options to acquire Hastings shares (other than the Insiders) the Option Consideration, in each case pursuant to the Merger Agreement and the Guaranty. In addition, under the Guaranty Mr. Weinshanker has agreed to personally guaranty the obligation of Parent to reimburse Hastings for certain expenses in the event Hastings terminates the Merger Agreement under certain circumstances. In addition, the Guaranty contains representations of Mr. Weinshanker regarding, among other things, his personal financial statement furnished to the Special Committee and covenants of Mr. Weinshanker to maintain a minimum tangible net worth of at least four times the amount of the Merger Consideration and the Option Consideration and, under certain circumstances, to use commercially reasonable efforts to provide Parent with financing sufficient to allow Parent to pay either the Merger Consideration and the Option Consideration or the reimbursement of certain expenses in the event of termination of the Merger Agreement by the Company under certain circumstances, as applicable. The Guaranty will terminate upon the earlier to occur of (1) Parent’s irrevocable deposit of the Merger Consideration with Parent’s paying agent and payment of the Option Consideration, in each case pursuant to the Merger Agreement, and (2) the termination of the Merger Agreement (provided that if such termination results in Parent becoming obligated to reimburse Hastings for certain agreed-upon expenses, the Guaranty will survive such termination with respect to such reimbursement until such reimbursement is paid to Hastings in accordance with the Merger Agreement).

Interests of Directors and Executive Officers of Hastings in the Merger

In considering the recommendation of the Board to approve the Merger Agreement, shareholders should be aware that our executive officers, directors and members of the Special Committee may have certain interests in the proposed transaction that may be different from, or in addition to, the interests of our shareholders generally. Specifically, Mr. Shrader’s law firm has performed services for the Company for many years with respect to various real estate and labor matters. Among other things, lawyers with the firm analyzed the Company’s leases to determine whether the Merger required notices to, or consents from, the landlords under the leases. In connection with this engagement, the Company paid Mr. Shrader’s law firm fees of approximately $15,976. The Board was aware of these interests and considered them when approving the Merger Agreement and recommending that our shareholders vote for the approval of the Merger Agreement.

Treatment of Options

Under the Merger Agreement, the outstanding options to purchase shares of our common stock will be treated as follows at the effective time of the Merger:

•	each option to purchase shares of our common stock under our equity plans (other than options held by any Insider) that (1) is outstanding immediately prior to the effective time of the Merger, (2) is vested and exercisable, and (3) has an exercise price per share less than $3.00, shall be cancelled and converted into the right to receive, as soon as reasonably practicable after the effective time of the Merger, the applicable Option Consideration. Any amounts payable will be paid less applicable tax withholdings;

•	each option to purchase shares of our common stock under our equity plans that (1) is outstanding immediately prior to the effective time of the Merger, (2) is vested and exercisable, and (3) has an exercise price per share that is equal to or greater than $3.00, shall be cancelled and terminated at the effective time of the Merger, and the holder of such option shall not be entitled to any payment for such cancelled option;

•	each option to purchase shares of our common stock under our equity plans that is (1) outstanding immediately prior to the effective time of the Merger, but (2) unvested, shall be cancelled and terminated at the effective time of the Merger, and the holder of such option shall not be entitled to any payment for such unvested option; and

•	each option to purchase shares of our common stock under our equity plans that is held by any of the Insiders, whether or not such option is vested or unvested and regardless of the exercise price of such option, shall be cancelled and terminated at the effective time of the Merger, and the holder of such option shall not be entitled to any payment for such cancelled option.

Each of the plans under which the Company may issue equity compensation (collectively, the “Company Equity Plans”) shall be terminated as of the effective time of the Merger and no options to purchase shares of our common stock or any similar rights shall be granted or outstanding after the Effective Date.

The following table shows, as of             , 2014, the record date for the Special Meeting, for each executive officer and each director, as applicable, (i) the number of shares subject to vested options held by him or her and (ii) the cash consideration that he or she will be entitled to receive for such vested options upon completion of the Merger.

Name and Title	Vested Options Converted into Option Consideration(1)	Amount of Option Consideration
Ann S. Lieff, Director	506	$476	(2)
Jeffrey G. Shrader, Director	506	$476	(2)
Danny W. Gurr, Director	506	$476	(2)
Frank O. Marrs, Director	506	$476	(2)
John H. Marmaduke, Director and Chief Executive Officer	—	—
Alan Van Ongevalle, President	—	—
Dan Crow, Vice President of Finance and Chief Financial Officer	—	—

(1)	Under the terms of the Merger Agreement, options held by the Company’s executive officers will not be converted into the right to receive the Option Consideration at the effective time of the Merger.
(2)	Calculated by multiplying 506 options by the difference between the $3.00 per share Merger Consideration and the $2.06 exercise price of such options.

Indemnification of Directors and Officers

The Merger Agreement provides that all existing rights to indemnification that the directors and officers of Hastings and its Subsidiary as of the date of the Merger Agreement are entitled to pursuant to (1) the organizational documents of Hastings or of its Subsidiary, or (2) as provided in any indemnification agreement between Hastings or its Subsidiary and any such person as in effect as of the date of Merger Agreement, will, in each case, survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by Texas law for a period of six years from the effective time of the Merger. The Merger Agreement also provides that, from the effective time of the Merger until the sixth anniversary of such time, the surviving corporation will maintain in effect Hastings’ current insurance coverage with respect to Hastings’ directors and officers, subject to certain limitations.

Current Employment Agreements; Separation Agreements and Waiver Agreements

The employment agreements for each of Messrs. Marmaduke, Van Ongevalle, Crow and McConnell provide that, upon a change of control of Hastings, each executive will receive a lump sum payment equal to two times, or three times in the case of Mr. Marmaduke, the sum of 18 months’ worth of their annual salary and bonus, as well as payment to compensate them for the loss of long-term capital gains treatment of certain options granted to the executive. Furthermore, any unvested stock options will accelerate and become immediately exercisable upon a change of control. Each employment agreement provides that, in the event the executive terminates employment with Hastings, the executive may not, for a period of 18 months following termination, work for or assist a competitor of Hastings, use certain information obtained from Hastings, or induce any other executive officers or employees of Hastings to terminate their relationship with Hastings.

The following table shows payments that the Company would have been obligated to pay to our named executive officers under such employment agreements based on the completion of the Merger (which would have constituted a change in control thereunder), assuming a March 17, 2014 termination date and the Merger Consideration of $3.00 per share of our common stock.

Name	Payment Amount(1)
John H. Marmaduke	$1,883,877
Dan Crow	$834,595	(2)
Alan Van Ongevalle	$1,138,911

(1)	Excludes payments under our Corporate Officer Incentive Program, which was suspended for the fiscal year ended January 31, 2014, of $1,833,003 for Mr. Marmaduke, $339,969 for Mr. Crow and $831,862 for Mr. Van Ongevalle.
(2)	Excludes for Mr. Crow retention bonuses of $250,000, comprised of two payments of $125,000 payable in each of August 2014 and February 2015, which he forfeited under the terms of his Separation Agreement.

Concurrently with the execution and delivery of the Merger Agreement and as a condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Messrs. Marmaduke and Crow each entered into the Separation Agreements with the Company, whereby Messrs. Marmaduke and Crow have agreed, among other things, to retire from their positions as officers of the Company, effective as of the closing date of the Merger, in exchange for severance benefits of $1.5 million and $750,000, respectively. Mr. Crow has agreed in his Separation Agreement to provide consulting services for Hastings until February 15, 2015 for no additional consideration. In addition, the respective Separation Agreements provide that Messrs. Marmaduke and Crow will waive certain rights they may have against the Company, including, without limitation, any rights with respect to a Change in Control as such term is defined in the respective employment agreements entered into with the Company by each of Messrs. Marmaduke and Crow. The amounts that Messrs. Marmaduke and Crow would have been entitled to receive under such employment agreements in connection with the Merger (as described in the table above) are equal to $1,833,877 and $834,595, which exceed the amount of severance benefits actually payable to Messrs. Marmaduke and Crow under the Separation Agreements by $333,877 and $84,595, respectively. In addition, Mr. Crow is waiving the right to receive two retention bonuses, each in an amount of $125,000, that would have been payable to him had he remained employed by the Company through August 2014 and February 2015, respectively, despite the fact that he has agreed to provide consulting services through February 15, 2015.

As an additional condition to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement, Messrs. Van Ongevalle and McConnell each entered into a Waiver and Amendment to the Employment Agreement with the Company (collectively, the “Waiver Agreements”) concurrently with the execution and delivery of the Merger Agreement. Under the Waiver Agreements, Messrs. Van Ongevalle and McConnell each, among other things, (i) agreed that the consummation of the Merger will not constitute a Change in Control, as such term is defined in the respective employment agreements with the Company entered into by each of Messrs. Van Ongevalle and McConnell, (ii) agreed that any changes to their respective duties and responsibilities caused by the Merger will not constitute a Change of Control Termination as such term is defined in their respective employment agreements and (iii) waived any rights and claims under their respective employment agreements related to such a Change in Control with respect to the Merger. The amounts that Messrs. Van Ongevalle and McConnell would have been entitled to receive under their respective employment agreements in connection with the Merger are equal to $1,138,911 and $544,607, respectively.

New Employment Arrangements

Other than the Separation Agreements and the Waiver Agreements and as of the date of this proxy statement, none of our executive officers has entered into any amendments or modifications to existing employment agreements with us or our subsidiaries in anticipation of the Merger, nor has any executive officer, who has plans or is expected to remain with the surviving corporation, entered into any agreement, arrangement or understanding with Parent or its affiliates regarding employment with, or the right to purchase or participate in the equity of, Parent or the surviving corporation. Although no such agreement, arrangement or understanding currently exists, it is generally expected that Messrs. Van Ongevalle and McConnell will remain employed by the surviving corporation after the Merger is completed, which means that such executive officers may, prior to the closing of the Merger, enter into new arrangements with Parent or its affiliates regarding employment or the right to purchase or participate in the equity of Parent.

Merger-Related Compensation

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation for each Hastings named executive officer that is based on or otherwise relates to the Merger, or the “merger-related compensation.”

Name	Cash(1)	Equity(2)	Total(3)
John H. Marmaduke	$1,500,000	$—	$1,500,000
Dan Crow	$750,000	$—	$750,000
Alan Van Ongevalle	$—	$—	$—

NEO	Double Trigger	Single Trigger
John H. Marmaduke	$—	$1,500,000
Dan Crow	—	$750,000
Alan Van Ongevalle	—	$—

Payment for Certain Professional Services

In connection with NECA’s due diligence review of the Company and its business, the Company directed Sprouse Shrader Smith PLLC (“Sprouse Shrader”), which regularly acts as legal counsel to the Company with respect to various real estate and labor matters, to review the Company’s lease agreements with respect to its stores to determine whether any notice was required to be given to, or consent was required to be obtained from, the landlords thereunder with respect to the Merger or the Merger Agreement. Mr. Shrader is a partner at Sprouse Shrader. In connection with this engagement, the Company paid Sprouse Shrader fees of approximately $15,976. Neither these fees nor the fees paid by the Company to Sprouse Shrader as payment for other services rendered to the Company are sufficient in amount to cause Mr. Shrader not to be considered an independent director under the standards established by NASDAQ and the SEC.

Regulatory Matters

Other than review by the SEC of this proxy statement, neither the Company, Parent nor any other person is required to obtain any regulatory approval in order to consummate the Merger.

Material U.S. Federal Income Tax Consequences

The following discussion describes the material U.S. federal income tax consequences of the Merger to the holders of our common stock. This discussion is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or any U.S. federal tax laws, other than the income tax except as specifically discussed herein. This discussion is based on the Internal Revenue Code of 1986, as amended, referred to as the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or IRS, all as in effect as of the date of this proxy statement. These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below. No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Merger or that any such contrary position would not be sustained by a court.

This discussion is limited to holders who hold our common stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder in light of the holder’s particular circumstances. This discussion also does not address U.S. federal income tax considerations that may be relevant to holders subject to special rules under the U.S. federal income tax laws, including without limitation U.S. expatriates, partnerships and other pass-through entities (or persons holding our common stock through such entities), “controlled foreign corporations,” “passive foreign investment companies,” a trader in securities that has elected the mark-to-market method of accounting for its securities, tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, real estate investment trusts and regulated investment companies, banks, insurance companies and other financial institutions, U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar, and persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment. This discussion also does not address the tax consequences for the holders of stock options, holders of our common stock who acquired their shares through stock option or in other compensatory arrangements or holders of our common stock who exercise dissent and appraisal rights under Texas law.

WE URGE HOLDERS OF OUR COMMON STOCK TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES TO THEM IN CONNECTION WITH THE MERGER IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

For purposes of this discussion, a U.S. holder means a beneficial owner of a share of our common stock that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that (i) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (ii) has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

A non-U.S. holder is any beneficial owner of our common stock that is not a U.S. holder.

If a partnership or other entity taxed as a partnership holds our common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships that hold common stock and partners in such partnerships are urged to consult their tax advisors regarding the tax consequences of the Merger.

U.S. Holders

Effect of the Merger. The receipt of cash in exchange for shares of our common stock in the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder who receives cash in exchange for shares of our common stock in the Merger will generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares surrendered. Any such gain or loss will be calculated for each block of shares of our common stock (i.e., shares of our common stock acquired at the same time in a single transaction), and will be long-term capital gain or loss if the holding period for the shares of our common stock exceeds one year.

Long-term capital gains of non-corporate taxpayers are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

In addition to regular U.S. federal income tax, a U.S. holder that is an individual, estate or trust and whose income exceeds certain thresholds is subject to a 3.8% Medicare tax on all or a portion of such U.S. holder’s “net investment income,” which may include all or a portion of such U.S. holder’s gain from the disposition of shares of our common stock. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of the Medicare tax to gain from the disposition of shares of our common stock.

Information Reporting and Backup Withholding. Payments made with respect to our common stock exchanged for cash in the Merger may be subject to information reporting, and such payments will be subject to U.S. federal backup withholding tax unless the U.S. holder (i) furnishes an accurate tax identification number or otherwise complies with applicable U.S. information reporting or certification requirements (typically, by completing and signing an IRS Form W-9) or (ii) is a corporation or other exempt recipient and, when required, demonstrates such fact.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner. Each U.S. holder should provide an IRS Form W-9 to provide the information and certification necessary to avoid backup withholding, unless an applicable exemption exists and is proved in a manner satisfactory to the paying agent.

Non-U.S. Holders

Effect of the Merger. Any gain realized on the receipt of cash in the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	such gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the U.S. (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base in the U.S.);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation,” or a USRPHC, for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period the non-U.S. holder held the shares of our common stock and the non-U.S. holder actually or constructively owns or owned more than 5% of our common stock.

Unless an applicable tax treaty provides otherwise, a non-U.S. holder who has gain that is described in the first bullet point immediately above will generally be subject to tax on the net gain derived from the disposition under regular graduated U.S. federal income tax rates. If a non-U.S. holder that is a foreign corporation has gain described under the first bullet point immediately above, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits as adjusted for certain items or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will generally be subject to a flat 30% tax (or lower applicable treaty rate) on the gain from the exchange of the shares of our common stock, which may be offset by U.S.-source capital losses, even though the individual is not considered a resident of the U.S., provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. We believe that we have not been in the past five years, and we do not anticipate being at the time of the Merger, a USRPHC. Even if we were to be treated as a USRPHC, because our common stock is regularly traded on an established securities market, a non-U.S. holder would not recognize taxable gain on a sale of our common stock under the third bullet point above unless the non-U.S. holder actually or constructively owned more than 5% of our common stock at any time during the past five years.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS TO DETERMINE THE SPECIFIC U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES THAT MAY BE RELEVANT TO THEM.

Information Reporting and Backup Withholding. In general, a non-U.S. holder will not be subject to backup withholding and information reporting with respect to a payment made with respect to shares of our common stock exchanged for cash in the Merger if the non-U.S. holder has provided an IRS Form W-8BEN (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business).

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. HOLDERS OF COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF THE ALTERNATIVE MINIMUM TAX AND THE EFFECT OF ANY FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

Projected Financial Information

We do not, as a matter of course, generally publish our business plans and strategies or make external disclosures of our anticipated financial position or results of operations other than providing, from time to time, certain earnings guidance in our regular press releases and other investor materials. The prospective financial information summarized below was prepared for purposes of the consideration and evaluation of the Merger by each of the Parent and its affiliates and the Board and to facilitate the financial analyses of STRH in connection with the Merger. The prospective financial information was prepared solely for purposes of evaluating a potential strategic transaction, and thus was not prepared in the same manner as the financial guidance that we prepare for public disclosure.

Our shareholders are cautioned not to place undue reliance on the prospective financial information. It is not being included in this proxy statement for the purpose of influencing your decision whether to vote for approval of the Merger Agreement and should not be regarded as an indication that any of Hastings, or our advisors, officers, employees, directors or representatives or any recipient of the information considered, or now considers, it to be necessarily predictive of actual future results, and the prospective financial information should not be relied on as such. Further, any forward-looking statement speaks only as of its date, and none of Hastings, nor our advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the projected results, and none undertakes any obligation to update or otherwise revise or reconcile the prospective financial information to reflect circumstances existing, or changes in assumptions or outlook occurring, after the date the information was generated or to reflect the occurrence of future events, even in the event that any or all of the estimates and assumptions underlying the prospective financial information are shown to be in error. We do not intend to update or otherwise revise the prospective financial information.

The prospective financial information covers multiple years and, even to the extent such information may provide guidance as to management’s view of possible future performance in a particular scenario, such information by its nature becomes less predictive with each successive year. You are urged to review our SEC filings for a description of risk factors with respect to our business. See “Cautionary Statement Regarding Forward-Looking Statements,” “Where You Can Find More Information” and “Incorporation by Reference.”

The prospective financial information set forth below was not prepared with a view toward public disclosure. Accordingly, the prospective financial information set forth below was not prepared with a view toward complying with the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. generally accepted accounting principles (“GAAP”), and some of the projections present financial metrics that were not prepared in accordance with GAAP. Neither Hastings’ independent auditors nor any other independent accountants have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The prospective financial information set forth below does not take into account any circumstances or events occurring since the date such information was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of our business, changes in general business, geo-political or economic conditions or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

Projections Furnished to Parent and its Affiliates

In connection with the review of a potential acquisition of the Company, the Company furnished NECA and Mr. Weinshanker with a projection of the Company’s net income (loss) before taxes for the fiscal year ended January 31, 2014. This information was furnished orally by Mr. Van Ongevalle to Mr. Weinshanker in November of 2013. The following table presents this projected financial information, as provided to NECA and Mr. Weinshanker, along with the Company’s actual net income (loss) before taxes for such fiscal year as publicly disclosed by the Company on March 24, 2014. See “Incorporation by Reference”.

	Fiscal Year Ended January 31, 2014 (Projected)	Fiscal Year Ended January 31, 2014 (Actual)
Net income (loss) before taxes(1)	(8,282)	(10,427)

(1)	All amounts in thousands of U.S. dollars.

Projections Furnished to STRH

In connection with STRH’s delivery of a fairness opinion, the Company furnished STRH with the Projections. The Projections reflect numerous estimates and assumptions made by management with respect to general business, economic, competitive, market and financial conditions and other future events, as well as matters specific to the Hastings’ business, all of which are difficult to predict and many of which are beyond our control. Any or all of such estimates and assumptions may turn out to be wrong. Other important factors that may affect actual results and cause the Projections not to be achieved include, but are not limited to, risks and uncertainties relating to our business (including our ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory environment, general business and economic conditions and other matters described or referred to under the section entitled “Cautionary Statement Regarding Forward-Looking Statements.” As a result, there can be no assurance that the Projections, or any of the information contained therein, will be realized or that actual results will not be materially different than estimated in the Projections, and it is likely that actual results will differ.

The following table presents summaries of the Projections prepared by our management for the Company’s fiscal years ending 2015 through 2019. The Projections were used by STRH in connection with its financial analyses of Hastings, as described under “—Opinion of SunTrust Robinson Humphrey, Inc.” All amounts set out in the table, other than percentages, are in thousands of U.S. dollars.

	Fiscal Years
	Ending January 31,
	2015E	2016E	2017E	2018E	2019E
Video	$97,004	$94,341	$92,817	$91,773	$91,526
Books	80,677	76,647	73,110	70,460	68,508
Rental	48,616	48,132	47,836	47,178	46,461
Music	37,459	36,244	35,840	35,616	35,519
Video Games	48,267	52,445	56,108	59,130	61,545
Trends	43,176	46,265	48,340	49,735	50,772
Electronics	27,093	31,063	34,320	37,198	39,833
Consumables and Cafe	20,259	21,709	23,008	24,362	25,723
Recreation & Lifestyles	6,005	6,585	7,143	7,778	8,523
Musical Instruments	4,841	5,260	5,654	6,099	6,623
Other	17,572	19,796	20,882	21,276	21,187
Merchandise Coupons	(1,817)	(1,817)	(1,817)	(1,817)	(1,817)

Total Revenue	$429,151	$436,669	$443,241	$448,786	$454,403
Merchandise Revenue	$380,021	$388,237	$395,205	$401,458	$407,842
Rental Revenue	48,616	48,132	47,836	47,178	46,461
Gift Card Breakage Revenue	515	300	200	150	100

Total Revenue	$429,151	$436,669	$443,241	$448,786	$454,403
Merchandise cost of revenue	$262,162	$266,195	$269,984	$272,249	$273,519
Rental cost of revenue	18,390	16,205	15,986	15,648	15,294

Total Cost of Revenues	$280,552	$282,400	$285,970	$287,897	$288,814
Check
Gross Profit	$148,600	$154,269	$157,270	$160,889	$165,589
Total Store Expense	132,167	$134,483	$136,507	$138,214	$139,944
Total G&A Expense	26,104	26,365	26,563	26,696	26,963

Total SG&A Expenses	$158,272	$160,848	$163,069	$164,910	$166,907
Operating Income	($9,672)	($6,579)	($5,799)	($4,021)	($1,318)
Interest	1,541	$1,500	$1,500	$1,500	$1,500
Other Income and Expenses, net	(556)	(606)	(661)	(720)	(785)

EBT	($10,657)	($8,079)	($7,299)	($5,521)	($2,818)
Income Taxes	0	0	0	0	0

Net Income	($10,657)	($8,079)	($7,299)	($5,521)	($2,818)
Interest	1,541	1,500	1,500	1,500	1,500
Income tax expense (benefit)	0	0	0	0	0
Property and Equipment Depreciation Expense	11,115	11,000	10,500	10,000	9,500

EBITDA	$1,999	$3,814	$4,039	$5,258	$7,397
Gift Card Breakage Revenue	($515)	($300)	($200)	($150)	($100)
Non-Cash Stock-Based Compensation	120	120	120	120	120
Store Asset Impairments	0	0	0	0	0
Abandoned Lease Expense	500	250	250	250	250
Impairment of Goodwill	0	0	0	0	0
Non-recurring Restructuring Expense	0	0	0	0	0
Legal / Board Expenses	600	0	0	0	0

Adjusted EBITDA	$2,704	$3,884	$4,209	$5,478	$7,667
Capital Expenditures	$8,670	$7,500	$7,000	$7,000	$7,000

	Selected Balance Sheet Data
	Fiscal Year Ending January 31,
	2015E		2016E		2017E	2018E	2019E
Net Working Capital	$75,015		$76,329		$77,477	$78,447	$79,428
% of Revenue	17.5%		17.5%		17.5%	17.5%	17.5%
Change in Net Working Capital	($1,922)		$1,314		$1,149	$969	$982

	Free Cash Flow
	Fiscal Year Ending January 31,
	2015E		2016E		2017E	2018E	2019E
Adjusted EBITDA	$2,704		$3,884		$4,209	$5,478	$7,667
Less: Depreciation & Amortization	(11,115)		(11,000)		(10,500)	(10,000)	(9,500)

Adjusted EBIT	($8,411)		($7,116)		($6,291)	($4,478)	($1,833)
Less: Taxes @ 34.0%	0		0		0	0	0

Unlevered Net Income	($8,411)		($7,116)		($6,291)	($4,478)	($1,833)
Add: Depreciation & Amortization	11,115		11,000		10,500	10,000	9,500
Less: Change in Net Working Capital	1,922		(1,314)		(1,149)	(969)	(982)
Less: Capital Expenditures	(8,670	)(1)	(7,500	)(1)	(7,000)	(7,000)	(7,000)

Free Cash Flow	($4,044	)(1)	($4,930	)(1)	($3,940)	($2,447)	($315)

(1)	For purposes of its DCF analysis described under “—Opinion of SunTrust Robinson Humphrey, Inc. —Financial Analyses of the Company—Discounted Cash Flow Analysis”, STRH calculated free cash flow based on estimated capital expenditures of $7.5 million and $7.0 million for the fiscal years ending January 31, 2015 and 2016, respectively, rather than the amounts shown above of $8.67 million and $7.5 million, respectively. Had STRH used the amounts shown above for purposes of the DCF analysis, the projected free cash flows of the Company for such years and the related implied per share reference range would each have been lower.

EBITDA, Adjusted EBITDA, Adjusted EBIT and free cash flow are non-GAAP financial measures. We provided this information to STRH because we believed it could be useful in evaluating, on a prospective basis, our potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by us may not be comparable to similarly titled amounts used by other companies.

Litigation

On March 28, 2014, a lawsuit challenging the Merger, captioned CV-00072-J—Andreas Oberegger and David A. Capps, directly and derivatively on behalf of Hastings Entertainment, Inc., v. Danny W. Gurr, Ann S. Lieff, Frank O. Marrs, John H. Marmaduke, Jeffrey G. Shrader, Draw Another Circle, LLC, Hendrix Acquisition Corp., Joel Weinshanker and National Entertainment Collectibles Association, Inc., as defendants, and Hastings Entertainment, Inc., as a nominal defendant, was filed in the United States District Court for the Northern District of Texas, Amarillo Division. The plaintiffs are purported shareholders of the Company and are alleging several claims in connection with the Merger Agreement and the transactions contemplated therein. Plaintiffs allege, among other things, that the Merger contemplated in the Merger Agreement provides for insufficient consideration to be paid to the Company’s shareholders in exchange for their shares of the Company’s common stock, that the officers and directors of the Company breached their respective fiduciary duties in the course of negotiating and approving the Merger Agreement and that the other defendants aided and abetted such breach of fiduciary duties. The lawsuit seeks to enjoin the Merger or rescind the Merger if it is consummated and compensatory damages in an unspecified amount. The Company believes that the lawsuit was improperly and prematurely filed under Texas law. On April 16, 2014, the Company filed a Motion to Dismiss the Action, and Parent, Merger Sub, NECA and Mr. Weinshanker filed a Joinder to this Motion to Dismiss the

Action on April 18, 2014. The plaintiffs have filed a response in opposition to the motion to dismiss, and the Company has filed a reply. The Court has not yet ruled on the motion. The Company’s management believes that the lawsuit’s allegations are without merit and intends to vigorously defend themselves.

On May 13, 2014, the defendants filed a Notice of Stay under the Texas Business Organizations Code seeking an automatic stay for 60 days of all proceedings in this litigation except for the Court’s ruling on the defendants’ motion to dismiss. The plaintiffs have filed a response contesting the stay. The Court has not yet entered a stay of the action.

On May 15, 2014, the plaintiffs filed a motion for leave to amend their complaint to add claims for failure to disclose material information in this Proxy Statement. The defendants have filed responses opposing the motion. The Court has not yet acted on this motion.

Prior to filing the lawsuit, the plaintiffs’ counsel sent the Company a demand letter dated March 20, 2014 demanding that the Board of Directors commence an action on behalf of the Company against the Directors. The Board of Directors appointed a Special Committee composed of independent directors to review the plaintiffs’ allegations. The Committee has not yet completed its review or made any determination as to what action, if any, should be taken in response to those allegations.

On May 9, 2014, a second lawsuit was filed, alleging material omissions and misstatements in this Proxy Statement in violation of Sections 14 and 20 of the Exchange Act. The action, captioned CV-00114-J—Sarabjeet Singh, individually and on behalf of others similarly situated v. Hastings Entertainment, Inc., John H. Marmaduke, Jeffrey G. Shrader, Ann S. Lieff, Frank O. Marrs, Danny W. Gurr, Draw Another Circle, LLC, Hendrix Acquisition Corp., Joel Weinshanker and National Entertainment Collectibles Association, Inc., was filed in the United States District Court for the Northern District of Texas, Amarillo Division. The lawsuit, which purports to be a class action, seeks an injunction preventing consummation of the Merger, rescinding the Merger, if consummated, or granting rescissionary damages in an unspecified amount, compensatory damages in an unspecified amount and an award of costs and expenses. The Company’s answer has not yet been filed, but it believes the allegations contained in the complaint are without merit and intends to vigorously defend the lawsuit.

Rights Of Dissent and Appraisal

Under Texas law, shareholders who do not vote in favor of the approval of the Merger Agreement and who properly dissent from the Merger and demand appraisal of their shares will be entitled to the rights of dissent and appraisal under Subchapter H of Chapter 10 of the TBOC (“Subchapter H”). Shareholders electing to exercise their rights of dissent and appraisal must strictly comply with the provisions of Subchapter H in order to properly demand and perfect their rights.

The following is a brief summary of the material provisions of the Texas statutory procedures required to be followed by a shareholder in order to properly demand and perfect the shareholder’s rights of dissent and appraisal. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Subchapter H, which is set forth in Annex C to this proxy statement. This summary does not constitute legal advice, nor does it constitute a recommendation that our shareholders exercise their rights of dissent and appraisal under Subchapter H. If you wish to consider exercising your rights of dissent and appraisal, you should carefully review the text of Subchapter H because failure to timely and properly comply with the requirements of Subchapter H will result in the loss of your rights of dissent and appraisal under Texas law. In this section of the proxy statement, the word “you” refers to the record owner of shares. If you hold your shares in “street name” and you wish to exercise rights of dissent and appraisal, you should consult with your broker or other nominee to determine how to follow the appropriate procedures for the making of a demand for appraisal by such broker or nominee.

Summary

Subchapter H requires that, where a merger agreement is to be submitted for approval at a shareholders’ meeting, a notice regarding the availability of rights of dissent and appraisal to shareholders must accompany the notice of the shareholders’ meeting. A copy of Subchapter H must be included with such notice. This proxy statement constitutes notice to our shareholders of the availability of rights of dissent and appraisal in connection with the Merger and a copy of Subchapter H is attached hereto as Annex C in compliance with the requirements of Subchapter H.

In order to exercise your rights of dissent and appraisal, you must vote against the approval of the Merger Agreement either by proxy or in person at the Special Meeting and comply with the procedures described below. Voting against the approval of the Merger Agreement, either by proxy or in person, does not by itself constitute a notice of objection to the Merger or a demand for payment of fair value of your shares (each as more fully described below). In order to perfect your rights of dissent and appraisal, you must comply with the following procedures:

•	before the Special Meeting, you must deliver to the Company a written notice of objection to the Merger that complies with the requirements set forth below under “—Notice of Objection;”

•	you must vote against the approval of the Merger Agreement, either by proxy or in person, at the Special Meeting;

•	if the Merger Agreement is approved at the Special Meeting, then, not later than the 20th day after the surviving corporation has sent to you notice that the Merger has taken effect, you must deliver to the surviving corporation a written demand for payment of fair value of your shares for which rights of dissent and appraisal are sought that complies with the requirements set forth below under “—Demand for Payment of Fair Value;”

•	not later than the 20th day after you deliver to the surviving corporation a written demand for payment of the fair value of your shares, you must submit to the surviving corporation any certificates representing your shares to which the demand relates as described below under “—Delivery of Share Certificates to the Surviving Corporation;” and

•	if you and the surviving corporation are unable to reach an agreement as to the fair value of your shares, then not later than 150 days after the effective time of Merger, you or the surviving corporation must file a petition in a court in Potter County, Texas, the county in which Hasting’s principal office in Texas is located, requesting a finding and determination of the fair value of your shares as described below under “—Filing of Petition with Court; Determination of Fair Value.” The surviving corporation is under no obligation to file any such petition and has no intention of doing so.

If you fail to comply with any of these procedures, and the Merger is completed, you will be entitled to receive the Merger Consideration for your shares of common stock as provided for in the Merger Agreement, but will have no rights of demand and appraisal with respect to your shares.

Notice of Objection

In order to preserve your rights of dissent and appraisal, prior to the Special Meeting, you must deliver to the Company a written notice of objection to the Merger that fully complies with the requirements described herein. Each written notice of objection to the Merger must:

•	be addressed to Hastings Entertainment, Inc., Attn: President and Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102;

•	be delivered to the Company at its principal executive office before the Special Meeting;

•	state that the shareholder’s right to dissent will be exercised if the Merger becomes effective; and

•	provide an address to which notice of effectiveness of the Merger should be delivered or mailed to such shareholder.

The written notice of objection must be in addition to and separate from any proxy or ballot voting against the approval of the Merger Agreement or any demand for payment of fair value.

Vote Against the Merger

In order to exercise your rights of dissent and appraisal, you must vote against the approval of the Merger Agreement either by proxy or in person at the Special Meeting. A vote in favor of the approval of the Merger Agreement, by proxy or in person, or abstaining from voting on the Merger Agreement will constitute a waiver of your rights of dissent and appraisal in respect of your shares and will nullify any previously filed written notice of objection. A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the approval of the Merger Agreement, and it will constitute a waiver of your rights of dissent and appraisal and will nullify any previously delivered written notice of objection. If you do not submit a proxy, your shares will not be voted, either in favor of the approval of the Merger Agreement or against the approval of the Merger Agreement, and accordingly failure to submit a proxy will not preserve your right to exercise rights of dissent and appraisal. Therefore, a shareholder who wishes to exercise rights of dissent and appraisal must vote against the approval of the Merger Agreement either by proxy or in person.

Demand for Payment of Fair Value

If the Merger Agreement is approved at the Special Meeting, then, within 10 days following the effective time of the Merger, the surviving corporation must provide notice of that the Merger has taken effect to each shareholder who voted against the Merger, either by proxy or in person, and who properly submitted a written notice of objection to the Merger. Voting against the approval of the Merger Agreement, either by proxy or in person, does not by itself constitute a demand for payment of fair value under Subchapter H. In order to preserve your rights of dissent and appraisal, within 20 days of the date on which the surviving corporation sends you notice that the Merger has taken effect, you must deliver to the surviving corporation a written demand for payment of fair value of your shares that fully complies with the requirements described herein. Each demand for payment of fair value of shares must:

•	be addressed to Hastings Entertainment, Inc., Attn: President and Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102;

•	be delivered to the surviving corporation at its principal executive officer within 20 days of the date on which the surviving corporation sends notice to you that the Merger has taken effect;

•	demand payment of the fair value of your shares for which rights of dissent and appraisal are sought;

•	provide an address to which notice relating to the dissent and appraisal procedures under Subchapter H should be delivered or mailed to you;

•	state the number of shares you own; and

•	state your estimation of the fair value of your shares.

The demand for payment of fair value must be in addition to and separate from your notice of objection or any proxy voting against the approval of the Merger Agreement.

Delivery of Share Certificates to the Surviving Corporation

Additionally, within 20 days after the date on which your demand for payment of the fair value of your shares is delivered to the surviving corporation, you must submit to the surviving corporation any certificates representing your shares to which the demand relates for purposes of making a notation on such certificates that a demand for payment of fair value for your shares has been made under Subchapter H. All such certificates should be sent to Hastings Entertainment, Inc., Attn: Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102. The failure to submit your share certificates will have the effect, at the option of the surviving corporation, of terminating your rights to dissent and appraisal unless a court, for good cause shown, directs otherwise.

Response from Surviving Corporation to Demand for Payment of Fair Value; Payment

Within 20 days after receiving a demand for payment of fair value of shares from a dissenting shareholder, the surviving corporation must provide a written response to such dissenting shareholder, in which response the surviving corporation may either (i) accept the amount claimed in the demand as the fair value of the shares specified in the demand or (ii) reject the demand, provide the surviving corporation’s estimate of the fair value of the dissenting shareholder’s shares and offer to pay to the dissenting shareholder the amount of such estimate. If the surviving corporation accepts the amount claimed in the demand as the fair value of the shares, then the surviving corporation shall pay to the dissenting shareholder such amount within 90 days after the effective time of the Merger if the shareholder delivers to the surviving corporation endorsed share certificates representing such shareholder’s shares or signed assignments of the shares if such shares are uncertificated.

If a dissenting shareholder decides to accept the offer made by the surviving corporation in such written response, the shareholder must provide notice to the surviving corporation of such acceptance within 90 days of the effective time of the Merger. If a dissenting shareholder validly accepts the surviving corporation’s offer or the dissenting shareholder and the surviving corporation otherwise reach an agreement of the fair value of such shareholder’s shares within 90 days of the effective time of the Merger, then the surviving corporation shall pay to the dissenting shareholder the agreed amount within 120 days after the effective time of the Merger if the shareholder delivers to the surviving corporation endorsed share certificates representing such shareholder’s shares or signed assignments of the shares if such shares are uncertificated.

Filing of Petition with Court; Determination of Fair Value

If the surviving corporation rejects the amount demanded by a dissenting shareholder for payment of fair value of such shareholder’s shares and the surviving corporation and the dissenting shareholder are unable to reach an agreement as to the fair value of such dissenting shareholder’s shares, then within 150 days after the effective time of the Merger, either the surviving corporation or the dissenting shareholder who has complied with the requirements of Subchapter H may file a petition in a court in Potter County, Texas requesting a finding and determination of the fair value of the shares. The surviving corporation has no obligation (and has no present intention) to file such a petition in the event there are dissenting shareholders and the surviving corporation and such dissenting shareholders are unable to reach an agreement as to the fair value of the shares. Accordingly, the failure of a dissenting shareholder to file such a petition within the period specified could nullify such shareholder’s previous demand for payment of fair value of such shareholder’s shares and cause the loss of such shareholder’s rights to dissent and appraisal.

If any shareholder files a petition requesting a finding and determination of the fair value of its shares, then within 10 days of receipt of service of such petition by the surviving corporation, the surviving corporation must file with the clerk of the court in which the petition was filed a list containing the names and addresses of each shareholder of the Company who has demanded payment for fair value of their shares and with whom agreement as to the fair value of their shares has not been reached with the surviving corporation. If the surviving corporation files a petition, then such list must accompany the petition. After the clerk of such court provides notice to the surviving corporation and to each shareholder who has demanded an appraisal of such shareholder’s shares, the court will conduct a hearing upon the petition to determine which shareholders have perfected their rights of dissent and appraisal in compliance with Subchapter H and who have subsequently become entitled to receive payment for the fair value of their shares. Additionally, the court will appoint one or more qualified appraisers to determine the fair value of the shares. Each appraiser so appointed must determine the fair value of the shares of a dissenting shareholder entitled to payment for the shares. Fair value of the shares must be determined on the date preceding the effective time of the Merger, exclusive of any appreciation or depreciation of value arising from the accomplishment or expectation of the Merger and considering the value of the Company as a going concern without reference to any control premium, minority interest discount or discount for lack of marketability. In determining fair value of the shares, an appraiser may examine the books and records of the surviving corporation and conduct such other investigations as the appraiser considers appropriate. A dissenting shareholder or the surviving corporation may submit to an appraiser evidence of other information relevant to the determination of fair value of the shares. Following the appraiser’s determination of the fair value of the shares, the appraiser must file with the court a report of that determination and the clerk of the court will provide notice of the filing of such report to each dissenting shareholder and the surviving corporation.

Following notice of the appraisal report containing the fair value of the shares, a dissenting shareholder or the surviving corporation may object, based on the law or the facts, to all or part of such report, in which case the court will conduct a hearing to determine the fair value of the shares. After such hearing, the court will require the surviving corporation to pay to the dissenting shareholders entitled to receive payment of fair value of their shares the amount determined by the court to be the fair value thereof, together with interest accruing from the 91st day after the effective time of the Merger until the date of judgment. Such interest will accrue at the same rate as is provided for the accrual of prejudgment interest in civil cases. Once directed by the court, the surviving corporation will immediately pay the amount of the judgment to each dissenting shareholder whose shares are uncertificated and, for dissenting shareholders whose shares are certificated, will pay the amount of the judgment immediately after such shareholder surrenders to the surviving corporation the endorsed certificates representing the shares.

Withdrawal for Demand for Payment of Fair Value

At any time before payment has been made in respect of a demand for payment of fair value of the shares or a petition has been filed in respect of a demand for payment of fair value of the shares, a dissenting shareholder may withdraw such shareholder’s demand for payment of fair value of the shares and accept the Merger Consideration by delivering to the surviving corporation a written withdrawal of the shareholder’s demand for payment of fair value of the shares. However, after such time, any attempt to withdraw will require the consent of the surviving corporation. If the surviving corporation does not consent to a shareholder’s request to withdraw a demand for payment of fair value of shares when that consent is required, the shareholder will be entitled to receive only the fair value determined by the court, which value could be more than, the same as or less than the value of the Merger Consideration offered pursuant to the Merger Agreement.

Other Important Considerations for Shareholders Considering Whether to Exercise Rights of Dissent and Appraisal

In considering whether to exercise your rights of dissent and appraisal, you should be aware that the fair value of your shares as so determined could be more than, the same as or less than the consideration you would receive pursuant to the Merger Agreement if you did not exercise your rights of dissent and appraisal, and that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Subchapter H. Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the determination of fair value as determined in accordance with the TBOC. All court costs, including reasonable fees for the appraisers, will be allocated between the surviving corporation and the dissenting shareholders as determined by the court. The Company does not anticipate offering more than the applicable Merger Consideration to any shareholder exercising rights of dissent and appraisal, and the Company reserves the right to assert, in any response to a dissenting shareholder or appraisal proceeding, that for purposes of Subchapter H, the “fair value” of a share of common stock of the Company is less than the applicable consideration pursuant to the Merger Agreement, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, the statutory rights of dissent and appraisal are a dissenting shareholder’s exclusive remedy for the recovery of the value of such shareholder’s shares or money damages with respect to the Merger. If a petition for determination of fair value of shares is not timely filed, then the dissenting shareholder’s rights of dissent and appraisal will cease.

If any shareholder who demands appraisal of shares of our common stock under Subchapter H fails to perfect, or successfully withdraws the demand or loses, such shareholder’s rights of dissent and appraisal, the shareholder’s shares of common stock will be deemed to have been converted at the effective time of the Merger into the right to receive the Merger Consideration. A shareholder will fail to perfect, or effectively lose or withdraw, the shareholder’s rights of dissent and appraisal if, among other things:

•	such shareholder fails to deliver written notice of objection to the Company before the Special Meeting;

•	such shareholder votes in favor of the Merger, either by proxy or in person, or abstains from voting on the Merger;

•	such shareholder fails to deliver written demand for payment of fair value of such shareholder’s shares within 20 days of the date on which the surviving corporation sends such shareholder notice that the Merger has taken effect;

•	such shareholder fails to deliver to the surviving corporation any certificates representing such shareholder’s shares within 20 days of delivering to the surviving corporation written demand for payment of the fair value of such shares;

•	no petition for determination of fair value of the shares is filed within 150 days after the effective time of the Merger; or

•	such shareholder delivers to the surviving corporation a written withdrawal of the demand for payment of fair value of such shareholder’s shares before payment has been made or a petition has been filed.

Any dissenting shareholder who has delivered a demand for payment of fair value of its shares in compliance with Subchapter H will not, after the effective time of the Merger, be entitled to vote the shares subject to that demand for any purpose or be entitled to the payment of dividends or other distributions on those shares (except dividends or other distributions payable to holders of record of shares as of a record date before the effective time of the Merger).

Failure to comply strictly with all of the procedures set forth in Subchapter H will result in the loss of a shareholder’s statutory rights of dissent and appraisal. Consequently, any shareholder wishing to exercise rights of dissent and appraisal is urged to consult legal counsel before attempting to exercise those rights.

THE MERGER AGREEMENT (PROPOSAL 1)

The summaries of the material terms of the Merger Agreement below and elsewhere in this proxy statement are qualified in their entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which we incorporate by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to carefully read the Merger Agreement in its entirety.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about Hastings contained in this proxy statement or in Hastings’ public reports filed with the SEC may supplement, update or modify the factual disclosures about Hastings contained in the Merger Agreement and described in this summary. The representations, warranties and covenants are qualified and subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise and allocating risk between the parties to the

Merger Agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from the standards of materiality applicable to shareholders and reports and documents filed with the SEC and in some cases were qualified by confidential disclosures that were made by Hastings to the Parent and Merger Sub, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of any date other than the date of the Merger Agreement or such other prior date as may be specified in a particular representation or warranty, may have changed since the date of the Merger Agreement and subsequent developments or new information affecting a representation or warranty may not have been included in this proxy statement. Accordingly, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement, the documents incorporated by reference into this proxy statement, and the reports, statements and filings that Hastings files with the SEC from time to time.

The Merger

Under the terms and subject to the conditions of the Merger Agreement and in accordance with the TBOC, at the effective time of the Merger, Merger Sub will be merged with and into Hastings, with Hastings continuing as the surviving corporation. Following the consummation of the Merger, Hastings will be a wholly-owned subsidiary of Parent and the separate corporate existence of Merger Sub will cease.

Closing and Effective Time

The consummation of the Merger (referred to as the “Closing”) will take place at 10:00 a.m. Eastern Time no later than the third business day following the date on which the last of the conditions to the Closing have been satisfied or waived. See “—Conditions to the Merger.”

At or promptly after the Closing, the parties to the Merger will cause to be filed a certificate of merger with the Secretary of State of the State of Texas. The Merger will become effective at such date and time as the certificate of merger has been filed with, and accepted by, the Secretary of State of the State of Texas, or at such later date or time as mutually agreed to by Hastings and Parent in writing and specified in the certificate of merger (the effective time of the Merger is referred to as the “Effective Time”).

Certificate of Formation and Bylaws of the Surviving Corporation

At the Effective Time:

•	the certificate of formation of Hastings, as in effect immediately prior to the Effective Time, will be amended and restated to conform to the certificate of formation of Merger Sub as in effect immediately prior to the Effective Time; and

•	the bylaws of Hastings, as in effect immediately prior to the Effective Time, will be amended and restated in their entirety to conform to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time.

Merger Consideration

At the Effective Time, except for (1) any shares owned by NECA or any other member of Parent, Parent, Merger Sub or any of their respective affiliates, (2) any shares owned by Hastings or its Subsidiary (including shares held in Hastings’ treasury), and (3) any shares held by persons who have properly perfected their rights of dissent and appraisal, each share of our common stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration. From and after the Effective Time, all such shares of Hastings shall no longer be outstanding and will automatically be cancelled and will cease to exist, and the holders of such shares immediately prior to the Effective Time will cease to have any rights as shareholders of Hastings, except the right to receive the Merger Consideration.

Any shares held by Hastings or its Subsidiary or held by Hastings in treasury immediately prior to the Effective Time and any of our shares owned by NECA or any other member of Parent, Parent, Merger Sub or any of their respective affiliates immediately prior to the Effective Time will be automatically cancelled and will cease to exist and no payment will be made with respect to such shares.

Any of our shares held by any shareholder who is entitled to demand, and who properly perfects, rights of dissent and appraisal with respect to such shares in accordance with the TBOC will be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the TBOC. If, after the Effective Time, any such shareholder fails to perfect, effectively withdraws or otherwise loses such shareholder’s rights of dissent and appraisal, that shareholder’s shares will be converted into and become exchangeable solely for the right to receive the Merger Consideration. See “—Rights of Dissent and Appraisal.”

Treatment of Options

At the Effective Time:

•	each option to purchase shares of our common stock granted under one of the Company Equity Plans that (1) is outstanding immediately prior to the Effective Time, (2) is vested and exercisable, and (3) has an exercise price per share that is less than $3.00, shall be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash equal to the product of (x) the total number of shares of common stock subject to such option, multiplied by (y) the Option Consideration;

•	each option to purchase shares of our common stock granted under one of the Company Equity Plans that (1) is outstanding immediately prior to the Effective Time, (2) is vested and exercisable, and (3) has an exercise price per share that is equal to or greater than $3.00, shall be cancelled and terminated at the Effective Time, and the holder of such option shall not be entitled to any payment for such cancelled option;

•	each option to purchase shares of our common stock granted under one of the Company Equity Plans that is (1) outstanding immediately prior to the Effective Time, but (2) unvested (whether or not exercisable), shall be cancelled and terminated at the Effective Time, and the holder of such option shall not be entitled to any payment for such unvested option; and

•	each option to purchase shares of our common stock granted under one of the Company Equity Plans that is held by any of the Insiders, whether or not such option is vested or unvested and regardless of the exercise price of such option, shall be cancelled and terminated at the Effective Time, and the holder of such option shall not be entitled to any payment for such cancelled option.

Each of the Company Equity Plans shall be terminated as of the Effective Time and no options to purchase shares of our common stock or any similar rights shall be granted or outstanding after the Effective Time.

Payment Procedures

Prior to the Effective Time, Parent will appoint a paying agent to accept payment of the Merger Consideration at the Effective Time on behalf of the holders of shares of our common stock as of the record date of the Special Meeting.

As soon as reasonably practicable after the Effective Time, Parent and the surviving corporation will cause the paying agent to send to each holder of record of the shares of our common stock as of the record date a letter of transmittal and instructions for use in effecting the surrender of corresponding certificates or non-certificated shares represented by book-entry in exchange for the Merger Consideration.

Shareholders should not return their stock certificates with the enclosed proxy card and should not forward stock certificates to the paying agent without a letter of transmittal.

Following the surrender to the paying agent of certificates that formerly represented shares of the common stock or non-certificated shares represented by book-entry, together with a properly completed letter of transmittal as well as any other documents that may be required by the paying agent, the holder of such shares will be entitled to receive payment in an amount equal to the product of (1) the Merger Consideration multiplied by (2) the number of shares of our common stock represented by such holder’s properly surrendered certificates or book-entry shares. Until surrendered in the manner described above, each such certificate or book-entry share will represent only the right to receive the Merger Consideration, without interest.

If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered certificate or book-entry share is registered, it will be a condition of such payment that the person requesting such payment pay any transfer or other similar taxes required by reason of the making of such payment to a person other than the registered holder or establish to the satisfaction of the paying agent that such tax has been paid or is not payable.

At the Effective Time, the stock transfer books of Hastings will be closed, and there will be no further registration of transfers of shares of its common stock that were outstanding immediately prior to the Effective Time.

If a shareholder has lost a certificate representing shares of our common stock, or if it has been stolen or destroyed, then, before such shareholder will be entitled to receive the Merger Consideration, he or she must (1) make an affidavit of the loss, theft or destruction, and (2) if required by Parent, post a bond in a reasonable amount as directed by Parent as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal and related instructions that each shareholder will receive, which you should read carefully and in their entirety.

Each of the surviving corporation, Parent and Merger Sub are entitled to deduct and withhold (or cause the paying agent to deduct and withhold) from the Merger Consideration or any other consideration otherwise payable pursuant to the Merger Agreement such amounts as are required to be deducted and withheld under applicable law.

Any portion of the Merger Consideration delivered to the paying agent for payment to Hastings’ shareholders that remains undistributed one year after the Effective Time will be returned to the surviving corporation, and any shareholder who has not previously exchanged its shares of common stock may look only to the surviving corporation for payment of the Merger Consideration, without interest, upon due surrender of such shares.

None of the surviving corporation, Parent or the paying agent will be liable to any former holder of shares of our common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

Representations and Warranties

In the Merger Agreement, Hastings made representations and warranties to Parent and Merger Sub relating to, among other things:

•	due organization, standing and corporate power of Hastings and its subsidiary, Hastings Internet, Inc. (referred to as the “Subsidiary”);

•	the organizational documents of Hastings and its Subsidiary;

•	the capitalization of Hastings and its Subsidiary and the absence of preemptive rights or any repurchase or redemption obligations;

•	Hastings’ SEC filings and the financial statements included therein, as well as accuracy and compliance with GAAP with respect to the financial statements;

•	the maintenance of internal controls over financial reporting and other disclosures;

•	the absence of a Material Adverse Effect (as more fully defined below) and the confirmation of activities being in the ordinary course operations of Hastings from January 31, 2013 to the date of the Merger Agreement;

•	title to the material assets owned by Hastings and its Subsidiary;

•	the sufficiency of the inventory of Hastings and its Subsidiary and, since January 31, 2013, the maintenance of such inventory in the ordinary course of business;

•	the condition of the information technology systems of Hastings and its Subsidiary and the maintenance of and compliance with information technology policies and procedures;

•	the real property owned and leased by Hastings and its Subsidiary;

•	the intellectual property of Hastings and its Subsidiary;

•	the material contracts of Hastings and its Subsidiary;

•	the suppliers of Hastings and its Subsidiary;

•	the absence of undisclosed liabilities by Hastings and its Subsidiary;

•	compliance by Hastings and its Subsidiary with any applicable legal requirements for the past five years;

•	the absence of various unlawful business practices and compliance with the Foreign Corrupt Practices Act of 1977, as amended, by Hastings and its Subsidiary;

•	compliance with and possession of all material governmental authorizations required of Hastings and its Subsidiary;

•	various tax matters of Hastings and its Subsidiary;

•	employee benefits and other employee matters of Hastings and its Subsidiary;

•	certain environmental matters of Hastings and its Subsidiary;

•	the insurance policies and programs of Hastings and its Subsidiary;

•	the absence of legal proceedings involving Hastings and its Subsidiary;

•	Hastings’ corporate power and authority to enter into the Merger Agreement and to perform its obligations thereunder;

•	the approval by the Board of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, and the Board’s recommendation of the same to Hastings’ shareholders;

•	the due execution and delivery by Hastings of the Merger Agreement and the enforceability of the Merger Agreement against Hastings;

•	the shareholder vote required to approve the Merger Agreement and the transactions contemplated therein;

•	the absence of conflicts between (1) the Merger Agreement and the transactions contemplated therein, and (2) Hastings’ organizational documents, any applicable law or any of the contracts to which Hastings or its Subsidiary is a party;

•	the fairness opinion delivered to the Special Committee by STRH as financial advisor to such Special Committee; and

•	financial advisors.

In the Merger Agreement, Parent and Merger Sub each made representations and warranties to Hastings relating to, among other things:

•	due organization, standing and corporate power of Parent and Merger Sub;

•	the due execution and delivery by Parent and Merger Sub of the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•	the absence of conflicts between (1) the Merger Agreement and the transactions contemplated therein, and (2) the organizational documents of Parent or Merger Sub, any applicable law or any of the contracts to which Parent or Merger Sub is a party;

•	the accuracy of the information supplied by Parent or Merger Sub for inclusion in this proxy statement;

•	the absence of legal proceedings involving Parent or Merger Sub;

•	the sufficiency of Parent’s funds to consummate the transactions contemplated by the Merger Agreement;

•	Parent’s solvency after giving effect to the transactions contemplated by the Merger Agreement;

•	the absence of certain arrangements between Parent, Merger Sub or any of their affiliates and any member of Hastings’ management; and

•	brokers and other advisors.

Many of Hastings’ representations and warranties are qualified by materiality qualifications or a “Material Adverse Effect” standard. “Material Adverse Effect,” as defined more fully in the Merger Agreement, means an event, violation, inaccuracy, circumstance or other matter that, individually or in the aggregate, has had a material adverse effect on (i) the business, financial condition or results of operations of Hastings and its Subsidiary taken as a whole or (ii) the ability of Hastings to consummate the transactions contemplated by the Merger Agreement; provided, however, none of the following shall be deemed to be, either alone or in combination, a Material Adverse Effect, nor shall any of the following be taken into consideration in determining whether there is or likely to be a Material Adverse Effect on Hastings or its Subsidiary:

•	any change in the market price or trading volume of our common stock;

•	any event, violation, inaccuracy, circumstance or other matter resulting directly from the announcement or pendency of the transactions contemplated by the Merger Agreement (other than with respect to the representations and warranties regarding the absence of consents (as described above));

•	any event, circumstance, change or effect in the industries in which Hastings and its Subsidiary operate or in the economy generally or other general business, financial or market conditions except to the extent that such event, circumstance, change or effect disproportionately affects Hastings and/or its Subsidiary in an adverse manner relative to the other participants in such industries or the economy generally;

•	any event, circumstance, change or effect relating to fluctuations in the value of any currency;

•	any event, circumstance, change or effect relating to any act of terrorism, war, national or international calamity or any other similar event that does not have a disproportionate adverse effect on Hastings and its Subsidiary relative to other participants in the industries in which Hastings and its Subsidiary operate or the economy generally;

•	the failure of Hastings and its Subsidiary to meet internal or analysts’ expectations or projections; or

•	any event, circumstance, change or effect relating to any change in, or any compliance with any legal requirement or GAAP.

Access and Investigation

The Merger Agreement provides that during the period from the signing of the Merger Agreement to the Effective Time (or, if applicable, the termination of the Merger Agreement), Hastings and its Subsidiary shall promptly provide Parent and its representatives with reasonable access to Hastings’ and its Subsidiary’s personnel, properties and assets, and all to existing books and records pertaining to Hastings and its Subsidiary and their respective businesses (including financial schedules and accounting records), and otherwise provide Parent and its representatives with all requested information in its or its Subsidiary’s possession. The foregoing shall not require Hastings to disclose information that would jeopardize any attorney-client privilege or result in the disclosure of any trade secrets.

Conduct of Business Prior to Closing

The Merger Agreement provides that during the period from the signing of the Merger Agreement to the Effective Time, subject to (1) the receipt of written consent of Parent, (2) certain exceptions contained in the Merger Agreement or listed in the associated disclosure schedules delivered by Hastings in connection with the Merger Agreement, and/or (3) any applicable law, Hastings will, and will cause its Subsidiary to, conduct its business in the ordinary course in substantially the same manner as it was conducted prior to entering into the Merger Agreement.

Hastings has also agreed in the Merger Agreement that Hastings and its Subsidiary shall use commercially reasonable efforts to preserve the material components of their business organizations, assets and goodwill, including keeping available the services of current officers and key employees, and maintain existing relations and goodwill with all material suppliers, material customers, licensors, lenders, governmental bodies and other material business relationships.

The Merger Agreement also provides that during the period from the signing of the Merger Agreement to the Effective Time, subject to (1) the receipt of written consent of Parent, (2) certain exceptions contained in the Merger Agreement or listed in the associated disclosure schedules delivered by Hastings in connection with the Merger Agreement, and/or (3) any applicable law, Hastings will not, and will not permit its Subsidiary to:

•	(1) declare or pay any dividend or make any other distribution in respect of any shares of its capital stock, or (2) repurchase, redeem or otherwise reacquire any shares of its capital stock, or any rights, warrants or options to acquire any shares of such stock (except, in each case, for (A) dividends or distributions between or among Hastings and/or its Subsidiary if consistent with past practices, but not from Hastings to its shareholders, (B) repurchases and cancellation of options to purchase such stock outstanding as of the date on which the Merger Agreement is entered into, or (C) in connection with any tax-related withholding necessary to satisfy any tax obligations relating to any options to purchase such stock);

•	split, combine, subdivide or reclassify any shares of its capital stock;

•	sell, issue, grant, deliver, transfer, pledge or authorize the issuance or grant of (1) any capital stock or other security, (2) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (3) any instrument convertible into or exchangeable for any capital stock or other security (except that we may issue shares of our common stock as required to be issued upon the valid exercise of options outstanding as of the date of the Merger Agreement);

•

establish, adopt, terminate or amend any Company employee plan, or amend or waive any of Hastings’ rights under, or accelerate the vesting under, any provision of any of any such employee plans or grant any employee or director any increase in compensation, bonuses or other benefits (except that Hastings and its Subsidiary (1) may provide increases in salary, wages or benefits to non-executive officer employees in the ordinary course of business and consistent with past practice, (2) may amend any employee plan to the extent required by applicable legal requirements, and (3) may make usual and customary annual bonus payments and profit sharing payments in the ordinary course of business consistent with past practice and disclosed on the disclosure schedules delivered by Hastings in connection with the Merger Agreement);

•	hire any new officer or terminate the employment of any current officer of Hastings or its Subsidiary;

•	(1) enter into or amend any change-in-control agreement or retention agreement with any officer, employee, director or independent contractor, (2) enter into any employment, severance or other agreement with any officer, director independent contractor other than in the ordinary course of business consistent with past practice with respect to any non-executive officers, employee with an annual base salary less than $100,000 and independent contractors, (3) hire any employee with an annual base salary in excess of $100,000, or (4) enter into any agreement with respect to the voting of Hastings’ capital stock;

•	amend or permit the adoption of any amendment to Hastings’ certificate of formation or bylaws or other charter or organizational documents;

•	form any subsidiary, acquire any equity interest or other interest in any other entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

•	make or authorize any capital expenditure (except for any capital expenditure that (i) is provided for in Hastings’ capital expense budget disclosed on the disclosure schedules delivered by Hastings in connection with the Merger Agreement, or (ii) when added to all other capital expenditures made on behalf of Hastings and/or its Subsidiary since the date of the Merger Agreement but not provided for in Hastings’ capital expense budget delivered or made available to Parent on the disclosure schedules delivered by Hastings in connection with the Merger Agreement, does not exceed $100,000 individually and $200,000 in the aggregate during any fiscal quarter;

•	acquire, lease, license or sublicense any rights, assets or properties (other than purchases of inventory and supplies in the ordinary course of business) of or from any other person (other than in the ordinary course of business) or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense any rights, assets or properties to any other person (other than sales of merchandise in the ordinary course of business consistent with past practice or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of Hastings), or waive or relinquish, abandon, allow to lapse or encumber (except for any permitted encumbrance) any right or asset or property that is material to the business of the Company;

•	lend money to or make capital contributions or advances to or make any investments in, any person (except advances to employees for travel and other business related expenses in the ordinary course of business and in compliance with Hastings’ policies and intercompany loans, advances, capital contributions or investments between or among Hastings and its Subsidiary), or incur or guarantee any indebtedness except for short-term borrowings incurred in the ordinary course of business under Hastings’ existing secured line of credit with Bank of America, National Association, and pre-payments thereon made in the ordinary course of business;

•	amend or modify in any material respect, waive any rights under, or terminate any material contract or enter into any material contract;

•	except as required by any applicable legal requirement, (i) make any material change to any accounting method or accounting period used for tax purposes (or request such a change), (ii) make any material tax election, (iii) rescind or change any material tax election, (iv) surrender a right to a material tax refund; (v) file an amended tax return that could reasonably be expected increase the taxes payable by Hastings and its Subsidiary, (vi) enter into a closing agreement with any governmental body regarding any material tax; (vii) waive or extend the statute of limitations with respect to any material tax other than (A) pursuant to extensions of time to file a tax return obtained in the ordinary course of business or (B) pursuant to an extension granted in the ordinary course of business in connection with an audit of federal, state or local taxes to prevent the immediate assessment or collection of a tax;

•	commence any legal proceeding, except with respect to (i) routine matters in the ordinary course of business, (ii) such cases where Hastings reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that Hastings consults with Parent and considers the views and comments of Parent with respect to such legal proceedings prior to commencement thereof), or (iii) in connection with a breach of the Merger Agreement or any other agreements contemplated thereby;

•	settle or compromise any legal proceeding or other claim, threatened or otherwise, other than pursuant to a settlement that does not relate to the any of the transactions contemplated by the Merger Agreement and (i) that results solely in a monetary obligation involving only the payment of monies by Hastings or its Subsidiary of not more than $75,000, individually, or $150,000 in the aggregate, or (ii) that results solely in a monetary obligation that is funded by an indemnity obligation to or, an insurance policy of, Hastings or its Subsidiary and the payment of monies by Hastings or its Subsidiary that together with any settlement made under subsection (i) are not more than $75,000, individually, or $150,000 in the aggregate (not funded through insurance policies);

•	change any of Hastings’ methods of accounting or accounting practices unless required by GAAP or applicable legal requirements;

•	enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements;

•	adopt or implement any shareholder rights plan or similar arrangement;

•	fail to make any filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of Hastings and its Subsidiary, as a whole, as currently conducted, or enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name;

•	adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Hastings or its Subsidiary;

•	mortgage, pledge, hypothecate, grant any security interest in or otherwise subject to any other encumbrances (other than those encumbrances specifically permitted by the Merger Agreement) any material assets of Hastings or its Subsidiary;

•	implement any employee layoffs that would implicate the Worker Adjustment and Retraining Notification Act, as amended, or similar state law; or

•	grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case, other than in the ordinary course of business consistent with past practice.

Proxy Statement, Board Recommendation and Shareholders’ Meeting

Hastings has agreed to notify Parent of any comments to this proxy statement or requests for additional information received from the SEC in connection therewith and to afford Parent a reasonable opportunity to review and comment on this proxy statement and any correspondence with the SEC in connection therewith. Hastings, Parent and Merger Sub have agreed to promptly correct any information provided for use in this proxy statement to the extent necessary to comply with any applicable law or regulation.

As soon as practicable following the date on which the SEC notifies Hastings that it has no further comments on this proxy statement, Hastings shall take all appropriate action to establish a record date to determine the shareholders entitled to vote at, and to duly call, give notice of and hold, the Special Meeting of its shareholders for the purpose of voting on the approval of the Merger. Hastings will not change the record date without the prior written consent of Parent. The foregoing obligations of Hastings shall not be limited or affected by making, commencement, disclosure, announcement or submission of any Superior Offer (as defined below) or other Acquisition Proposal (as defined below) or the right of the Board to revoke its recommendation in favor of the Merger (see “—No Solicitation of Other Offers”). Parent agrees to cause all shares of our common stock held by NECA, Parent or any of its subsidiaries to be voted in favor of the Merger Agreement at any meeting of the shareholders of Hastings held for such purpose.

Hastings may adjourn or postpone the Special Meeting (1) after consultation with Parent and with Parent’s consent, to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the shareholders within a reasonable amount of time in advance of the Special Meeting or (2) if there are insufficient shares of common stock represented to constitute a quorum necessary to conduct the business of the Special Meeting.

Hastings has agreed to use reasonable best efforts to secure the requisite vote of the shareholders to approve the Merger Agreement.

The Board has agreed to adopt and to include in this proxy statement a resolution approving the Merger Agreement and the consummation of the transactions contemplated therein and to recommend to the shareholders that they approve the Merger Agreement and such transactions. Additionally, the Board has agreed that neither the Board nor any committee thereof shall:

•	withhold, qualify, withdraw or modify in a manner adverse to the Parent or Merger Sub (or publicly propose to do any of the same) the Board’s recommendation in favor of the Merger;

•	fail to publicly reaffirm such recommendation in favor of the Merger within five days of being requested to do so in writing;

•	adopt, approve, recommend or declare advisable (or propose to do any of the same) any Acquisition Proposal (as described in “—No Solicitation of Other Offers”);

•	fail to recommend against any Acquisition Proposal that constitutes a tender offer;

•	adopt, approve, recommend or declare advisable (or propose to do any of the same), or otherwise allow Hastings or its Subsidiary to enter into any letter of intent, understanding or agreement that is or would reasonably be expected to either (i) lead to any Acquisition Proposal, or (ii) impede or delay Hastings’ ability to enter into any of the transactions contemplated by the Merger Agreement, including the Merger.

As more fully described in the Merger Agreement, if, prior to the approval of the Merger Agreement by its shareholders, Hastings has received a bona fide written Acquisition Proposal from a third party (without breaching its restrictions against solicitations described under “—No Solicitation of Other Offers”), and after consultation with outside legal counsel and independent financial advisors, the Board determines that such Acquisition Proposal is a Superior Proposal (as described under “—No Solicitation of Other Offers”), then (1) the Board may revoke its recommendation to the shareholders that they approve the Merger Agreement and the transactions contemplated therein, or (2) Hastings may terminate the Merger Agreement in order to enter into an agreement with such third party with respect to the Superior Offer, provided, however, that in either case, (a) the Board determines in good faith and after consultation with Hastings’ outside legal counsel that a failure to do so would constitute a breach of the Board’ fiduciary duties to Hastings’ shareholders, (b) Hastings shall have notified Parent of its intention to consider changing such recommendation or terminating the Merger Agreement at least five days prior to doing so, (c) Hastings shall have provided Parent the material terms and conditions of the Acquisition Proposal, (d) within five days of so notifying the Parent, Hastings shall have provided the Parent with an opportunity to propose revisions to the Merger Agreement or make another proposal, so that the Acquisition Proposal would cease to constitute a Superior Offer, and (e) after giving effect to any proposed revisions or offer from the Parent pursuant to the foregoing clause (d) and after consultation with outside legal counsel, the Board maintains its determination that the Acquisition Proposal is a Superior Offer and that its failure to revoke its recommendation in favor of the Merger Agreement or terminate the Merger Agreement would constitute of a breach of the Board’s fiduciary duties to the shareholders of Hastings.

No Solicitation of Other Offers

Under the Merger Agreement, Hastings has agreed that Hastings, its Subsidiary and its representatives will terminate any discussions or negotiations with any third parties with respect to an Acquisition Proposal (as described below) that were ongoing when the Merger Agreement was executed and request the return of any confidential information of Hastings or its Subsidiary from such third party.

Additionally, pursuant to the Merger Agreement, Hastings agreed that, until the Closing or earlier termination of the Merger Agreement, if applicable, neither Hastings, its subsidiaries nor their respective representatives shall:

•	solicit, initiate, knowingly facilitate or encourage (including by way of furnishing information) any inquiries or proposals constituting or leading to an Acquisition Proposal;

•	engage in, continue or otherwise participate in any discussions or negotiations regarding an Acquisition Proposal;

•	furnish to any other person any information in connection with or for the purpose of encouraging or facilitating an Acquisition Proposal;

•	adopt, approve, endorse, recommend or enter into any letter of intent, agreement, arrangement or understanding with respect to an Acquisition Proposal; or

•	grant any waiver, amendment or release under any standstill or confidentiality agreement, any rights agreement or “poison pill” arrangement or takeover law, or otherwise knowingly facilitate any effort or attempt by any person to make any Acquisition Proposal.

Additionally, pursuant to the Merger Agreement, if, prior to the time that the shareholders of Hastings approve the Merger Agreement, Hastings, its Subsidiary or any of their representatives receive an Acquisition Proposal from an unaffiliated third party, and such proposal was not made as a result of any breach of the foregoing restrictions on solicitations, then:

•	Hastings and its representatives may contact such third party to clarify the terms and conditions of such Acquisition Proposal; and

•	if the Board determines in good faith, after consultation with outside legal and independent financial advisors, that such Acquisition Proposal is or could be expected to result in a Superior Offer (as described below), then Hastings and its representatives may engage in discussions or negotiations with such third party, including providing information concerning Hastings to such third party and granting a waiver, amendment or release under any standstill or confidentiality agreement restricting such third party’s ability to discuss an Acquisition Proposal with Hastings, provided, however, that (1) any information provided to such third party is subject to a confidentiality agreement conforming to the parameters established thereon by the Merger Agreement, (2) Parent is provided with a copy of such confidentiality agreement, (3) any information concerning Hastings and its Subsidiary that is provided to such third party and which was not previously provided to the Parent must be provided to the Parent, and (4) any waiver, amendment or release from any standstill or confidentiality agreement may only be granted to the extent that the Board determines, after consultation with legal counsel, that the failure to grant such a waiver or amendment would constitute a breach of the Board’s fiduciary duties under applicable law.

Additionally, with respect to any such Acquisition Proposal contemplated by the foregoing, Hastings must promptly, and in any case within thirty-six hours:

•	provide to Parent an unredacted copy of any such Acquisition Proposal (including related financing commitments) that was made in writing provided to Hastings or its Subsidiary;

•	provide to Parent a written summary of the material terms of any such Acquisition Proposal that were not made in writing; and

•	keep Parent reasonably informed of any material developments, discussions or negotiations regarding any such Acquisition Proposal.

Furthermore, Hastings and its Subsidiary agreed not to enter into any confidentiality agreement after the execution of the Merger Agreement that prohibits Hastings from providing any of the information described above to Parent.

The Merger Agreement defines an “Acquisition Proposal” as any proposal or offer from any person (other than Parent and its affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (i) acquisition of assets of Hastings and its Subsidiary equal to twenty percent (20%) or more of Hastings’ consolidated assets or to which twenty percent (20%) or more of Hastings’ revenues or earnings on a consolidated basis are attributable, (ii) issuance or acquisition of twenty percent (20%) or more of any outstanding class of common stock, (iii) recapitalization, tender offer or exchange offer that if consummated would result in any person beneficially owning twenty percent (20%) or more of any outstanding class of common stock, or (iv) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving Hastings that if consummated would result in any person beneficially owning twenty percent (20%) or more of any outstanding class of common stock, in each case above, other than the Transactions (as defined in the Merger Agreement).

The Merger Agreement defines a “Superior Offer” as a bona fide written Acquisition Proposal that the Board determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the Acquisition Proposal that the Board deems relevant, and, if consummated, would result in a transaction more favorable to Hastings’ shareholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by the Merger Agreement; provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal above shall be deemed to be references to “50%.”

In addition to the rights described above, Hastings may terminate the Merger Agreement, pay a termination fee and enter into a definitive agreement with respect to a Superior Offer under certain circumstances. See “Merger Agreement – Proxy Statement, Board Recommendation And Shareholders Meeting.”

Commercially Reasonable Efforts

Subject to the terms and conditions set forth in the Merger Agreement, Hastings and Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated therein, including but not limited to (1) making all filings and giving all material notices required to be made in connection with the Merger, (2) obtaining any consents required to be obtained pursuant to any legal requirements or material contracts, (3) using reasonable efforts to lift any restraint, injunction or legal bar to the Merger and (4) shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the computation and verification of any amounts required to be deducted and withheld with respect to payments of the Merger Consideration by the paying agent.

Employee Matters; Employee Plans

As mentioned above (see “—Termination of Options”), each of the Company Equity Plans shall be terminated as of the Effective Time.

As of the date of the Closing, Hastings’ Associate’s Ownership Plan (“ASOP”) shall terminate by its terms, and Hastings shall file all necessary documents with the IRS to request a favorable determination that the

ASOP is qualified under the provisions of Sections 401(a), 409 and 4975(e)(7) of the Code. As soon as practicable following the receipt of a final favorable determination letter from the IRS, the account balances in Hastings’ ASOP, including any surplus in its expense account, shall be distributed to the ASOP’s participants and beneficiaries in accordance with the provisions of the Code.

Following the Effective Time, Hastings shall, and the Parent shall cause the surviving corporation to honor all Employee Plans (as more fully defined below) in accordance with their terms, provided, however, that except for Hastings’ 401(k) plan (which shall continue in force after the Effective Time), nothing in the Merger Agreement shall be construed as prohibiting the amendment or termination of any of the Employee Plans.

The Merger Agreement defines “Employee Plan” as any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by Hastings or its Subsidiary for the benefit of any current or former employee of any of Hastings or its Subsidiary or for which Hastings or its Subsidiary may have any material liability.

Nothing in the Merger Agreement is intended to confer upon any person any right to employment or continued employment or any condition or employment for any period of time.

Financing Covenant; Company Cooperation

Hastings has agreed to, and use commercially reasonable efforts to cause its Subsidiary and cause our and their respective representatives to, reasonably cooperate with Parent in connection with any debt financing sought by Parent or its affiliates in connection with the transactions contemplated in the Merger Agreement, provided that such requested corporation of Hastings shall not unreasonably interfere with the operations of Hastings or its Subsidiary and no commitment or similar fees, or any other liability will be incurred by Hastings in connection with the debt financing prior to the Closing. Furthermore, Parent shall (1) reimburse Hastings for all reasonable and documented out-of-pocket fees and expenses of Hastings, its Subsidiary, their counsel and their accountants in connection with such cooperation and (2) Parent shall indemnify Hastings and its Subsidiary from any claim, loss, damage, injury, liability, etc., incurred as a result of such cooperation.

Operations of Parent and Merger Sub

Except with respect to certain agreements to be entered into in connection with the Merger Agreement, prior to the Closing, without the written consent of the Company, neither Parent, Merger Sub nor any of their respective affiliates will, (1) enter into discussions or negotiations regarding any contracts or other agreements, arrangements or understandings or (2) amend or otherwise supplement any agreements, arrangements or understandings (whether oral or written) in existence on the date of the Merger Agreement, in each case, that are between Parent, Merger Sub or any of their affiliates, on the one hand, and any officer or director of the Company, on the other hand, that relate in any way to the Company or its Subsidiary or the transactions contemplated by the Merger Agreement.

Indemnification and Insurance

The Merger Agreement provides that all existing rights to indemnification, as of the date of the Merger Agreement, to which the directors and officers of Hastings and its Subsidiary are entitled to pursuant to (1) the organizational documents of Hastings or of its Subsidiary or (2) any indemnification agreement between Hastings or its Subsidiary and any such person as in effect as of the date of Merger Agreement will, in each case, survive the Merger and will be observed by the surviving corporation to the fullest extent permitted by Texas law for a period of six years from the Effective Time.

The Merger Agreement also provides that, from the Effective Time until the sixth anniversary of such time, the surviving corporation will maintain in effect Hastings’ current insurance coverage with respect to Hastings’ directors and officers. Alternatively, Hastings may, at or prior to the Effective Time, purchase a tail policy to Hastings’ current policy of directors’ and officers’ liability insurance for a period of six years from the Effective Time. Notwithstanding the foregoing, in no event shall the surviving corporation be required to maintain such insurance policies if the cost of such insurance coverage in any one year exceeds 250% of the annual premium currently paid by Hastings for such insurance and, if the premium for such insurance coverage would exceed such amount, Parent shall be obligated to cause the surviving corporation to obtain a policy or policies with the greatest coverage available for a cost equal to such amount.

Fees and Expenses

Except as described below under “—Termination Fees and Reimbursement of Expenses”, whether or not the Merger is consummated, all expenses incurred in connection with the Merger Agreement and the Merger and the other transactions contemplated therein will be paid by the party incurring such expense.

Additional Covenants

The Merger Agreement contains additional agreements between the parties relating to, among other things:

•	the mutual obligations of Hastings, its Subsidiary, Parent and Merger Sub to defend against any legal proceedings instituted by any shareholder or governmental entity with respect to any transactions relating to the Merger;

•	press releases and other public announcements relating to the Merger and the other transactions contemplated by the Merger Agreement;

•	resignation of directors of Hastings and its Subsidiary;

•	actions necessary if state takeover laws are or become applicable to the Merger and the other transactions contemplated by the Merger Agreement to ensure that the Merger and such other transactions may be consummated as promptly as practicable;

•	notice of certain matters;

•	obtaining the consent of Bank of America to the Merger and the other transactions contemplated by the Merger Agreement;

•	the actions necessary to cause the dispositions of certain common stock and equity-based securities by directors and officers of Hastings pursuant to the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•	SEC filings by Hastings.

Conditions to the Merger

Conditions to Each Party’s Obligations to Effect the Merger. Each party’s obligation to effect the Merger is subject to the Merger Agreement having been approved by the affirmative vote of the holders of two-thirds of all outstanding shares of our common stock.

Conditions to Obligations of Parent and Merger Sub to Effect the Merger. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions:

•	the representations and warranties made by Hastings relating to (1) the due organization and capitalization of Hastings and its Subsidiary, (2) the corporate power and authority of Hastings to enter into the Merger Agreement and effect the Merger, (3) the absence of any undisclosed shareholder action required to approve the Merger Agreement, and (4) the absence of any undisclosed financial advisors entitled to a brokerage, finder’s fee or similar commission in connection with the Merger (see “—Representations and Warranties”) must, in each case, have been accurate in all material respects (without regard to any materiality qualifiers contained in such representations and warranties) both as of the date of the Merger Agreement and as of date of the Closing (except to the extent expressly made as of an earlier date), and, solely with respect to the representations and warranties listed above, if one or more inaccuracies in such representations and warranties would increase the aggregate Merger Consideration required to be paid by Parent or Merger Sub to effectuate the Merger by an aggregate amount of $250,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of this condition;

•	the representations and warranties made by Hastings relating to the absence of a Material Adverse Effect since January 31, 2013 must have been accurate in all respects as of the date of the Merger Agreement;

•	each of the representations and warranties made by Hastings set forth in the Merger Agreement other than those listed in the paragraph above must be accurate in all respects as of the date of the Closing as though made on such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for inaccuracies that do not constitute, and would not reasonably be expected to have, a Material Adverse Effect, it being understood that, for purposes of determining the accuracy of such representations and warranties, all Material Adverse Effect qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded;

•	Hastings must have performed or complied in all material respects with all covenants and obligations required to be performed by it under the Merger Agreement at or prior to the Closing date;

•	Hastings must deliver to Parent and Merger Sub certificates executed on behalf of Hastings by Hastings’ Chief Executive Officer or Chief Financial Officer certifying that certain of the Closing conditions specified in the Merger Agreement have been satisfied;

•	since the date of the Merger Agreement, there must not have occurred a Material Adverse Effect that is continuing as of the Closing date;

•	no temporary restraining order, preliminary or permanent injunction (subject to certain efforts by the parties to have such injunction lifted) or other order shall have been issued by any court of competent jurisdiction or other governmental body that remains in effect, and no legal requirement shall have been enacted or enforced applicable to the Merger that prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement;

•	no pending litigation initiated by a governmental body of competent jurisdiction (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to prohibit Parent’s ownership or operation of the Company’s business, or to compel Parent or any of its affiliates to dispose of or hold separate all or any portion of the business or assets of the Company or of Parent or its affiliates, or (iii) seeking to impose or confirm material limitations on the ability of Parent or any of its affiliates effectively to exercise full rights of ownership of the shares of our common stock;

•	Parent shall have received a consent and waiver to the Merger and the other transactions contemplated by the Merger Agreement from Bank of America;

•	the Waiver Agreements by and between the Company and each of Messrs. Van Ongevalle and McConnell shall continue to be effective;

•	the Separation Agreements by and between the Company and each of Messrs. Marmaduke and Crow shall continue to be effective; and

•	Parent shall have received the resignations of Hastings’ and its Subsidiary’s respective directors.

Conditions to Obligations of Hastings to Effect the Merger. The obligations of Hastings to effect the Merger are subject to the satisfaction, at or prior to the Closing, of the following conditions:

•	the representations and warranties made by Parent regarding the sufficiency of its funds to consummate the Merger and the other contemplated transactions must be accurate in all material respects (without regard to any materiality qualifiers contained in such representations and warranties) as of the date of the Closing as though made on and as of such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

•	each of the representations and warranties made by Parent and Merger Sub set forth in the Merger Agreement other than those listed above must be accurate in all respects (without regard to any materiality qualifiers contained in such representations and warranties) as of the date of the Closing as though made on and as of each such date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except for inaccuracies that do not and would not reasonably be expected to have, a Material Adverse Effect on Parent;

•	Parent and Merger Sub must have performed or complied in all material respects with all covenants and obligations required to be performed by Parent or Merger Sub under the Merger Agreement at or prior to the Closing date;

•	Parent must deliver to Hastings certificates executed on behalf of Parent by Parent’s chief executive officer, chief financial officer or member or manager, certifying that certain of the Closing conditions specified in the Merger Agreement have been satisfied; and

•	no temporary restraining order, preliminary or permanent injunction or other order shall have been issued by any court of competent jurisdiction or other governmental body that remains in effect, and no legal requirement shall have been enacted or enforced applicable to the Merger that prohibits the consummation of the Merger or the other contemplated transactions.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval from our shareholders has been obtained:

•	by mutual written consent of Hastings and Parent;

•	by either Hastings or Parent:

(i)	if the required shareholder approval of the Merger Agreement and the transactions contemplated therein shall not have been obtained at the Special Meeting (or any postponement or adjournment thereof), provided that Hastings may not terminate the Merger Agreement under such circumstances if (1) the Board revokes its recommendation in favor of the Merger Agreement or (2) the Company materially breaches the nonsolicitation provisions contained in the Merger Agreement (see “—No Solicitation of Other Offers”);

(ii)	if a court of competent jurisdiction or other governmental body shall have issued a final and nonappealable order having the effect of permanently restraining the Merger, unless the issuance of such order is primarily attributable to the failure by the party seeking termination to materially perform in any material respect any of its obligations under the Merger Agreement; or

(iii)	if the Merger has not been consummated by the End Date, unless the failure to consummate the Merger prior to the End Date was primarily due to the failure by the party seeking termination to perform in all material respects any of its obligations under the Merger Agreement;

•	by Hastings:

(i)	at any time prior to the receipt of the required shareholder approval, in order to accept an alternative proposal constituting a superior offer and is concurrently entering into a definitive agreement related to such superior offer, provided that (1) Hastings has complied in all material respects with the requirements of the Merger Agreement with respect to the nonsolicitation and Board recommendation provisions and (2) prior to or concurrently with such termination, Hastings pays to Parent the required termination fees and expense reimbursement (see “—Termination Fees and Reimbursement of Expenses”); or

(ii)	at any time prior to the Effective Time, if any breach of Parent’s or Merger Sub’s representations and warranties or any failure on the part of Parent or Merger Sub to perform any of their respective covenants or agreements set forth in the Merger Agreement would result in Hastings’ obligations to close the Merger not being satisfied (see “—Conditions to Merger”), so long as the such breach or failure cannot be cured by Parent by the End Date, or if curable, efforts to cure have not been made or commenced within 15 days of the date Hastings gives Parent notice of such breach or failure to perform; provided, however, that Hastings shall not have the right to terminate if it is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to Parent and Merger Sub’s obligation to effect the Merger not being satisfied;

•	by Parent:

(i)	at any time prior to the receipt of the required shareholder approval, if the Board revokes its recommendation in favor of the Merger;

(ii)	at any time prior to the receipt of the required shareholder approval, if the Board failed to publicly reaffirm its recommendation of the Merger in the manner prescribed by the Merger Agreement (see “Merger Agreement—Proxy Statement, Board Recommendation and Shareholders’ Meeting”); or

(iii)	at any time prior to the Effective Time if any breach of Hastings’ representations and warranties or any failure on the part of Hastings to perform any of its covenants or agreements set forth in the Merger Agreement would results in Parent’s obligations to close the Merger not being satisfied (see “Merger Agreement—Conditions to Merger”), so long as the such breach or failure cannot be cured by Hastings by the End Date, or if curable, efforts to cure have not been made or commenced within 15 days (or the lesser of 5 days or the number of days until the End Date in the case of any breach by Hastings of the nonsolicitation provisions) of the date Parent gives Hastings notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate if either Parent or Merger Sub is then in material breach of any representations, warranties, covenants or other agreements under the Merger Agreement that would result in the conditions to Hastings’ obligation to effect the Merger not being satisfied.

Effect of Termination: Fees and Reimbursement

In the event of any termination of the Merger Agreement for any of the reasons described above (see “Merger Agreement—Termination of the Merger Agreement”), the Merger Agreement will cease to have any force or effect, and there shall be no liability on the part of Hastings, Parent or Merger Sub, except that:

•	certain obligations of Hastings set forth below to pay the expenses of Parent in connection with the Merger shall survive;

•	miscellaneous provisions, including provisions relating to governing law, venue and remedies shall survive; and

•	the termination of the Merger Agreement shall not relieve any party for any intentional breach or fraud which occurred prior to the termination.

Except as set forth below, all expenses incurred in connection with the negotiation and drafting of the documentation of the Merger and the other transactions contemplated therein, and any other related expenses, shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

Hastings has agreed to pay Parent the Parent Expenses (as defined below) in any of the following circumstances:

•	In the event that Hastings terminates the Merger Agreement because the required shareholder approval of the Merger shall not have been obtained at the Special Meeting (“See Proxy Statement, Board Recommendation and Shareholders’ Meeting”), or to accept a Superior Offer (see “Merger Agreement—No Solicitation of Other Offers”), provided that Hastings has complied in all material respects with the applicable provisions of the Merger Agreement.

•	In the event that Parent terminates the Merger Agreement because the required shareholder approval of the Merger shall not have been obtained at the Special Meeting or because the Board (1) failed to include its recommendation of the Merger in this proxy statement, (2) revoked its recommendation in favor of the Merger, or (3) failed to publicly reaffirm its recommendation of the Merger in the manner prescribed by the Merger Agreement.

If any Parent Expenses are paid pursuant to the foregoing, they shall be credited against the termination fee (described below) to the extent such is payable by Hastings.

“Parent Expenses” is defined in the Merger Agreement as all documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective affiliates in connection with the Merger and the other transactions contemplated in the Merger Agreement, provided that in no event shall Hastings be required to pay more than $1.5 million in Parent Expenses.

Hastings has agreed to pay Parent or its designee a termination fee equal to the greater of (1) $850,000 and (2) the Parent Expenses in any of the following circumstances:

•	If (1) a bona fide Acquisition Proposal (see “Merger Agreement—No Solicitation of Other Offers”) shall have been publicly made or communicated (and not withdrawn) between the date of the Merger Agreement and the Special Meeting (or prior to the termination of the Merger Agreement if there has been no Special Meeting), (2) following such public announcement or communication, the Merger Agreement is terminated (A) by the Company or Parent because the required shareholder approval of the Merger shall not have been obtained at the Special Meeting or because the Merger has not been consummated by the End Date, or (B) by Parent due to any breach by the Company of any of its representations, warranties or covenants set forth in the Merger Agreement which results in the conditions to Parent and Merger Sub’s obligation to effect the Merger not being satisfied (see “Merger Agreement—Conditions to Merger”), and (3) within twelve (12) months of the termination of the Merger Agreement, the Company enters into a definitive agreement with respect to any Acquisition Proposal and such Acquisition Proposal is consummated (whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (1)); provided, that for purposes of this clause (3), the definition of Acquisition Proposal shall be revised such that any references to “20%” shall be deemed to be references to “50%.” In the event the termination fee is payable in accordance with this paragraph, such fee shall be payable two days after the consummation of such Acquisition Proposal.

•	If the Merger Agreement is terminated by the Company prior to the receipt of shareholder approval for the Merger in order to accept a Superior Offer (see “Merger Agreement—No Solicitation of Other Offers”), provided that Hastings has complied in all material respects with the applicable provisions of the Merger Agreement. In the event the termination fee is payable in accordance with this paragraph, such fee shall be payable simultaneously with such termination.

•	If the Merger Agreement is terminated by Parent because the Board (1) failed to include its recommendation of the Merger in this proxy statement, (2) revoked its recommendation in favor of the Merger, or (3) failed to publicly reaffirm its recommendation of the Merger in the manner prescribed by the Merger Agreement. In the event the termination fee is payable in accordance with this paragraph, such fee shall be payable within two business days after such termination.

•	If the Merger Agreement is terminated by Parent or the Company because the required shareholder approval of the Merger Agreement and the transactions contemplated therein shall not have been obtained at the Special Meeting of the shareholders and, prior to the Special Meeting, the Board revoked its recommendation in favor of the Merger. In the event the termination fee is payable in accordance with this paragraph, such fee shall be payable within two business days after such termination.

In the event that Hastings terminates the Merger Agreement as a result of any breach of Parent’s representations and warranties or any failure on the part of Parent to perform any covenant or obligation set forth in the Merger Agreement would result in Hastings’ obligations to close the Merger not being satisfied and cannot be cured by Parent by the September 17, 2014 (see “Merger Agreement—Conditions to Merger”), Parent shall pay the Company or its designees all documented out-of-pocket fees and expenses incurred by the Company in connection with the Merger and the other transactions contemplated in the Merger Agreement, provided that in no event shall Parent be required to pay more than $1.5 million to the Company with respect to such expenses.

Remedies

Pursuant to the Merger Agreement, the parties are entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions thereof, in addition to any other remedy to which they are entitled under the Merger Agreement.

Amendment

The parties may amend the Merger Agreement by executed written agreement prior to the Effective Time with the approval of Hastings’ Board and the sole manager of the Parent at any time, provided that, after the approval of the Merger Agreement by Hastings’ shareholders, there shall be no amendment or change to the Merger Agreement that by law requires the further approval of Hastings’ shareholders without obtaining such further approval. Subject to the foregoing, the Merger Agreement may not otherwise be amended except pursuant to a written instrument signed on behalf of each of Hastings, Parent and Merger Sub.

Jurisdiction; Governing Law

The Merger Agreement is to be governed by the laws of the State of Texas and jurisdiction and venue shall be the state and federal courts located in Potter County, Texas.

The Board unanimously recommends that you vote “FOR” the proposal to approve the Merger Agreement.

ADJOURNMENT OF THE SPECIAL MEETING (PROPOSAL 2)

We may propose to adjourn the Special Meeting, if advisable or necessary, including for the purpose of soliciting additional proxies to approve the Merger Agreement. We currently do not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve the Merger Agreement. If the proposal to adjourn the Special Meeting is submitted to our shareholders for approval, such approval requires the affirmative vote of the holders of a majority of our common stock present or represented by proxy at the Special Meeting, whether or not a quorum exists.

The Board unanimously recommends that you vote “FOR” the proposal to adjourn the Special Meeting, if advisable or necessary, including to solicit additional proxies.

ADVISORY VOTE REGARDING MERGER-RELATED COMPENSATION (PROPOSAL 3)

Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our shareholders with the opportunity to vote to approve, on a non-binding, advisory basis, the “golden parachute” compensation arrangements for our named executive officers.

We are asking our shareholders to indicate their approval of the various change in control payments which our named executive officers will or may be eligible to receive in connection with the Merger. These payments are set forth in the table in the section of this proxy statement entitled “The Merger—Interests of Directors and Executive Officers of Hastings in the Merger” and are further described in the accompanying footnote and the associated narrative discussion. That summary includes all the compensation and benefits known at this time that may be paid or become payable to the Hastings named executive officers that are based on or otherwise relate to the Merger.

The Board encourages you to review carefully the named executive officer merger–related compensation information disclosed in this proxy statement.

The Board recommends that the shareholders of Hastings approve the following resolution:

“RESOLVED, that the shareholders of Hastings approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the Merger as disclosed pursuant to Item 402(t) of Regulation S–K under the heading “The Merger—Interests of Directors and Executive Officers of Hastings in the Merger” (which disclosure includes the compensation table and the related narrative disclosures required pursuant to Item 402(t) of Regulation S-K).”

The vote on the related compensation proposal is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Accordingly, you may vote to approve the Merger Agreement and vote not to approve the related compensation proposal and vice versa. Under our bylaws, the related compensation proposal requires the affirmative vote of the holders of a majority of the shares of our common stock present or represented by proxy at the Special Meeting. Abstentions will have the same effect as a vote “against” the related compensation proposal, while shares not in attendance, including broker non-votes, will not have the effect of a vote against the related compensation proposal.

Because the vote on the related compensation proposal is advisory only, it will not be binding on Hastings or the Board. Accordingly, if the Merger Agreement is approved and the Merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Hastings shareholders.

The Board unanimously recommends that you vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers in connection with the Merger.

SECURITY OWNERSHIP

The following table sets forth information as of March 31, 2014 regarding the beneficial ownership of common stock by each person known by Hastings to own five percent or more of our outstanding common stock, each director, each executive officer, and the directors and executive officers of Hastings as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. The percentage of beneficial ownership is calculated based on 8,143,317 shares of common stock outstanding as of March 31, 2014.

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Class (3)
John H. Marmaduke (4)	2,476,462	30.41%
National Entertainment Collectibles Association (5)	1,009,458	12.40%
Stephen S. Marmaduke (6)	835,692	10.26%
Dimensional Fund Advisors LP (7)	827,506	10.16%
Dan Crow (8)	143,579	1.76%
Alan Van Ongevalle (9)	97,023	1.19%
Frank Marrs (10)	61,799	*
Jeffrey G. Shrader (11)	46,299	*
Ann S. Lieff (12)	22,724	*
Danny W. Gurr (13)	22,316	*
All current directors and executive officers as a group (8 total) (14)	2,870,202	35.24%

*	Represents less than 1%.
(1)	The address for each of the beneficial owners identified, unless otherwise noted, is c/o Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.
(2)	Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which he or she, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power and/or investment power or as to which he or she has the right to acquire voting and/or investment power. The number of shares shown includes outstanding shares of common stock owned as of March 31, 2014 by the person indicated and underlying options exercisable within 60 days of March 31, 2014 owned by that person.
(3)	Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of February 28, 2014 and the number of unissued shares with respect to which that person had the right to acquire voting and/or investment power within 60 days of March 31, 2014.
(4)	Includes 2,066,525 shares held by the John H. Marmaduke Family Limited Partnership, the managing general partner of which is John H. Marmaduke Management, Inc., of which John H. Marmaduke is president; 40,772 shares held by Martha A Marmaduke, John H. Marmaduke’s wife; 9,743 and 8,655 shares held in the ASOP and Hastings’ 401(k) Plan, respectively. Excludes options exercisable for 88,769 shares of common stock, which will be terminated without consideration pursuant to the terms of the Insider Agreement.
(5)	National Entertainment Collectibles Association, Inc., a New Jersey Corporation, is located at 603 Sweetland Avenue, Hillside, New Jersey 07205.
(6)	Includes 750,365 shares held by the Stephen S. Marmaduke Family Limited Partnership, the managing general partner of which is Stephen S. Marmaduke Management, Inc., of which Stephen S. Marmaduke is president.
(7)

As reported in its Amendment No. 11 to Schedule 13G, dated February 10, 2014 (the “Schedule 13G”), Dimensional Fund Advisors LP (“Dimensional”) located at Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment

Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over the securities of Hastings that are owned by the Funds, and therefore may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported in the Schedule 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by the Schedule 13G for any other purposes than Section 13(d) of the Exchange Act.
(8)	Includes 5,554 and 303 shares held in the ASOP and Hastings’ 401(k) Plan, respectively. Excludes options exercisable for 51,000 shares of common stock, which will be terminated without consideration pursuant to the terms of the Insider Agreement.
(9)	Includes 6,542 and 69 shares held in the ASOP and Hastings’ 401(k) Plan, respectively. Excludes options exercisable for 72,000 shares of common stock, which will be terminated without consideration pursuant to the terms of the Insider Agreement.
(10)	Includes options exercisable for 506 shares of common stock. Excludes additional options exercisable for 22,204 shares of common stock for which the exercise price is more than $3.00 per share.
(11)	Includes options exercisable for 506 shares of common stock. Excludes additional options exercisable for 22,204 shares of common stock for which the exercise price is more than $3.00 per share.
(12)	Includes options exercisable for 506 shares of common stock. Excludes additional options exercisable for 11,638 shares of common stock for which the exercise price is more than $3.00 per share.
(13)	Includes options exercisable for 506 shares of common stock. Excludes additional options exercisable for 19,674 shares of common stock for which the exercise price is more than $3.00 per share.
(14)	Excludes options exercisable for 25,000 shares of common stock held by Philip McConnell, which will be terminated without consideration pursuant to the terms of the Insider Agreement.

HASTINGS SHAREHOLDER PROPOSALS

Our 2013 annual meeting was held on May 29, 2013. If the Merger is completed, we will not hold an annual meeting of shareholders in 2014. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders, and we will hold a 2014 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2014 annual meeting will be held. If the 2014 annual meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2014 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our Amended and Restated Bylaws, as described below.

Any proposal that a shareholder wishes to include in proxy materials for our 2014 annual meeting of shareholders pursuant to SEC Rule 14a-8 must have been received no later than the close of business on January 3, 2014 (unless the meeting date is changed by more than 30 days from the anniversary of the 2013 annual meeting, in which case a proposal must be received a reasonable time before we print proxy materials) and must be submitted in compliance with the rule. Proposals should be directed to Hastings Entertainment, Inc., Attn: Corporate Secretary, 3601 Plains Boulevard, Amarillo, Texas 79102, and should comply with the requirements of Rule 14a-8.

Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2014 annual meeting of shareholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with Section 12 of Article III of our bylaws, and must be received at our principal executive offices no later than 60 days in advance of the 2014 annual meeting assuming that the date of the 2014 meeting is announced at least 70 days in advance. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with Section 2.5 of our Amended and Restated Bylaws.

If our Corporate Secretary receives at the address listed above any shareholder proposal intended to be presented at the 2014 annual meeting without inclusion in the proxy statement for the meeting after the deadline specified in the Company’s Amended and Restated Bylaws (or if such proposal is received less than a reasonable time before we print proxy materials, if the date of the 2014 annual meeting of shareholders is changed by more than 30 days from the anniversary of the 2013 annual meeting), SEC Rule 14a-4(c) provides that the proxies designated by the Board will have discretionary authority to vote on such proposal. The proxies designated by the Board also will have such discretionary authority, notwithstanding the shareholder’s compliance with the deadlines described above, if we advise shareholders in the proxy statement for the meeting about the nature of the matter and how management intends to vote on such matter, and the shareholder does not comply with specified provisions of the SEC’s rules.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information that we file with the SEC at the following location of the SEC: Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports through the “Investor Relations” section of its website at www.gohastings.com, free of charge, as soon as reasonably practicable after the Company files the reports electronically with the SEC. In addition, you may obtain a copy of the reports, without charge, upon written request to Investor Relations, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of our common stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents prior to the Special Meeting, any such request should be made, five business days before the Special Meeting. A copy of any exhibit may be obtained upon written request by a shareholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to Investor Relations, Hastings Entertainment, Inc., 3601 Plains Boulevard, Amarillo, Texas 79102.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement and, later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below, and, any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement, and prior to the date of the Special Meeting:

•	the Annual Report on Form 10-K for the fiscal year ended January 31, 2014;

•	the portions of the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 3, 2013 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended January 31, 2013;

•	the Quarterly Reports on Form 10-Q for the fiscal quarters ended April 30, 2013, July 31, 2013 and October 31, 2013; and

•	the Current Reports on Form 8-K filed by the Company on November 26, 2013, March 18, 2014 and March 25, 2014.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated             , 2014. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED             , 2014. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy card and return it promptly in the envelope provided as described in the enclosed proxy card. Giving your proxy now will not affect your right to vote in person if you attend the Special Meeting.

If you have any questions about this proxy statement, the Special Meeting or the Merger or need assistance with the voting procedures, you should contact our Corporate Secretary:

Hastings Entertainment, Inc.

Attn: Corporate Secretary

3601 Plains Boulevard

Amarillo, Texas 79102

Annex A

AGREEMENT AND PLAN OF MERGER

among:

HASTINGS ENTERTAINMENT, INC.,

a Texas corporation;

DRAW ANOTHER CIRCLE, LLC,

a Delaware limited liability company; and

HENDRIX ACQUISITION CORP.,

a Texas corporation

Dated as of March 17, 2014

A-i

2.23	Fairness Opinion	A-20

2.24	Financial Advisor	A-20

SECTION 3.	REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-21

3.1	Due Organization	A-21

3.2	Parent and Merger Sub	A-21

3.3	Authority; Binding Nature of Agreement	A-21

3.4	Non-Contravention; Consents	A-21

3.5	Disclosure	A-21

3.6	Absence of Litigation	A-22

3.7	Sufficiency of Funds	A-22

3.8	Solvency	A-22

3.9	Certain Arrangements	A-23

3.10	Brokers and Other Advisors	A-23

SECTION 4.	CERTAIN COVENANTS OF THE COMPANY	A-23

4.1	Access and Investigation	A-23

4.2	Operation of the Company’s Business	A-24

4.3	No Solicitation	A-27

SECTION 5.	ADDITIONAL COVENANTS OF THE PARTIES	A-28

5.1	Shareholder Approval; Proxy Statement	A-28

5.2	Filings, Consents and Approvals	A-30

5.3	Employee Matters and Employee Plans	A-30

5.4	Indemnification of Officers and Directors	A-31

5.5	Securityholder Litigation	A-31

5.6	Additional Agreements	A-32

5.7	Disclosure	A-32

5.8	Resignation of Directors	A-33

5.9	Takeover Laws; Advice of Changes	A-33

5.10	Section 16 Matters	A-33

5.11	Bank of America Consent and Waiver	A-33

5.12	Financing	A-33

5.13	Operation of Parent and Merger Sub	A-34

SECTION 6.	CONDITIONS PRECEDENT TO THE MERGER	A-34

6.1	Conditions to Each Party’s Obligation To Effect the Merger	A-34

6.2	Conditions to Obligations of Parent and Merger Sub	A-34

6.3	Conditions to Obligation of the Company	A-36

A-ii

SECTION 7.	TERMINATION	A-37

7.1	Termination	A-37

7.2	Effect of Termination	A-38

7.3	Expenses	A-38

SECTION 8.	MISCELLANEOUS PROVISIONS	A-40

8.1	Amendment	A-40

8.2	Waiver	A-40

8.3	No Survival of Representations and Warranties	A-40

8.4	Entire Agreement; Counterparts	A-40

8.5	Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies	A-40

8.6	Attorneys’ Fees	A-41

8.7	Assignability; Successors and Assigns	A-41

8.8	No Third Party Beneficiaries	A-41

8.9	Notices	A-42

8.10	Severability	A-43

8.11	Obligation of Parent	A-43

8.12	Disclaimer of Representations and Warranties	A-43

8.13	Construction	A-43

The Company Disclosure Schedule and the following Exhibit are omitted pursuant to Item 601(b)(2) of Regulation S-K. A supplemental copy of the Company Disclosure Schedule and such Exhibit shall be furnished to the Securities and Exchange Commission upon request.

Exhibit:

Exhibit B - Surviving Corporation Certificate of Formation

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of March 17, 2014, by and among: Draw Another Circle, LLC, a Delaware limited liability company (“Parent”); Hendrix Acquisition Corp., a Texas corporation and a wholly owned subsidiary of Parent (“Merger Sub”); and Hastings Entertainment, Inc., a Texas corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. The Parties intend that Merger Sub be merged (the “Merger”) with and into the Company, with the Company surviving the Merger (the “Surviving Corporation”) on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of common stock, par value one cent ($0.01) per share, of the Company (the “Company Common Stock”) not beneficially owned by Parent, Merger Sub or the Company as of the Effective Time shall be converted into the right to receive the Merger Consideration, (ii) each Company Option shall be treated in accordance with Section 1.8, and (iii) the Company shall become a wholly-owned Subsidiary of Parent as a result of the Merger.

B. Concurrently with the execution of this Agreement and as an inducement to Parent’s willingness to enter into this Agreement, (i) the Insiders are entering into an Insider Agreement, pursuant to which the Insiders will agree to the treatment of those shares of Common Stock and those Company Options held by such Insiders in connection with the Merger pursuant to the terms and conditions set forth herein and therein (the “Insider Agreement”), (ii) certain shareholders of the Company have delivered to Parent and Merger Sub a support agreement (the “Support Agreements”), dated as of the date hereof, providing that such shareholders of the Company have, among other things and on the terms and subject to the conditions set forth in the Support Agreement, agreed to vote their shares of Company Common Stock in favor of adoption and approval of this Agreement and the Transactions and to take certain other actions in furtherance of the Transactions, including the Merger, (iii) each Continuing Officer has entered into a waiver and amendment to the employment agreement with the Company, dated as of the date hereof, to be effective as of the Effective Time (the “Amendment and Waivers”), and (iv) each Resigning Officer has entered into a separation agreement with the Company, dated as of the date hereof, to be effective as of the Effective Time (the “Separation Agreements”).

C. The Special Committee of the Board of Directors of the Company has unanimously determined to recommend that the Board of Directors of the Company approve this Agreement, as well as its execution, delivery and performance by the Company, and the consummation of the Transactions, including the Merger.

D. The Board of Directors of the Company, upon considering, among other things, the recommendation of the Special Committee, has unanimously (i) determined that it is fair to, advisable and in the best interests of the Company and its shareholders to enter into this Agreement, (ii) adopted a resolution approving this Agreement, as well as its execution, delivery and performance by the Company, and the consummation of the Transactions, including the Merger and (iii) adopted a resolution recommending that the shareholders of the Company approve this Agreement and the Transactions, including the Merger (the “Company Board Recommendation”), and declaring advisable this Agreement and the Transactions in accordance with the requirements of the TBOC.

E. The sole Manager of Parent and the Board of Directors of Merger Sub have adopted a resolution approving this Agreement, as well as its execution, delivery and performance by the Parent and Merger Sub, respectively, and declaring it advisable for Parent and Merger Sub, respectively, to enter into this Agreement and consummate the Transactions, including the Merger, and Parent, in its capacity as the sole shareholder of Merger Sub, has adopted a resolution approving this Agreement and the Transactions, including the Merger.

F. Concurrently with the execution of this Agreement, and as an inducement to the Company’s willingness to enter into this Agreement, the Guarantor is entering into a limited guaranty (the “Guaranty”) in favor of the Company with respect to certain deposit and payment obligations of Parent and Merger Sub under this Agreement.

AGREEMENT

The Parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE 1 MERGER TRANSACTION

1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the TBOC, at the Effective Time, the Company and Parent shall consummate the Merger, whereby Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the Surviving Corporation.

1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the TBOC. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Corporation, all without any transfer or assignment having occurred.

1.3 Closing; Effective Time.

(a) The consummation of the Merger (the “Closing”) shall take place electronically via email and/or facsimile at 10:00 a.m. Eastern Time on a date to be designated by Parent (the “Closing Date”), which shall be no later than the third business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in article 6 (other than those conditions that by their nature are to be satisfied at the Closing), but subject to the satisfaction or waiver of such conditions, provided that if the Parties mutually agree to a physical closing then the Closing shall occur at the offices of Cooley LLP, 1114 Avenue of the Americas, New York, NY 10036 or at such other place as the Parties may agree to in writing.

(b) Concurrently with or as soon as practicable following the Closing, the Parties hereto shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Texas, in such form as required by and executed in accordance with the relevant provisions of the TBOC. The Merger shall become effective upon the date and time of the acceptance of the filing of such certificate of merger by the Secretary of State of the State of Texas or at such later time (or subsequent date and time) as Parent and the Company shall agree and specify in such certificate of merger (the effective time of the Merger being hereinafter referred to as the “Effective Time”).

1.4 Certificate of Formation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

(a) at the Effective Time, the certificate of formation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

(b) at the Effective Time and without any further action on the part of the Company and Merger Sub, the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the bylaws shall be amended to reflect that the name of the Surviving Corporation is “Hastings Entertainment, Inc.”; and

(c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are designated as directors and officers on Schedule 1.4(c) hereto.

1.5 Treatment of Company Common Stock.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i) any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company or held in the Company’s treasury shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii) any shares of Company Common Stock then held by NECA or any other member of Parent, Parent, Merger Sub or any of their respective Affiliates shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii) except as provided in clauses “(i)” and “(ii)” above and subject to Section 1.5(b), each share of Company Common Stock then outstanding (other than Dissenting Shares, as defined below) shall be converted into the right to receive three dollars ($3.00) in cash, without interest (together with the payments described in Section 1.8, the “Merger Consideration”), subject to any withholding of Taxes required by applicable Legal Requirements in accordance with Section 1.6(e), and Dissenting Shares shall be converted into the rights contemplated in Section 1.7; and

(iv) each share of the common stock, $0.0001 par value per share, of Merger Sub then outstanding shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value one cent ($0.01) per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(b) All shares of Company Common Stock converted pursuant to Section 1.5(a) shall no longer be outstanding and shall automatically be cancelled and retired and cease to exist, and each certificate representing any such shares of Company Common Stock (each a “Certificate”) and each such Book-Entry Share which immediately prior to the Effective Time was registered to a holder on the stock transfer books of the Company, excluding the shares of Company Common Stock described in Section 1.5(a)(i) and (a)(ii), shall from and after the Effective Time represent only (i) the right to receive the Merger Consideration in accordance with Section 1.5(a)(iii), or (ii) in the case of Dissenting Shares, the rights contemplated in Section 1.7, as applicable.

(c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

1.6 Surrender of Certificates; Stock Transfer Books.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for the holders of shares of Company Common Stock to receive the funds to which holders of such shares shall become entitled pursuant to Section 1.5. At the Effective Time, Parent shall deposit, or shall cause to be deposited, with the Paying Agent cash sufficient to make payment of the Merger Consideration payable pursuant to Section 1.5 (the “Payment Fund”). The Payment Fund shall not be used for any other purpose. The Payment Fund shall be invested by the Paying Agent as directed by the Surviving Corporation; provided, that such investments shall be invested in short-term obligations of, or guaranteed by, the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding thirty (30) days from the date of such investment in such instrument; provided, however, that any interest or other income resulting from the investment of the Payment Fund shall be solely for the account of Parent or the Surviving Corporation.

(b) As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of the shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.5 (excluding, for the avoidance of doubt, the Company, any Subsidiary of the Company, NECA or any other member of Parent, Parent, Merger Sub or any other wholly owned Subsidiary of Parent, or holders of Dissenting Shares who have not subsequently withdrawn or lost their rights of dissent and appraisal) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Certificates or Book-Entry Shares pursuant to such letter of transmittal. Upon surrender to the Paying Agent of Certificates or Book-Entry Shares, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive in exchange therefor the Merger Consideration for each share of Company Common Stock formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the shares of Company Common Stock is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered.

(c) At any time following twelve (12) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any portion of the Payment Fund which has not been disbursed to holders of Certificates or Book-Entry Shares (including, without limitation, all interest and other income received by the Paying Agent in respect of the Payment Fund), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them. Notwithstanding the foregoing, none of the Surviving Corporation, Parent or the Paying Agent shall be liable to any holder of Certificates or Book-Entry Shares for any Merger Consideration delivered in respect of such shares to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the shares of Company Common Stock shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of the shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable Legal Requirements.

(e) Each of the Surviving Corporation, Parent and Merger Sub shall be entitled to deduct and withhold (or cause the Paying Agent to deduct and withhold) from the Merger Consideration payable to any holder of the shares of Company Common Stock or any other consideration otherwise payable pursuant to this Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. Each such payor shall take all action that may be necessary to ensure that any such amounts so withheld are promptly and properly remitted to the appropriate Governmental Body. If any withholding obligation may be avoided by a payee providing information or documentation to the applicable payor, such payor shall request such information from such payee and use commercially reasonable efforts to avoid such withholding obligation. To the extent that amounts are so withheld and properly remitted to the appropriate Governmental Body, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock or other recipient of consideration hereunder in respect of which such deduction and withholding was made.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the delivery by such person of a written indemnity agreement in form and substance reasonably acceptable to Parent and the posting by such Person of a bond, in such amount as Parent may reasonably direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the shares of Company Common Stock formerly represented by such Certificate, as contemplated by this article 1.

1.7 Dissenters’ Rights. Notwithstanding any other provisions contained in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted such shares in favor of the Merger, is entitled to demand, and properly demands, the fair value of such shares pursuant to, and complies in all respects with (and has otherwise taken all of the steps required by), Subchapter H of Chapter 10 of the TBOC to properly exercise and perfect such shareholder’s rights of dissent and appraisal (the “Dissenting Shares”) shall be deemed to have ceased to represent any interest in the Surviving Corporation as of the Effective Time and the holder of such shares shall be entitled to those rights and remedies set forth in Subchapter H of Chapter 10 of the TBOC. In the event that a shareholder of the Company fails to perfect such shareholder’s rights of dissent and appraisal or withdraws or otherwise loses any such rights or remedies granted by the TBOC, each such share of Company Common Stock previously held by such shareholder shall be treated as if it had been converted as of the Effective Time into a right to receive the Merger Consideration, without any interest thereon and less any amounts entitled to be deducted or withheld pursuant to Section 1.6(e). The Company shall give Parent prompt notice of any written notices to exercise rights of dissent and appraisal in respect of any shares of Company Common Stock, attempted withdrawals of such notice, and any other instruments served pursuant to any applicable Legal Requirement that are received by the Company with respect to its shareholders’ rights of dissent and appraisal, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands for appraisal. The Company shall not, without the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Stock under the TBOC, or settle or offer to settle, any such demands.

1.8 Treatment of Company Options.

(a) As soon as reasonably practicable following the date of this Agreement, and in any event prior to the Effective Time, the Company’s Board of Directors, and the compensation committee thereof, will adopt resolutions, and the Company will take all other actions as may be necessary or required in accordance with applicable Law and each Company Equity Plan (including, the award agreements in respect of awards granted thereunder) to give effect to this Section 1.8 to provide that, with respect to each Company Option outstanding immediately before the Effective Time:

(i) subject to subsection (b) below, each Company Option not held by an Insider that is vested and exercisable and has an exercise price per share that is less than $3.00 shall be cancelled and terminated and converted at the Effective Time into the right to receive an amount in cash equal to the total number of shares subject to such Company Option multiplied by the excess of (x) $3.00 over (y) the exercise price payable per share under such Company Option.

(ii) Each Company Option that is vested and exercisable and has an exercise price per share that is equal to or greater than $3.00 shall be cancelled and terminated at the Effective Time, and the holder of any such Company Option shall not be entitled to any payment with respect to such cancelled Company Option.

(iii) Each Company Option that is unvested (whether or not exercisable) shall be cancelled and terminated at the Effective Time, and the holder of any such unvested Company Option shall not be entitled to any payment with respect to such unvested Company Option.

(iv) Each Company Option that is held by an Insider (whether or not vested, and whether or not the exercise price is less than the Merger Consideration) shall be cancelled and terminated at the Effective Time, and no holder of a Company Option who is an Insider shall be entitled to any payment with respect to such cancelled Company Option.

(v) Each of the Company Equity Plans shall be terminated effective as of the Effective Time, and no Company Options or any other rights with respect to Company Common Stock shall be granted or be outstanding thereafter.

(b) As soon after the Effective Time as shall be practicable and, in any event, no later than the first payroll date following the Effective Time, Parent shall cause to be paid by the Surviving Corporation to each holder of a Company Option the cash amount due and payable to such holder pursuant to Section 1.8(a)(i) above, net of any applicable withholding Taxes.

1.9 Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE 2 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in article 2 is subject to (a) exceptions and disclosures set forth in the part or subpart of the Company Disclosure Schedule corresponding to the particular Section or subsection in this article 2; (b) any exception or disclosure set forth in any other part or subpart of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty; and (c) disclosure in the Company SEC Documents filed with the SEC on or after April 22, 2013 and prior to the date of this Agreement other than any information in the “Risk Factors” or “Forward-Looking Statements” sections of such Company SEC Documents and any other disclosures contained or referenced therein of information, factors or risks that are general, nonspecific, predictive, forward-looking or cautionary in nature, in each case, other than specific factual information contained therein):

2.1 Due Organization; Subsidiaries Etc.

(a) Each Acquired Corporation is an Entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Each Acquired Corporation is qualified or licensed to do business as a foreign Entity, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure to be so qualified, licensed or in good standing does not have, and would not reasonably be expected to have, a Material Adverse Effect.

(b) Part 2.1(b) of the Company Disclosure Schedule identifies the sole Subsidiary of the Company and indicates its jurisdiction of organization. Neither the Company nor its Subsidiary owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entity identified in Part 2.1(b) of the Company Disclosure Schedule. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.

2.2 Certificate of Formation and Bylaws. The Company has delivered or made available to Parent or Parent’s Representatives accurate and complete copies of the certificate of formation, bylaws and other charter and organizational documents of each of the Acquired Corporations, including all amendments thereto, as in effect on the date hereof.

2.3 Capitalization, Etc.

(a) The authorized capital stock of the Company consists of: (i) seventy-five million (75,000,000) shares of Company Common Stock, of which eight million one hundred forty-three thousand three hundred seventeen (8,143,317) shares have been issued and are outstanding as of the close of business on the day immediately preceding the date of this Agreement and none of which are held in treasury and none of which are Restricted Securities; and (ii) five million (5,000,000) shares of Company Preferred Stock, of which no shares have been issued or are outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable.

(b) Except as set forth in Part 2.3(b) of the Company Disclosure Schedule: (i) none of the outstanding shares of Company Common Stock are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of Company Common Stock are subject to any right of first refusal in favor of the Company; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of the Acquired Corporations having a right to vote on any matters on which the shareholders of the Company have a right to vote; (iv) there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in Part 2.3(b) of the Company Disclosure Schedule, none of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. The Company Common Stock constitutes the only outstanding class of securities of the Company or its Subsidiaries registered under the Securities Act.

(c) As of the date of this Agreement: (i) 29,760 shares of Company Common Stock are authorized for future issuance under the 2012 Director Option Plan, none of which are subject to issuance pursuant to Company Options granted and outstanding under the 2012 Director Option Plan; (ii) zero (0) shares of Company Common Stock are authorized for future issuance under the 2002 Director Option Plan; (iii) 212,500 shares of Company Common Stock are authorized for future issuance under the 2010 Plan, none of which are subject to issuance pursuant to Company Options granted and outstanding under the 2010 Plan; and (iv) 54,136 shares of Company Common Stock are authorized for future issuance under the 2006 Plan, none of which are subject to issuance pursuant to Company Options granted and outstanding under the 2006 Plan. The Company has delivered or otherwise made available to Parent or Parent’s Representatives copies of all Company Equity Plans covering the Company Options outstanding as of the date of this Agreement and the forms of all stock and stock option agreements evidencing such Company Options. The exercise price of each Company Option is not less than the fair market value of a share of Company Common Stock as of the grant date of such Company Option as determined pursuant to the terms of each Company Equity Plan, as applicable, on the date of grant of such Company Option, and each Company Option was granted in compliance in all material respects with all applicable Legal Requirements and all of the terms and conditions of the applicable Company Equity Plan pursuant to which it was issued and has a grant date which was approved by the Board of Directors of the Company or a committee thereof no later than the grant date. The Company has delivered or other made available to Parent or Parent’s Representatives copies of the Company ASOP and applicable offering documents. Part 2.3(c) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a list of all holders of Company Options, the date of grant, the number of shares of Company Common Stock subject to such Company Option and the price per share at which such Company Option may be exercised. Other than as set forth in this Section 2.3(c) or in Part 2.3(c) of the Company Disclosure Schedule, there are no outstanding or authorized stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any of the Acquired Corporations.

(d) All of the outstanding capital stock or other voting securities of, or ownership interests in, the Subsidiary of the Company are owned by the Company, directly or indirectly, beneficially and of record, free and clear of all Encumbrances and transfer restrictions, except for such Encumbrances and transfer restrictions of general applicability as may be provided under the Securities Act or other applicable securities laws. Except as set forth in this Section 2.3 or in Part 2.3(c) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any of the Acquired Corporations; (ii) outstanding security, instrument, bond, debenture, note or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations; or (iii) shareholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which any of the Acquired Corporations is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. The Board of Directors of the Company has taken all necessary action so that any Takeover Laws applicable to the Company do not, and will not, apply to this Agreement or the Transactions contemplated hereby. Each outstanding share of capital stock of the Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. None of the Acquired Corporations has any outstanding equity compensation plans or policies relating to the capital stock of, or other equity or voting interests in, the Subsidiary of the Company.

(e) Except as described in this Section 2.3 and changes since the date of this Agreement resulting from the exercise of Company Options outstanding at such date, and except for issuances expressly permitted under Section 4.2, as of the close of business on the day immediately preceding the date of this Agreement, there were no other obligations by the Company or its Subsidiary to make any payments based on the price or value of any Company securities or dividends paid thereon or revenues, earnings or financial performance or any other attribute of the Company. Since the close of business on the day immediately preceding the date of this Agreement, neither the Company nor any of its Subsidiaries has (1) issued any securities or incurred any obligation to make any payments based on the price or value of any securities or dividends paid thereon or revenues, earning or financial performance or any other attribute of the Company or any of its Subsidiaries, other than pursuant to the Company Options referred to above that were outstanding as of the close of business on the day immediately preceding the date of this Agreement, or (2) established a record date for, declared, set aside for payment or paid any dividend on, or made any other distribution in respect of, any shares of its capital stock.

2.4 SEC Filings; Financial Statements.

(a) Since January 31, 2009, the Company has filed with or furnished to the SEC on a timely basis, all reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company (the “Company SEC Documents”). As of their respective filing dates (and in the case of registration statements and proxies, their respective effectiveness and mailing dates), the Company SEC Documents complied in all respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents and, except to the extent that information contained in any Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) Except as set forth on Part 2.4(b) of the Company Disclosure Schedule, the consolidated financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods covered (“GAAP”) (except as permitted by Regulation S-X, or, in the case of unaudited financial statements, as permitted by Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiary as and at the respective dates thereof and the consolidated results of operations and consolidated cash flows of the Company and its Subsidiary for the periods covered thereby (subject, in the case of the unaudited financial statements, to normal and recurring year-end adjustments that are not material). Except as set forth in Part 2.4(b) of the Company Disclosure Schedule, no financial statements of any Person other than the Acquired Corporations are required by GAAP to be included in the consolidated financial statements of the Company.

(c) Except as set forth on Part 2.4(c) of the Company Disclosure Schedule, the Acquired Corporations maintain, and at all times since January 31, 2011 have maintained, a system of internal controls over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Acquired Corporations; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Acquired Corporations that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes Oxley Act for the fiscal year ended January 31, 2013, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, such assessment concluded that such controls were effective as of January 31, 2013, to provide reasonable assurance that the information required to be disclosed by the Company in its reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. To the knowledge of the Acquired Corporations, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since January 31, 2009, none of the Acquired Corporations nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Acquired Corporations; (2) any illegal act or fraud, whether or not material, that involves the management of any Acquired Corporation; or (3) any claim or allegation regarding any of the foregoing.

(d) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable each of the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of the NASDAQ Stock Market.

(e) None of the Acquired Corporations is a party to or has any obligation or other commitment to become a party to any securitization transaction, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Acquired Corporations, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose Entity, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)) where the result, purpose or intended effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, any Acquired Corporation in any Acquired Corporation’s published financial statements or other Company SEC Documents.

(f) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Acquired Corporations, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened in writing, in each case regarding any accounting practices of the Acquired Corporations. The Company has made available (including via the EDGAR system, as applicable) to Parent all correspondence (if such correspondence has occurred since January 1, 2012) between the SEC on the one hand, and the Acquired Corporations, on the other hand.

(g) The Proxy Statement to be sent to the shareholders of the Company in connection with the Company Shareholders’ Meeting (including any amendment or supplement or document incorporated by reference) shall not, on the date the Proxy Statement (including any amendment or supplement thereto) is first mailed to shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof), contain any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders’ Meeting or subject matter which has become false or misleading. The Proxy Statement will contain disclosures that are appropriately responsive, in all material respects, to the applicable requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation with respect to statements with respect to the Surviving Corporation, Parent or Merger Sub made therein based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

2.5 Absence of Changes. Except as expressly contemplated by this Agreement or as described in Part 2.5 of the Company Disclosure Schedule, since January 31, 2013 through the date of this Agreement, (a) except for discussions, negotiations and transactions related to this Agreement, the Company has operated in all respects in the ordinary course of business and (b) there has not occurred any event, change, action, failure to act or transaction that, individually or in the aggregate, has had or would be reasonably expected to have, a Material Adverse Effect. Except as expressly contemplated by this Agreement since January 31, 2013 through the date of this Agreement, the Acquired Corporations have not taken any actions which, had such actions been taken after the date of this Agreement, would have required the written consent of Parent pursuant to Section 4.2.

2.6 Title to and Condition of Assets; Inventory; Information Technology.

(a) The Acquired Corporations have good and valid title to all material assets owned by them as of the date of this Agreement, including all assets (other than capitalized or operating leases) reflected on the unaudited balance sheet in the most recent Quarterly Report on Form 10-Q (the “Balance Sheet”) filed by the Company with the SEC (except for assets sold or otherwise disposed of in the ordinary course of business since the date of such Balance Sheet). All of said material assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances). The plants, property and equipment of the Acquired Corporations that are used in the operations of their respective businesses are in reasonably good operating condition and repair, subject to ordinary wear and tear and to requirements for periodic maintenance for the requirements of the business of the Acquired Corporations as currently conducted.

(b) Subject to any reserve therefor in the Balance Sheet, all Inventories consist of items of a quality usable or saleable in the ordinary course of business consistent with past practices and are in quantities reasonably sufficient for the normal operation of the business of the Acquired Corporations in accordance with past practices. Since January 31, 2013, the Acquired Corporations have continued to replenish their Inventories and to dispose of out-of-season and slow-moving Inventories in a normal and customary manner consistent with past practices prevailing in the business of the Acquired Corporations. The Acquired Corporations maintain in all material respects policies, practices and procedures with respect to the adequate security and safeguard of Inventories and other assets (including, with respect to employee and third-party theft and other loss), in each case consistent with past practices prevailing in the business of the Acquired Corporations.

(c) The Company IT Systems are in good working condition to effectively perform all information technology operations necessary to conduct the business of the Acquired Corporations consistent with past practices. The Acquired Corporations maintain and are in compliance in all material respects with policies and procedures regarding data security, back-up, disaster recovery and privacy that are commercially reasonable and, in any event, are in compliance with all applicable Legal Requirements. Except as disclosed in Part 2.6(c) of the Company Disclosure Schedule, to the knowledge of the Acquired Corporations, since January 31, 2010, there have been no (a) failures of computer services or other information technology assets that have caused disruptions that are material to the business of any Acquired Corporation, or (b) security breaches relating to, violations of any security policy regarding or any unauthorized access of any data used in the business of any Acquired Corporation.

2.7 Real Property.

(a) Except as disclosed in Part 2.7(a) of the Company Disclosure Schedule, the Acquired Corporations do not own and have not owned any real property.

(b) The Acquired Corporations, as applicable, hold a valid and existing leasehold interest in the real property that is leased or subleased by any of the Acquired Corporations from another Person (the “Leased Real Property”), free and clear of all Encumbrances other than Permitted Encumbrances. Part 2.7(b) of the Company Disclosure Schedule sets forth a true and complete list of all Leased Real Property, including the address of each such property and identifying the use(s) of each such property. The Leased Real Property comprises all material real property used by any of the Acquired Corporations in the conduct of their current business operations. Summaries of the material terms of all Company Leases (including summaries of all amendments, addenda and material waivers relating thereto) have been delivered to Parent. Except as explicitly stated in the summaries of the Company Leases made available to Parent, there are no contractual or legal restrictions that preclude or restrict the ability to use any Leased Real Property by any Acquired Corporation for the current or contemplated use of such property. No Acquired Corporation has received any written notice regarding any violation or breach or default under any Company Lease that has not since been cured. No Leased Real Property is subject to any governmental decree or order to be sold or is being condemned, expropriated or otherwise taken by any Governmental Body with or without payment of compensation therefor, nor, to the knowledge of the Acquired Corporations, has any such condemnation, expropriation or taking been proposed. To the knowledge of the Acquired Corporations, each of the Acquired Corporations enjoys peaceful and undisturbed possession under all Company Leases. To the knowledge of the Acquired Corporations, no Acquired Corporation is obligated to pay any sums or perform any work to any portion of the Leased Real Property including, but not limited to, any work which may now or hereafter be required to cause the Leased Real Property to be in compliance with the requirements of the Americans with Disabilities Act or any other Legal Requirements. All plants, warehouses, distribution centers, structures and other buildings on the Leased Real Property are in reasonably good operating condition and repair, subject to ordinary wear and tear and to requirements for periodic maintenance, for the requirements of the business of the Acquired Corporations as currently conducted.

2.8 Intellectual Property.

(a) Part 2.8(a) of the Company Disclosure Schedule identifies (i) the name of applicant/registrant and current owner, (ii) the jurisdiction of application/registration and (iii) the application or registration number for each item of Registered IP owned by or exclusively licensed to any of the Acquired Corporations. Except as would not reasonably be expected to have a Material Adverse Effect, as of the date of this Agreement, no interference, opposition, reissue, reexamination or other proceeding of any nature is pending or, to the knowledge of Company, threatened, in which the scope, validity or enforceability of any Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is being or has been contested or challenged. (A) All Registered IP listed on Part 2.8(a) of the Company Disclosure Schedule is, to the knowledge of the Company, valid, subsisting, and enforceable and in full force and effect as of the date hereof, and has not lapsed, been abandoned, been disclaimed, been cancelled or been forfeited, in whole or in part and (B) and, to the knowledge of Company none of such Registered IP is being misappropriated, violated or infringed by any third party.

(b) The Company or another Acquired Corporation is the sole and exclusive owner of all right, title and interest in Company IP owned or purported to be owned by the Company or another Acquired Corporation, free and clear of all Encumbrances other than Permitted Encumbrances. To the knowledge of the Acquired Corporations, the Acquired Corporations own, or hold a valid license or other right to use, all material Intellectual Property Rights that are necessary for the conduct of the Acquired Corporations’ business as currently conducted.

(c) Except as would not reasonably be expected to have a Material Adverse Effect, each Acquired Corporation has taken commercially reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information held by any of the Acquired Corporations, or purported to be held by any of the Acquired Corporations, as a trade secret.

(d) Except as set forth on Part 2.8(d) of the Company Disclosure Schedule, to the knowledge of the Company (i) the operation of the business of the Acquired Corporations as currently conducted does not infringe, misappropriate or otherwise violate, and has not infringed, misappropriated or violated, any Intellectual Property Rights owned or held by any other Person; and (ii) to the knowledge of the Company, no other Person is infringing, misappropriating, or violating any Registered IP owned by the Acquired Corporations. Except as set forth on Part 2.8(d) of the Company Disclosure Schedule, no Legal Proceeding is pending and served (or, to the knowledge of the Company, is being threatened or is pending and has not been served) against the Acquired Corporations or by the Acquired Corporations relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Rights of another Person or to the Acquired Corporations’ Registered IP or any of the Acquired Corporations’ Intellectual Property Rights. Except as disclosed in Part 2.8(d) of the Company Disclosure Schedule, for the past three years, none of the Acquired Corporations has received any written notice or, to the knowledge of the Company, oral communication relating to any actual, alleged or suspected infringement, misappropriation or violation of any Intellectual Property Right of another Person by any of the Acquired Corporations.

(e) Each Acquired Corporation maintains policies and procedures regarding data security, privacy, data transfer and the use of data that are commercially reasonable and that are designed to ensure that the Acquired Corporations are in compliance in all material respects with all applicable Legal Requirements. The Company has provided to Parent copies of each Company Privacy Policy that applies to any data or information collected by any of the Acquired Corporations. Except as would not reasonably be expected to have a Material Adverse Effect, the Acquired Corporations are in compliance with all Company Privacy Policies and other Legal Requirements pertaining to data privacy and data security. To the knowledge of the Company, for the past three years, there have been (i) no material losses or thefts of data or security breaches relating to data used in the businesses of the Acquired Corporations; (ii) violations of any security policy regarding any such data; (iii) no unauthorized access or unauthorized use of any data; and (iv) no unintended or improper disclosure of any personally identifiable information in the possession, custody or control of any Acquired Corporation or a contractor or agent acting on behalf of the Acquired Corporation. Neither the execution, delivery, or performance of this Agreement (or any of the ancillary agreements) nor the consummation of any of the transactions contemplated by this Agreement (or any of the ancillary agreements), will result in any violation of any Company Privacy Policy.

(f) Except as set forth in Part 2.8(f) of the Company Disclosure Schedule, to the knowledge of the Acquired Corporations, the Company owns all right, title and interest in and to the software (in both source code and object code) it uses to price, locate and ship used products it sells in retail stores and through its on-line business (the “Proprietary Software”) and has not granted any licenses in and to such software or permitted any third party to use such software. To the knowledge of the Acquired Corporations, none of the Proprietary Software contains any bug, defect, or error (including any bug, defect, or error relating to or resulting from the display, manipulation, processing, storage, transmission, or use of date data) that materially and adversely affects the use, functionality, or performance of the Proprietary Software or any product or system containing or used in conjunction with the Proprietary Software.

2.9 Contracts.

(a) Part 2.9(a) of the Company Disclosure Schedule identifies each Company Contract that constitutes a Material Contract. For purposes of this Agreement, each of the following Company Contracts shall be deemed to constitute a “Material Contract”:

(i) any Company Contract constituting a Company Employee Agreement pursuant to which any of the Acquired Corporations is or may become obligated to (A) make any severance, termination, tax gross-up or similar payment to any current or former Company Associate or any spouse or heir of any current or former Company Associate except for severance, termination or similar payments required by applicable Legal Requirements that does not exceed $75,000 per beneficiary, (B) make any bonus, deferred compensation or similar payment (other than payments constituting base salary or commissions paid in the ordinary course of business) in excess of $75,000 to any current or former Company Associate or (C) grant or accelerate the vesting of, or otherwise modify, any Company Equity Award other than accelerated vesting provided in Company Equity Plans;

(ii) any Company Contract (A) limiting the freedom or right of any Acquired Corporation to engage in any line of business, to make use of any material Company IP or to compete with any other Person in any location or line of business, including any settlement agreement, cross license agreement, concurrent use agreement, consent to use agreement or standstill agreement or (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any of the Acquired Corporations or exclusivity obligations or restrictions or otherwise materially limiting the freedom or right of any Acquired Corporation to sell, distribute or manufacture any products or service or any technology or other assets to or for any other Person;

(iii) any Company Contract that requires by its terms the payment or delivery of cash or other consideration by the Acquired Corporations in an amount having an expected value in excess of $150,000 in any fiscal year of the Company (each such obligation, a “Minimum Payment Obligation”) and cannot be cancelled by the Acquired Corporations without penalty or further payment without more than ninety (90) days’ notice (other than payments for services rendered to the date);

(iv) any Company Contract relating to Indebtedness in excess of $150,000 (whether incurred, assumed, guaranteed or secured by any asset) of the Acquired Corporations, other than any Indebtedness between or among the Acquired Corporations;

(v) any Company Contract that creates or grants an Encumbrance on material properties or other material assets of the Company or its Subsidiary, other than Permitted Encumbrances;

(vi) any Company Contract or arrangement with any Person constituting (A) a joint venture, partnership, collaboration or limited liability corporation or (B) a development, marketing or distribution arrangement;

(vii) any Company Contract that requires or expressly permits an Acquired Corporation, or any successor, to, or acquirer of an Acquired Corporation, to make any payment to another person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;

(viii) any Company Contract that prohibits the payment of dividends or distributions in respect of the capital stock of any of the Acquired Corporations, prohibits the pledging of the capital stock or other equity interests of the Acquired Corporations or prohibits the issuance of any guaranty by the Acquired Corporations;

(ix) any Company Contract that involves the acquisition from another Person or disposition to another Person, directly or indirectly (by merger or otherwise), of any material asset, a business, division or Subsidiary that (A) was entered into since January 31, 2009 and was for aggregate consideration under such Company Contract (or series of related Contracts) in excess of $3,000,000 or (B) contains obligations (including indemnification, earn-out or other contingent obligations) that are still in effect and could result in material payments by any Acquired Corporation;

(x) any license agreements pursuant to which any of the Acquired Corporations licenses in any Intellectual Property Right or licenses out any Intellectual Property Right owned by the Acquired Corporations (other than license agreements for commercially available software on standard terms);

(xi) any Company Lease; and

(xii) any other Company Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

(b) As of the date of this Agreement, the Company has either delivered or otherwise made available to Parent or Parent’s Representatives an accurate and complete copy of each Material Contract or has publicly made available such Material Contract in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, except, in each case, for the Company Leases set forth in Part 2.9(b) of the Company Disclosure Schedule. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, neither the Acquired Corporations nor, to the knowledge of the Acquired Corporations, the other party is in violation or breach of or default under any Material Contract and, neither the Acquired Corporations, or to the knowledge of the Acquired Corporations, the other party has taken or failed to take any action that with or without notice, lapse of time or both would constitute a violation or breach of or material default under any Material Contract. Each Material Contract is, with respect to the Acquired Corporations and, to the knowledge of the Acquired Corporations, the other party, a valid agreement, binding, and in full force and effect. To the knowledge of the Acquired Corporations, each Material Contract is enforceable by the applicable Acquired Corporation in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Except as set forth on Part 2.9(b) of the Company Disclosure Schedule, no Acquired Corporation has received any written or, to the knowledge of the Acquired Corporations, oral notice regarding any violation or breach or default under any Material Contract that has not since been cured. The Acquired Corporations have not waived in writing any material rights under any Material Contract. The Company has not received any notice in writing from any Person that such Person intends to terminate, or not renew, any Material Contract. There are no renegotiations of, or attempts to renegotiate, any Material Contract with any Person and no party to a Material Contract has made written demand for such renegotiation or, to the knowledge of the Acquired Corporations, no Person (including the Acquired Corporations) has any intention to commence any such renegotiation.

(c) Except as set forth in Part 2.9(c) of the Company Disclosure Schedule, the Acquired Corporations have paid all Minimum Payment Obligations required to be paid on or prior to the date of this Agreement.

(d) To the knowledge of the Acquired Corporations, none of the Acquired Corporations is, as of the date of this Agreement, a party to a Contract with a Specially Designated National or Blocked Person as defined by the Office of Foreign Asset Control of the United States Department of the Treasury.

2.10 Suppliers. Part 2.10 of the Company Disclosure Schedule sets forth a complete and correct list of the ten largest suppliers of the Acquired Corporations, taken as a whole, measured by dollar of net purchases for the fiscal year ended on January 31, 2013, including the suppliers’ names and the amount of purchases for such period. The Acquired Corporations have not received any notice in writing from any such supplier that such supplier intends to terminate, or not renew, its relationship with the Acquired Corporations and, to the knowledge of the Acquired Corporations, no such supplier intends to cancel or otherwise terminate its relationship with the Acquired Corporations. Except as set forth on Part 2.10 of the Company Disclosure Schedule, there are no minimum purchase contracts or understandings between any of the Acquired Corporations, on the one hand, and any respective supplier, on the other hand.

2.11 Liabilities. None of the Acquired Corporations has any liabilities of any nature (whether accrued, absolute, contingent or otherwise), except for: (a) liabilities disclosed on the Balance Sheet (other than in the notes thereto) contained in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities incurred in the ordinary course of business since the date of the Balance Sheet; (c) liabilities or obligations incurred pursuant to the terms of this Agreement; (d) liabilities set forth in the Company Leases that are to be performed solely after the Closing (excluding, for clarity, any obligations due to any breaches or non-performance thereunder or for indemnification for pre-Closing acts or omissions); and (e) liabilities that individually or in the aggregate have not and would not reasonably be expected to have a Material Adverse Effect.

2.12 Compliance with Legal Requirements. Each of the Acquired Corporations is, and during the past five (5) years has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets. Since January 1, 2008, no Acquired Corporation has received any written notice from any Governmental Body regarding (a) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (b) any actual, alleged, possible, or potential obligation on the part of any Acquired Corporation to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

2.13 Certain Business Practices. None of the Acquired Corporations or, to the knowledge of the Acquired Corporations, any of their respective directors, officers, employees or representatives has (a) used any corporate funds for unlawful direct or indirect contributions, gifts, entertainment or other unlawful expenses relating to political activity, or (b) made any unlawful payment to any foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, and any rules or regulations promulgated thereunder (the “FCPA”) or any applicable Legal Requirement of similar effect. During the past three (3) years, none of the Acquired Corporations has received any written communication from any Governmental Body that alleges any of the foregoing matters set forth in this Section 2.13. The Acquired Corporations (i) make and keep books, records and accounts that accurately and fairly reflect their transactions, and maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are taken in accordance with management’s directives and are properly recorded, in each case in accordance with the FCPA and (ii) have effective disclosure controls and procedures and an internal accounting controls system that is sufficient to provide reasonable assurances that violations of the FCPA and/or any similar law will be prevented, detected and deterred.

2.14 Governmental Authorizations. The Acquired Corporations hold all material Governmental Authorizations necessary to enable the Acquired Corporations to conduct their businesses in the manner in which their businesses are currently being conducted. The Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect. The Acquired Corporations are in compliance with the terms and requirements of the Governmental Authorizations, and no suspension or cancellation of any such Governmental Authorization is pending or, to the knowledge of the Acquired Corporations, threatened in writing.

2.15 Tax Matters.

(a) (i) All material Tax Returns required by any Legal Requirement to be filed with any Taxing Authority by, or on behalf of, the Acquired Corporations have been filed when due (taking into account extensions) in accordance with all applicable Legal Requirements, and all such material Tax Returns are, or shall be at the time of filing, true, correct and complete in all material respects, and (ii) the Acquired Corporations have paid, or have withheld and remitted, to the appropriate Governmental Body all Taxes due and payable with respect to the Tax Returns and all other Taxes otherwise due and payable, except in each case, with respect to matters contested in good faith and disclosed on Part 2.15(a) of the Company Disclosure Schedule or for which adequate reserves have been established under GAAP.

(b) Except as disclosed on Part 2.15(b) of the Company Disclosure Schedule, neither of the Acquired Corporations has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(c) As of the date hereof, to the knowledge of the Acquired Corporations, there is no claim, audit, action, suit or proceeding now pending or threatened in writing against the Acquired Corporations in respect of any material Tax.

(d) During the two-year period ending on the date hereof, neither of the Acquired Corporations was a “distributing corporation” or a “controlled corporation” in a transaction intended to be governed by Section 355 of the Code.

(e) To the knowledge of the Acquired Corporations, the Acquired Corporations have not received any written claim by any Governmental Body in a jurisdiction where the Acquired Corporations do not file Tax Returns that either of the Acquired Corporations is or may be subject to taxation by, or required to file any Tax Return in, that jurisdiction.

(f) The Acquired Corporations have collected and remitted to the proper Governmental Body all employee withholding and social security taxes and all sales, use, value added, and similar Taxes (such Taxes being either individually or in the aggregate) required to be collected.

(g) The Acquired Corporations have no liability for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or non-U.S. Tax law), as a transferee or successor, or by contract (other than Contracts entered into in the ordinary course of business, the primary subject of which is not Taxes). Neither of the Acquired Corporations has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company).

(h) The Acquired Corporations have not participated in a “listed transaction” as defined in Treasury Regulation Section 1.6011-4(b)(2).

(i) The Acquired Corporations have complied with all applicable Legal Requirements relating to record retention (including, without limitation, to the extent necessary to claim any exemption from sales tax collection and maintaining adequate and current resale certificates to support any such claimed exemption). The Acquired Corporations will retain and at the time of the closing will be in possession of all of the tax records of the Acquired Corporations that are in existence at the time this Agreement is signed or are created thereafter and before the Closing Date.

(j) Except as provided in Part 2.15(j) of the Company Disclosure Schedule, the Acquired Corporations have no obligation as a result of the obligations contemplated by this Agreement or any other agreement to compensate any person (i) in a manner that would cause Section 280G of the Code to apply or (ii) for taxes imposed as a consequence of the application of Section 409A or Section 4999 of the Code.

(k) The Acquired Corporations will not be required to include any item of income in, or exclude any item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date, except as would not, individually or in the aggregate, have a Material Adverse Effect, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date, (iii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iv) prepaid amount received on or prior to the Closing Date.

(l) Neither of the Acquired Corporations is, or has at any time during the last five years been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(m) No ruling requests, closing agreements, private letter rulings, technical advice memoranda or requests for changes of method of accounting have been submitted to, or entered with, any Governmental Body by the Acquired Corporations that will have a effect on a Tax payable by, or a Tax Return filed by, the Acquired Corporations on or after the Closing Date.

(n) Neither of the Acquired Corporations has made any payments, or is party to any plan, arrangement, or other Contract, that could result in it making a payment that is nondeductible under Section 162(m) of the Code.

(o) None of the net operating loss carryforwards of the Acquired Corporations is subject to limitation under Section 382 of the Code other than the limitation that will apply as a consequence of the transactions contemplated by this Agreement.

2.16 Employee Matters; Benefit Plans.

(a) The Company has made available to Parent correct and complete copies of: (i) all arbitration awards for the last three (3 years) regarding employment or labor issues; (ii) all material employment policy manuals and individual employment policies; (ii) all pending employment or labor related charges and lawsuits; (iii) all pending unfair labor practice charges and complaints; and (iv) all pending United States Occupational Safety and Health Administration charges and complaints. Except as set forth in Part 2.16(a) of the Company Disclosure Schedule, there has not been, during the last three (3) years, any claim or grievance and there is no claim or grievance currently pending or, to the knowledge of the Company, threatened in connection with an individual claim or series of related claims which have an actual or expected value in excess of $100,000 relating to any Company Employee Agreement, wages and hours, leave of absence, plant closing notification, employment statute or regulation, privacy right, labor dispute, workers’ compensation policy or long-term disability policy, safety, retaliation, immigration or discrimination matters involving any Company Associate or any other matter relating to any Company Associate, including charges of unfair labor practices or harassment complaints.

(b) None of the Acquired Corporations is a party to, or has a duty to bargain for or is currently negotiating in connection with entering into, any collective bargaining agreement or other Contract with a labor organization or works council representing any of its employees and there are no labor organizations or works councils representing, purporting to represent or, to the knowledge of the Company, seeking to represent any employees of any of the Acquired Corporations. There are no (i) actions relating to the labor and employment practices of the Company or its Subsidiary pending, scheduled, or, to the Company’s knowledge, threatened against the Company or its Subsidiary before the U.S. National Labor Relations Board or any other Governmental Body and (ii) complaints or charges relating to labor or employment practices of the Company or its Subsidiary that have been made or are reasonably expected to be made to the U.S. National Labor Relations Board or any other Governmental Body. In the past three years, there has been no strike, slowdown, work stoppage, lockout, job action, picketing, interruption of work or any similar activity pending or, to the Company’s knowledge, threatened against the Company or its Subsidiary.

(c) Except as identified in Part 2.16(c) of the Company Disclosure Schedule, since January 31, 2010, neither the Company nor its Subsidiary has effectuated (i) a “plant closing” (as defined in the Worker Adjustment and Retraining Notification Act, as amended (the “WARN Act”) or similar state law), affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Company or its Subsidiary, or (ii) a “mass layoff” (as defined in the WARN Act or similar state law) affecting any site of employment or facility of the Company or its Subsidiary; nor has the Company or its Subsidiary been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any state, or local law or regulation similar to the WARN Act.

(d) Part 2.16(d) of the Company Disclosure Schedule contains a correct and complete list of each material Employee Plan. The Company has made available to Parent or Parent’s Representatives prior to the execution of this Agreement with respect to each material Employee Plan true, correct and complete copies of: (i) all plan documents and all amendments thereto, and all related trust or other funding documents, and in the case of unwritten Employee Plans, written descriptions thereof, (ii) all determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor (“DOL”), (iii) the two most recent annual actuarial valuations, if any, and the two most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), (iv) the most recent summary plan descriptions and any material modifications thereto, (v) the most recent nondiscrimination tests required to be performed under the Code (including 401(k) and 401(m) tests) for each Employee Plan, and (vi) all correspondence to or from the IRS, the DOL, or any other Governmental Body relating to any Employee Plan since January 1, 2010.

(e) None of the Acquired Corporations nor any other Person that would be or, at any relevant time, would have been considered a single employer with an Acquired Corporation under the Code or ERISA has ever maintained, contributed to, or been required to contribute to, and no Acquired Corporation has any current or contingent liability or obligation under or with respect to, a plan that is or was subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan” each as defined in Section 4001 of ERISA.

(f) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code, including the Company 401(k) Plan and the Company ASOP, has received a favorable determination letter or opinion letter, or has pending or has time remaining in which to file, an application for such determination or opinion from the IRS, and the Company is not aware of any reason why any such determination letter or opinion letter should be revoked or not be reissued. The Company has made available to Parent copies of the most recent IRS determination and opinion letters with respect to each such Employee Plan.

(g) Except to the extent required under Section 601 et seq. of ERISA or Section 4980B of the Code (or any other similar state or local Legal Requirement) and the cost of which is borne entirely by the recipient, neither the Acquired Corporations nor any Employee Plan has any present or future obligation to make any payment to, or with respect to, any present or former employee, officer or director of the Acquired Corporations or any other Person pursuant to any retiree or post-service medical benefit plan or other retiree or post-service welfare plan. With respect to each Employee Plan, all contributions or payments (including all employer contributions, employee salary reduction contributions, and premium payments) that are due from the Acquired Corporations have been made within the time periods prescribed by the terms of each Employee Plan and applicable Legal Requirements, and all contributions or payments for any period ending on or before the Closing Date that are not yet due from the Acquired Corporations have been made, paid or properly accrued.

(h) Except as provided in Section 1.8 hereof or in Part 2.16(h) of the Company Disclosure Schedule, the consummation of the Merger or the other Transactions contemplated by this Agreement will not, either alone or together with any other event: (i) entitle any current or former Company Associate of the Acquired Corporations to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other material obligation under, any Employee Plan, (iii) limit or restrict the right of the Company or its Subsidiary or, after the Effective Time, Parent or Surviving Corporation, to merge, amend or terminate any Employee Plan, (iv) directly or indirectly cause the Acquired Corporations to transfer or set aside any assets to fund any benefits under any Employee Plan, or (v) give rise to the payment of any amount under any Employee Plan that would not be deductible pursuant to the terms of Section 280G of the Code. Since January 1, 2013, none of the Acquired Corporations has made any payment or award to any employee in respect of any severance, transaction bonus, retention payment or other similar award in connection with the sale or change in control of the Company.

(i) Except as set forth in Part 2.16(i) of the Company Disclosure Schedule, no Employee Plan is maintained primarily for the benefit of employees or other service providers who are primarily located outside of the United States.

(j) Each Employee Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and, to the knowledge of the Acquired Corporations, the operational and documentary requirements of Section 409A of the Code and the regulations thereunder. Except as set forth in Part 2.16(j) of the Company Disclosure Schedule, the Acquired Corporations do not have an obligation to gross-up, indemnify or otherwise reimburse any current or former service provider to the Acquired Corporations for any tax incurred by such service provider pursuant to Section 409A of the Code.

(k) All contributions or premiums required to be made by either the Company under the terms of each Employee Plan or by ERISA, the Code or Applicable Laws have been made in a timely fashion in accordance with ERISA, the Code or Applicable Laws and the terms of such Employee Plan.

(l) The Acquired Corporations have (i) withheld and reported all amounts required by any Legal Requirement or Contract to be withheld and reported with respect to wages, salaries and other payments to any Company Associate; (ii) has no liability for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iii) has no liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Body with respect to unemployment compensation benefits, social security or other benefits or obligations for any Company Associate (other than routine payments to be made in the normal course of business and consistent with past practice).

(m) No current or former independent contractor of the Acquired Corporations could reasonably be deemed to be a misclassified employee. No independent contractor (i) has provided services to any of the Acquired Corporations for a period of six consecutive months or longer or (ii) is eligible to participate in any Employee Plan. No Acquired Corporation could be considered a joint or co-employer of any temporary or leased employees from a third party that worked at any of the Acquired Corporations.

(n) Except as required by applicable Legal Requirements or as set forth in Part 2.16(n) of the Company Disclosure Schedule, the employment of each of the Acquired Corporation’s employees is terminable by the applicable Acquired Corporation at-will.

2.17 Environmental Matters. Except for those matters that would not reasonably be expected to have a Material Adverse Effect, (a) each Acquired Corporation is, and has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining or complying with all Governmental Authorizations required under Environmental Laws for the operation of their respective businesses, (b) there is no investigation, suit, claim, action or proceeding relating to or arising under any Environmental Law that is pending or, to the knowledge of the Acquired Corporations, threatened against any of the Acquired Corporations or Leased Real Property, (c) the Acquired Corporations have not received any written notice of or entered into any legally-binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements on the part of the Acquired Corporations relating to or arising under Environmental Laws, (d) there are and have been no Hazardous Materials present on any Leased Real Property in a manner and concentration that would reasonably be expected to result in any claim against any of the Acquired Corporations under any Environmental Law, and (e) no Acquired Corporation has Released, transported, disposed of or exposed any Person to any Hazardous Materials in a manner and concentration that would reasonably be expected to result in a claim against any of the Acquired Corporations under any Environmental Law. The Company has provided to Parent copies of any and all pleadings, demands, notices, consent orders, settlements, Phase I environmental site assessment reports, other environmental reports, and analytical results possessed by any of the Acquired Corporations (or any of their Representatives) concerning Environmental Laws or Hazardous Materials with respect to any of the Acquired Corporations and/or any of their properties or premises.

2.18 Insurance. The Company has delivered or otherwise made available to Parent or Parent’s Representatives summaries of all insurance policies and all self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations (the “Insurance Policies”). Part 2.18 of the Company Disclosure Schedule contains a correct and complete list of the material Insurance Policies. The Insurance Policies are in full force and effect, no written notice of cancellation or material modification has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder. All premiums due and payable under all of the Insurance Policies have been paid when due, and the Acquired Corporations are otherwise in compliance with the terms of all of the Insurance Policies (or other policies and bonds providing substantially similar insurance coverage).

2.19 Legal Proceedings; Orders.

(a) Except as set forth in Part 2.19 of the Company Disclosure Schedule, there is no Legal Proceeding pending and served (or, to the knowledge of the Acquired Corporations, threatened in writing or pending and not served) against any of the Acquired Corporations or any of their respective properties, assets or operations, or executive officers or directors;

(b) there is no order, writ, injunction or judgment to which the Acquired Corporations are subject that has had or is reasonably likely to have a Material Adverse Effect; and

(c) no investigation or review by any Governmental Body with respect to the Acquired Corporations is pending or to the Acquired Corporations’ knowledge is being threatened.

2.20 Authority; Binding Nature of Agreement. The Company has the corporate power and authority to enter into and deliver and, subject to obtaining the Required Company Shareholder Vote, to perform its obligations under this Agreement and to consummate the Transactions. The Board of Directors of the Company (at a meeting duly called and held and acting upon recommendation of the special committee thereof) has unanimously (a) determined that it is fair to, and in the best interests of, the Company and its shareholders to enter into this Agreement, (b) adopted a resolution approving this Agreement, as well as its execution, delivery and performance by the Company, and the consummation of the Transactions, including the Merger and (c) adopted a resolution recommending that the shareholders of the Company approve this Agreement and the Transactions, including the Merger. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.21 Vote Required. The Required Company Shareholder Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary to approve this Agreement and the Transactions.

2.22 Non-Contravention; Consents. Except as set forth in Part 2.22 of the Company Disclosure Schedule and assuming compliance with the applicable provisions of the TBOC, any applicable antitrust filing, notification or approval in any other relevant jurisdiction, the rules and regulations of NASDAQ and the receipt of the Required Company Shareholder Vote, the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not: (a) cause a violation of any of the provisions of the certificate of formation or bylaws (or similar organizational documents) of any Acquired Corporation; or (b) cause a violation by any Acquired Corporation of any Legal Requirement or order applicable to any Acquired Corporation, or to which any Acquired Corporation is subject; or (c) conflict with, result in breach of, or constitute a default under or give rise to a right of acceleration or termination under, any Material Contract or any Company Lease. Except as set forth in Part 2.22 of the Company Disclosure Schedule and as may be required by the Exchange Act (including without limitation the requirement under the Exchange Act for the Company’s shareholders to approve or disapprove, on an advisory basis, the Merger-related compensation of the Company’s named executive officers), the TBOC, the HSR Act and any antitrust filing, notification or approval in any other relevant jurisdiction and the rules and regulations of NASDAQ, none of the Acquired Corporations is required to give notice to, make any filing with, or obtain any Consent from any Person (including, without limitation, any party to a Material Contract) at any time prior to the Closing in connection with the execution and delivery of this Agreement, or the consummation by the Company of the Merger.

2.23 Fairness Opinion. The special committee of the Company’s Board of Directors has received the oral opinion (to be confirmed in writing) of SunTrust Robinson Humphrey, Inc. as financial advisor to the special committee, dated on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and subject to the assumptions, qualifications and limitations set forth therein, the $3.00 per share of Company Common Stock to be received in the Merger by the holders of shares of Company Common Stock (other than NECA, Parent and Merger Sub, and their respective Affiliates, which, for the avoidance of doubt, will not receive the Merger Consideration) is fair, from a financial point of view, to such holders. The Company will make available to Parent solely for informational purposes a signed copy of the fairness opinion as promptly as practicable following the date of this Agreement.

2.24 Financial Advisor. Except for SunTrust Robinson Humphrey and George K. Baum & Capital Advisors, Inc. (“GKB”), no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any other Acquired Corporation. Part 2.24 of the Company Disclosure Schedule sets forth the Company’s good faith estimate, as of the date hereof, of the out-of-pocket fees and expenses it will incur to Sun Trust Robinson Humphrey and GKB in connection with this Agreement and the transactions contemplated hereby.

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1 Due Organization. Each of Parent and Merger Sub is an Entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all necessary power and authority: (a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound, except where any such failure would not reasonably be expected to have a Parent Material Adverse Effect.

3.2 Parent and Merger Sub. Each of Parent and Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby and those incident to its formation. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. NECA and the Guarantor own beneficially and of record all of the membership interest of Parent.

3.3 Authority; Binding Nature of Agreement. Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective sole Manager and Boards of Directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, is enforceable against them in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.4 Non-Contravention; Consents. Assuming compliance with the applicable provisions of the HSR Act, if applicable, and any applicable antitrust filing, notification or approval in any other relevant jurisdiction, the execution and delivery of this Agreement by Parent and Merger Sub, and the consummation of the transactions contemplated by this Agreement, will not: (a) cause a violation of any of the provisions of the certificate of formation or bylaws or other organizational documents of Parent or Merger Sub; (b) cause a violation by Parent or Merger Sub of any Legal Requirement or order applicable to Parent or Merger Sub, or to which they are subject; or (c) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any Contract, except, in the case of clauses (b) and (c), for such conflicts, violations, breaches or defaults as would not reasonably be expected to have a Parent Material Adverse Effect. Except as may be required by the Exchange Act, state Takeover Laws, the TBOC or the HSR Act and any antitrust filing, notification or approval in any other relevant jurisdiction, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body at or prior to the Closing in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the Merger and the transactions contemplated hereby, other than such filings, notifications, approvals, notices or Consents that, if not obtained, made or given, would not reasonably be expected to have a Parent Material Adverse Effect. No vote of Parent’s equity holders is necessary to approve this Agreement or any of the transactions contemplated by this Agreement, other than those which have been previously obtained.

3.5 Disclosure. None of the information with respect to Parent or Merger Sub to be supplied by or on behalf of Parent or Merger Sub specifically for inclusion in the Proxy Statement or any other filing required to be made by the Company will, at the time the Proxy Statement is first mailed to the shareholders of the Company or at the time of the Company Shareholders’ Meeting (or any adjournment or postponement thereof) or, in the case of any other such filing, on the date it and any amendment or supplement to it is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

3.6 Absence of Litigation. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, there is no Legal Proceeding pending or threatened against Parent or Merger Sub, except as would not reasonably be expected to materially and adversely affect Parent’s or Merger Sub’s ability to consummate the Transactions contemplated hereby. To the knowledge of Parent or Merger Sub, as of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not reasonably be expected to materially and adversely affect Parent’s or Merger Sub’s ability to consummate the Transactions contemplated hereby.

3.7 Sufficiency of Funds.

(a) Parent will have available to it upon the consummation of the Merger sufficient funds to pay the Merger Consideration.

(b) As of the date of this Agreement, Parent has delivered to the Company true and complete copies of an executed contribution agreement, dated as of the date of this Agreement, between Parent and NECA pursuant to which NECA has committed, subject to the terms and conditions therein, to contribute all of the shares of Company Common Stock beneficially owned by NECA (the “NECA Shares”) to Parent and a letter agreement, dated as of the date of this Agreement, between Parent and NECA pursuant to which NECA has committed, subject to the terms and conditions therein, to vote all shares of Company Common Stock beneficially owned by it in favor of approving the Merger Agreement (the foregoing agreements, the “NECA Agreements”).

(c) As of the date of this Agreement, (i) the NECA Agreements and the terms of the NECA Agreements have not been amended or modified prior to the date of this Agreement except as permitted by this Agreement; and (ii) the commitments contained therein have not been withdrawn, terminated or rescinded in any respect. As of the date of this Agreement, there are no other Contracts, agreements, side letters or arrangements to which Parent or Merger Sub is a party relating to the contribution of the NECA Shares, other than as expressly set forth in the NECA Agreements.

(d) As of the date of this Agreement, each NECA Agreement is in full force and effect and constitutes the legal, valid and binding obligations of NECA, enforceable against NECA in accordance with its terms, except that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting or relating to creditors’ rights generally and by general principles of equity.

(e) Parent acknowledges and agrees that notwithstanding anything to the contrary in this Agreement, the consummation of the transactions contemplated by the NECA Agreements shall not be a condition to the obligation of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby.

3.8 Solvency. Without limiting the generality of the representations and warranties contained in Section 3.7(a) and assuming (a) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, and after giving effect to the Transactions, including the transactions contemplated by the Contribution Agreement and the payment of the aggregate Merger Consideration and (b) the accuracy in all material respects of the representations and warranties set forth in Section 2 of this Agreement and, after giving effect to the Transactions contemplated by this Agreement, including the transactions contemplated by the Contribution Agreement, the payment of the aggregate Merger Consideration and the payment of all related fees and expenses, each of the Acquired Corporations will be Solvent as of the Effective Time and immediately after the consummation of the Transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that, as of any date of determination, (i) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (A) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable federal laws governing determinations of the insolvency of debtors, and (B) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent liabilities) as such debts become absolute and matured, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date and (iii) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature.

3.9 Certain Arrangements. As of the date of this Agreement, there are no Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or its Subsidiary or the Transactions or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the applicable Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Offer, other than, in each such case, the Insider Agreement, Separation Agreements and Support Agreement as in effect on the date hereof.

3.10 Brokers and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries except for Persons, if any, whose fees and expenses will be paid by Parent.

ARTICLE 4 CERTAIN COVENANTS OF THE COMPANY

4.1 Access and Investigation. During the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 7.1 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Company shall, and shall cause the respective Representatives of the Acquired Corporations to: (a) provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to all of the Acquired Corporations’ personnel, properties and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations (including financial schedules and accounting records); and (b) promptly provide Parent and Parent’s Representatives with all requested information in the possession of any of the Acquired Corporations regarding the business of the Acquired Corporations, including copies of the existing books, records, Tax Returns, Company Contracts, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Company and in such a manner as not to unreasonably interfere with the normal operation of the business of the Company. Nothing herein shall require the Company to disclose any information to Parent if such disclosure would, in its reasonable discretion (i) jeopardize any attorney-client or other legal privilege, (ii) contravene any applicable Legal Requirement, fiduciary duty or binding agreement entered into prior to the date of this Agreement (including any confidentiality agreement to which the Company or its Affiliates is a party) or (iii) result in the disclosure of any trade secrets of third parties. Without limiting the foregoing, in the event that the Company does not disclose information in reliance on the preceding sentence, it shall provide notice to Parent that it is withholding such information and shall use its reasonable best efforts to communicate, to the extent feasible, the applicable information in a way that would not violate the applicable Legal Requirements, Contract or obligation or risk waiver of such privilege. Without limiting the generality of this Section 4.1, during the Pre-Closing Period the Company will furnish to the Parent promptly after becoming available (to the extent such items become available), monthly financial statements, including an unaudited balance sheet, income statement and statement of cash flows for each month through the Closing Date as it may prepare for management’s internal use. With respect to the information disclosed pursuant to this Section 4.1, Parent shall comply with, and shall cause Parent’s Representatives to comply with, all of its obligations under the Confidentiality Agreement by and between Parent and Company dated June 4, 2013 (as amended from time to time, the “Confidentiality Agreement”).

4.2 Operation of the Company’s Business.

(a) During the Pre-Closing Period: (i) except (x) as required or otherwise expressly permitted under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, or (z) as set forth in Part 4.2(a) of the Company Disclosure Schedule, the Company shall ensure that each of the Acquired Corporations conducts its business and operations in the ordinary course and in substantially the same manner as previously conducted; and (ii) the Company shall promptly (but in any event within two (2) business days) notify Parent of (A) any knowledge of any written notice from any Person alleging that the Consent of such Person is or may be required in connection with any of the transactions contemplated by this Agreement, and (B) any Legal Proceeding commenced, or, to its knowledge threatened in writing, relating to or involving any of the Acquired Corporations that relates to the consummation of the transactions contemplated by this Agreement. The Company shall, and shall cause each of the other Acquired Corporations to, use commercially reasonable efforts to preserve intact the material components of their current business organization, assets and goodwill including keeping available the services of current officers and key employees, and use commercially reasonable efforts to maintain their respective relations and goodwill with all material suppliers, material customers, licensors, lenders, Governmental Bodies and other material business relations; provided, however, that the Acquired Corporations shall be under no obligation to put in place any new retention programs or include additional personnel in existing retention programs.

(b) During the Pre-Closing Period, except (x) as required or otherwise contemplated under this Agreement or as required by applicable Legal Requirements, (y) with the written consent of Parent, or (z) as set forth in Part 4.2(b) of the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiary to:

(i) (1) establish a record date for, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Company Common Stock), or (2) repurchase, redeem or otherwise reacquire any of its shares of capital stock (including any Company Common Stock), or any rights, warrants or options to acquire any shares of its capital stock, other than: (A) dividends or distributions between or among any of the Acquired Corporations to the extent consistent with past practices (but not from the Company to its shareholders); (B) repurchases of Company Options (or shares of capital stock issued upon the exercise thereof) outstanding on the date hereof (in cancellation thereof) pursuant to the terms of any such Company Option between the Company and an employee, consultant or member of the Board of Directors of the Company only upon termination of such Person’s employment or engagement by the Acquired Corporations; or (C) in connection with withholding to satisfy the Tax obligations with respect to Company Options.

(ii) split, combine, subdivide or reclassify any shares of its capital stock (including the Company Common Stock);

(iii) sell, issue, grant, deliver, transfer, pledge or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant, restricted securities or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of the Company Common Stock as required to be issued upon the valid exercise of Company Options outstanding as of the date of this Agreement);

(iv) except as contemplated by either Section 1.8 or Section 5.3, establish, adopt, terminate or amend any Employee Plan (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof), or amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Employee Plans (or any plan, program, arrangement, practice or agreement that would be an Employee Plan if it were in existence on the date hereof) or grant any employee or director any increase in compensation, bonuses or other benefits (except that the Acquired Corporations: (A) may provide increases in salary, wages or benefits to non-executive officer employees in the ordinary course of business and consistent with past practice; (B) may amend any Employee Plans to the extent required by applicable Legal Requirements; and (C) may make usual and customary annual bonus payments and profit sharing payments in the ordinary course of business consistent with past practice in accordance with the bonus and profit sharing plans existing on the date of this Agreement and disclosed on the Company Disclosure Schedule);

(v) hire any new officer or terminate the employment of any current Officer.

(vi) (A) enter into or amend any existing change-in-control or retention agreement with any officer, employee, director or independent contractor, (B) enter into any employment, severance or other agreement with any officer, employee, director or independent contractor, other than in the ordinary course of business consistent with past practice with respect to non-executive officer employees, employees with an annual base salary of less than $100,000 and independent contractors, (C) hire any employee with an annual base salary in excess of $100,000 or (D) enter into any agreement with respect to the voting of its capital stock;

(vii) amend or permit the adoption of any amendment to its certificate of formation or bylaws or other charter or organizational documents;

(viii) form any Subsidiary, acquire any equity interest or other interest in any other Entity or enter into any joint venture, partnership, limited liability corporation or similar arrangement;

(ix) make or authorize any capital expenditure other than (A) as provided for in the Company’s capital expenditure budget as set forth in Part 4.2(b)(ix) of the Company Disclosure Schedule; or (B) when added to all other capital expenditures made on behalf of all of the Acquired Corporations since the date of this Agreement but not provided for in the Company’s capital expenditure budget as set forth in Part 4.2(b)(ix) of the Company Disclosure Schedule, does not exceed $100,000 individually and $200,000 in the aggregate during any fiscal quarter;

(x) enter into any agreement with respect to the acquisition, lease, license or sublicense of any rights, assets or properties (other than purchases of inventory and supplies in the ordinary course of business), in a single transaction or series of transactions, of or from any other Person (other than in the ordinary course of business consistent with past practice) or sell or otherwise dispose of, divest or spin-off, or lease, license or sublicense, in a single transaction or series of transactions, any rights, assets or properties to any other Person (other than in the ordinary course of business consistent with past practice or pursuant to dispositions of obsolete, surplus or worn out assets that are no longer useful in the conduct of the business of the Company), or waive or relinquish, abandon, allow to lapse or encumber (except for any Permitted Encumbrance) any right, asset or property that is material to the business of the Company;

(xi) lend money or make capital contributions or advances to or make investments in, any Person (except advances to employees for travel and other business related expenses in the ordinary course of business consistent with past practice and in compliance with the Company’s policies related thereto and intercompany loans, advances, capital contributions or investments between or among the Company and any Subsidiary of the Company), or incur or guarantee any Indebtedness except for borrowings incurred in the ordinary course of business under the Company’s existing secured line of credit under the Loan Facility and pre-payments thereon made in the ordinary course of business;

(xii) amend or modify in any material respect, waive any rights under or terminate any Material Contract, or enter into any Contract which if entered into prior to the date hereof would have been a Material Contract, in each case except as described in Part 4.2(b) of the Company Disclosure Schedule;

(xiii) except as required by applicable Legal Requirement, (a) make any material change to any accounting method or accounting period used for Tax purposes (or request such a change); (b) make any material Tax election (other a Tax election that is consistent with a Tax election made in a previous period); (c) rescind or change any material Tax election; (d) surrender a right to a material Tax refund; (e) file an amended Tax Return that could reasonably be expected to increase the Taxes payable by the Acquired Corporations; (f) enter into a closing agreement with any Governmental Body regarding any material Tax; (g) waive or extend the statute of limitations with respect to any material Tax other than (1) pursuant to extensions of time to file a Tax Return obtained in the ordinary course of business or (2) pursuant to an extension granted in the ordinary course of business in connection with an audit of state of local Taxes to prevent the immediate assessment or collection of a Tax;

(xiv) commence any Legal Proceeding, except with respect to: (A) routine matters in the ordinary course of business; (B) in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to such Legal Proceedings prior to commencement thereof); or (C) in connection with a breach of this Agreement or any other agreements contemplated hereby;

(xv) settle or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim), other than pursuant to a settlement that does not relate to the any of the Transactions contemplated hereby and: (A) that results solely in a monetary obligation involving only the payment of monies by the Acquired Corporations of not more than $75,000 individually or $150,000 in the aggregate; or (B) that results solely in a monetary obligation that is funded by an indemnity obligation to or an insurance policy of the Acquired Corporations and the payment of monies by the Acquired Corporations that together with any settlement made under subsection “(A)” are not more than $75,000 individually or $150,000 in the aggregate (not funded through insurance policies);

(xvi) change any of its methods of accounting or accounting practices unless required by GAAP or applicable Legal Requirements;

(xvii) enter into any collective bargaining agreement or agreement to form a work council or other union or similar agreement or commit to enter into any such agreements;

(xviii) adopt or implement any shareholder rights plan or similar arrangement;

(xix) fail to make any filing, pay any fee, or take another action necessary to maintain in full force and effect any trademark or trade name that is material to the conduct of the business of the Acquired Corporations, as a whole, as currently conducted, or enter into any license or transfer agreement granting or transferring to a third party an exclusive right to use any such trademark or trade name;

(xx) adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of the other Acquired Corporations; or

(xxi) mortgage, pledge, hypothecate, grant any security interest in or otherwise subject to any other Encumbrance other than Permitted Encumbrances, any material assets of the Company or its Subsidiary;

(xxii) implement any employee layoffs that would require any of the Acquired Corporations to provide notice under the WARN Act or similar state laws;

(xxiii) grant any material refunds, credits, rebates or other allowances to any end user, customer, reseller or distributor, in each case other than in the ordinary course of business consistent with past practice; or

(xxiv) authorize, or agree or commit to take, any of the actions described in clauses “(i)” through “(xxiii)” of this Section 4.2(b).

(c) Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct Parent’s or its Subsidiaries’ operations. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its Subsidiaries’ respective operations.

4.3 No Solicitation.

(a) For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that contains provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement.

(b) The Company shall and shall instruct its Subsidiary and Representatives to immediately cease any discussions or negotiations with any Persons that may be ongoing with respect to any Acquisition Proposal, and deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any Acquisition Proposal and request such Person to promptly return or destroy all confidential information concerning the Company and its Subsidiary. Except as permitted by this Section 4.3, during the Pre-Closing Period the Company shall not and shall cause its Subsidiary not to and shall not permit their respective Representatives to, directly or indirectly, (A) solicit, initiate or knowingly facilitate or encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (B) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal, (C) approve, endorse, recommend or enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal or that requires the Company to abandon this Agreement, (D) grant any waiver, amendment or release under any standstill or confidentiality agreement, any rights agreement or “poison pill” arrangement or Takeover Law, or otherwise knowingly facilitate any effort or attempt by any Person to make an Acquisition Proposal, or (E) agree to do any of the foregoing.

(c) Notwithstanding any provision herein to the contrary, including, without limitation, Section 4.3(b) and Section 5.1(a), if at any time on or after the date of this Agreement and prior to obtaining the Required Company Shareholder Vote, the Company or its Subsidiary or their respective Representatives receives a bona fide written Acquisition Proposal from any unaffiliated Third Party, which Acquisition Proposal was made or renewed on or after the date of this Agreement and was not initiated as a result of any breach of this Section 4.3, (i) the Company and its Representatives may contact such Third Party to clarify the terms and conditions thereof and (ii) if the Company’s Board of Directors determines in good faith, after consultation with independent financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Offer, then the Company and its Representatives may (x) furnish, pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Company and its Subsidiary to the Third Party who has made such Acquisition Proposal; provided, that, the Company shall provide Parent with a copy of such Acceptable Confidentiality Agreement and any information concerning any of the Acquired Corporations that is provided to any Person given such access which was not previously provided to Parent or its Representatives (y) grant a waiver, amendment or release under any standstill or confidentiality agreement but only to the extent that after consulting with outside legal counsel, the Company’s Board of Directors determines in good faith that failure to grant such a waiver, amendment or release would constitute a breach of the Board of Directors fiduciary duties under applicable law, and (z) engage in or otherwise participate in discussions or negotiations with the Third Party making such Acquisition Proposal.

(d) From and after the date of this Agreement, the Company shall promptly (and in any event within thirty-six (36) hours) (i) provide to Parent an unredacted copy of any such Acquisition Proposal made in writing provided to the Company or its Subsidiary (including any financing commitments relating thereto), (ii) provide to Parent a written summary of the material terms of any such Acquisition Proposal not made in writing (including any financing commitments relating thereto) and (iii) keep Parent reasonably informed of any material developments, discussions or negotiations regarding any Acquisition Proposal on a prompt basis (and in any event within thirty-six (36) hours), including by providing Parent a copy of any written proposal or a summary of any oral proposal made by the Company in response to any such Acquisition Proposal. The Company agrees that it and its Subsidiaries will not enter into any confidentiality agreement with any Person subsequent to the date hereof which prohibits the Company from providing any information to Parent in accordance with this Section 4.3.

(e) Nothing in this Section 4.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the shareholders of the Company that is required by applicable Legal Requirements; provided, that, any disclosures permitted under this Section 4.3(e) (other than a “stop, look and listen” communication) that do not contain either an unqualified express rejection of any applicable Acquisition Proposal or an unqualified express reaffirmation of the Company Board Recommendation shall be deemed a Company Adverse Change Recommendation. For clarity, a public disclosure by the Company that does not refer to this Agreement or the transactions contemplated hereby or another Acquisition Proposal or strategic alternative will not require the Company to include an unqualified express rejection of any applicable Acquisition Proposal or an unqualified express reaffirmation of the Company Board Recommendation.

ARTICLE 5 ADDITIONAL COVENANTS OF THE PARTIES

5.1 Shareholder Approval; Proxy Statement.

(a) Subject to Section 5.1(b), (i) the Proxy Statement shall include the Company Board Recommendation and (ii) neither the Board of Directors of the Company nor any committee of the Board of Directors of the Company shall (x)(A) withhold, qualify or withdraw (or modify in a manner adverse to Parent or Merger Sub), or publicly propose to withhold, qualify or withdraw (or modify in a manner adverse to Parent or Merger Sub), the Company Board Recommendation or (B) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, any Acquisition Proposal or (C) fail to publicly reaffirm the Company Board Recommendation within five (5) business days after Parent so requests in writing, provided that, in the absence of a publicly announced Acquisition Proposal, Parent may only make such request once during any consecutive thirty (30) day period; or (D) fail to recommend against any Acquisition Proposal by any Third Party subject to Regulation 14D under the Exchange Act in a Solicitation/ Recommendation Statement on Schedule 14D-9 within five (5) business days after the commencement of such Acquisition Proposal by any Third Party (any action described in this clause “(x)” or in the following clause “(y)” being referred to as an “Company Adverse Change Recommendation”) or (y) (A) approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow any Acquired Corporation to execute or enter into any letter of intent, memorandum of understanding, or Contract constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal, or requiring, or reasonably expected to cause, the Company to abandon, terminate, delay or fail to consummate, or that would reasonably be expected to otherwise materially impede, interfere with or be inconsistent with, the Transactions (other than an Acceptable Confidentiality Agreement).

(b) Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Required Company Shareholder Vote, if the Company has received a bona fide written Acquisition Proposal (which Acquisition Proposal did not arise out of a breach of Section 4.3) from any Third Party that has not been withdrawn, and after consultation with outside legal counsel and independent financial advisors, the Company’s Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer, (x) the Company’s Board of Directors may make a Company Adverse Change Recommendation, or (y) the Company may terminate this Agreement to enter into a definitive agreement with respect to such Superior Offer, if and only if (in the case of the foregoing clauses “x” and “y”): (A) the Company’s Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would reasonably constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Company’s shareholders under applicable Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(f) at least five (5) business days prior to making any such Company Adverse Change Recommendation or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Change Recommendation); and (C) (1) the Company shall have provided to Parent the material terms and conditions of the Acquisition Proposal in accordance with Section 4.3(d), (2) the Company shall have provided to Parent, during the period of five (5) business days after the date on which the Company furnishes the Determination Notice to Parent, an opportunity to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and shall have negotiated in good faith with Parent with respect to such proposed revisions or other proposal, if any, and (3) after considering the results of such negotiations and giving effect to the proposals made by Parent, if any, after consultation with outside legal counsel, the Company’s Board of Directors shall have determined, in good faith, that such Acquisition Proposal is a Superior Offer and that the failure to make the Company Adverse Change Recommendation or terminate this Agreement pursuant to Section 7.1(f) would reasonably constitute a breach of fiduciary duties of the Board of Directors of the Company to the Company’s shareholders under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) shall not be considered a Company Adverse Change Recommendation and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 5.1. For the avoidance of doubt, the provisions of this Section 5.1(b) shall also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice, except that the references to five (5) business days set forth in Section 5.1(b)(B) shall be deemed to be three (3) business days.

The Company agrees to keep confidential, and not to disclose to the public or to any Person, any and all information regarding any negotiations that take place with the Parent and the Parent’s Representatives pursuant to this Section 5.1(b) (including the existence and terms of any proposal made on behalf of Parent or the Company during such negotiations), except to the extent such disclosure is required by any applicable Legal Requirements. The Company shall ensure that any Company Adverse Change Recommendation: (x) does not change or otherwise affect the approval of this Agreement by the Company’s Board of Directors or any other approval of the Company’s Board of Directors; and (y) does not have the effect of causing any corporate takeover statute or other similar statute (including any “moratorium,” “control share acquisition,” “business combination” or “fair price” statute) of the State of Texas or any other state to be applicable to this Agreement or the Merger.

(c) The Company shall, as soon as practicable following the SEC Clearance Date, take all action necessary under all applicable Legal Requirements, the Company’s certificate of formation and bylaws and the rules of NASDAQ to establish a record date for purposes of determining shareholders entitled to notice of and to vote at the Company Shareholder’s Meeting (the “Record Date”) and the Company shall not change such Record Date without the prior written consent of Parent. The Company shall, as soon as practicable following the SEC Clearance Date (and in no event fewer than twenty one (21) calendar days, nor later than thirty (30) calendar days, following the SEC Clearance Date), call, give notice of and hold a meeting of the holders of the shares of Company Common Stock to vote on the adoption of this Agreement and approval of the Merger (including any adjournment or postponement thereof, the “Company Shareholders’ Meeting”). The Company shall ensure that all proxies solicited by the Company in connection with the Company Shareholders’ Meeting are solicited in compliance in all material respects with all applicable Legal Requirements. Subject to Section 4.3, the Company shall use its commercially reasonable efforts to obtain the Required Company Shareholder Vote. The Company shall, upon the reasonable request of Parent, use its commercially reasonable efforts to advise Parent during the last ten (10) business days prior to the date of the Company Shareholders’ Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Required Company Shareholder Vote. The Company may only adjourn or postpone the Company Shareholders’ Meeting (i) after consultation with Parent, and with Parent’s consent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the shareholders of the Company within a reasonable amount of time in advance of the Company Shareholders’ Meeting or (ii) if as of the time for which the Company Shareholders’ Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders’ Meeting. Notwithstanding the foregoing, the Company’s obligation to call, give notice of and hold the Company Shareholders’ Meeting in accordance with this Section 5.1(c) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, by any Company Adverse Change Recommendation. As soon as reasonably practicable following the date hereof, the Company shall prepare the Proxy Statement and file it with the SEC.

The Parent shall timely cooperate with and assist the Company in connection with the preparation of the foregoing. The Company shall use commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or its staff concerning the Proxy Statement and shall cause the Proxy Statement to be mailed to the Company’s shareholders as promptly as practicable after the resolution of any such comments (the “SEC Clearance Date”); provided that if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then such tenth day shall be the “SEC Clearance Date.” Parent and Merger Sub will provide to the Company upon request any information with respect to Parent and Merger Sub and their respective officers, directors, Affiliates and agents required to be provided in the Proxy Statement under applicable Legal Requirements or as reasonably requested by the Company in connection with the Proxy Statement. The Company shall notify Parent promptly of the receipt of any comments from the SEC or its staff or any other governmental officials and of any request by the SEC or its staff or any other governmental officials for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its Representatives, on the one hand, and the SEC or its staff or any other governmental officials, on the other hand, with respect to the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement or filing any other required filings with respect to the Transactions (or, in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall give Parent a reasonable opportunity to review and comment on such document or response and the Company shall give due consideration to all reasonable additions, deletions or changes suggested thereto by Parent. The Company, on the one hand, and Parent and Merger Sub, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by applicable Legal Requirements, and the Company further agrees to cause the Proxy Statement, as so corrected, to be filed with the SEC and, if any such correction is made following the mailing of the Proxy Statement, mailed to holders of shares of Company Common Stock, in each case as and to the extent required by the Exchange Act or the SEC (or its staff). Notwithstanding the foregoing, the Company assumes no responsibility with respect to information supplied in writing by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement.

(d) Parent agrees to cause all shares of Company Common Stock owned by NECA, Parent or any Subsidiary of Parent to be voted in favor of the adoption of the Agreement at the Company Shareholders’ Meeting.

5.2 Filings, Consents and Approvals. In the event that any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by the FTC, the DOJ, any other applicable Governmental Body or any third party challenging the Merger or any other Transactions as violative of any Legal Requirement or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, the Company shall cooperate in all commercially reasonable respects with Parent and Merger Sub and shall use its commercially reasonable efforts to resolve any such objections or to contest and resist any such action or proceeding and have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, in connection with efforts to effectuate this Agreement and the Transactions, neither the Acquired Corporations nor Parent and its Affiliates shall be required to, and the Acquired Corporations may not, without the prior written consent of the Parent, sell, divest, hold separate, transfer or dispose of, before or after the Closing, any material assets, operations, rights, product lines, businesses or interest therein of the Parent, the Company, or of any of the other Acquired Corporations (or consent to any of the foregoing actions).

5.3 Employee Matters and Employee Plans.

(a) As provided in Section 1.8(b), the Company shall, and Parent shall cause the Surviving Corporation to, terminate all Company Equity Plans effective as of the Effective Time.

(b) As of the date of Closing, the Company ASOP shall terminate by its terms. As soon as reasonably practicable following the execution of this Agreement, the Company shall file all necessary documents with the IRS to request a favorable determination letter that the Company ASOP is, upon its termination (and as amended in accordance with this Section 5.3), qualified under the provisions of Sections 401(a), 409, and 4975(e)(7) of the Code. As reasonably soon as practicable after the receipt of a final favorable determination letter from the IRS, the account balances in the Company ASOP, including any surplus in its expense account after full payment of all of the Company ASOP’s administrative expenses that are payable from the Company ASOP’s related trust, shall be distributed to participants and beneficiaries in accordance with the provisions of the Code, applicable law and the terms of the Company ASOP; provided, however, that any cash held in the Company ASOP shall be distributed to the Company in accordance with the terms of the Company ASOP and applicable laws.

(c) Except as provided otherwise in this Section 5.3, from and after the Effective Time, the Company shall, and Parent shall cause the Surviving Corporation to, honor all Employee Plans (including, without limitation, the Company 401(k) Plan) in accordance with their terms as in effect immediately before the Effective Time; provided that, except for the Company 401(k) Plan, which, unless otherwise required by applicable Legal Requirements, shall continue in force after the Effective Time, nothing herein shall be construed as prohibiting the amendment or termination of any of the Employee Plans after the Effective Time in accordance with their respective terms.

(d) Subject to Section 8.8, nothing contained in this Agreement, express or implied, is intended to confer upon any Person, any right to employment or continued employment for any period of time, or any right to a particular term or condition of employment, or shall be construed as an amendment to any Employee Plan or other employee benefit plan or arrangement.

5.4 Indemnification of Officers and Directors.

(a) All rights to indemnification by the Acquired Corporations existing in favor of those Persons who are directors and officers of any Acquired Corporation as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of formation and bylaws of any of the Acquired Corporations (as in effect as of the date of this Agreement) and as provided in the indemnification agreements between any of the Acquired Corporations and said Indemnified Persons (as in effect as of the date of this Agreement) made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement, shall survive the Merger and shall be observed by the Surviving Corporation and its Subsidiaries to the fullest extent available under, and subject to the requirements of, Texas law for a period of six years from the Effective Time.

(b) From the Effective Time until the sixth anniversary of the Effective Time, the Surviving Corporation shall maintain in effect, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement (an accurate copy of which has been made available by the Company to Parent or Parent’s Representatives prior to the date of this Agreement) for the benefit of the Indemnified Persons who are currently covered by such existing policy with respect to their acts and omissions occurring prior to the Effective Time in their capacities as directors and officers of the Acquired Corporations (as applicable), on terms with respect to coverage, deductibles and amounts no less favorable than the existing policy (or at or prior to the Effective Time the Company may (through a nationally recognized insurance broker approved by Parent (such approval not to be unreasonably withheld, delayed or conditioned)) purchase a six-year “tail” policy for the existing policy effective as of the Effective Time) and if such “tail policy” has been obtained, it shall be deemed to satisfy all obligations to obtain and/or maintain insurance pursuant to this Section 5.4(b); provided, however, that in no event shall the Surviving Corporation be required to expend in any one year an amount in excess of 250% of the annual premium currently payable by the Company with respect to such current policy, it being understood that if the annual premiums payable for such insurance coverage exceeds such amount, Parent shall be obligated to cause the Surviving Corporation to obtain a policy with the greatest coverage available for a cost equal to such amount.

5.5 Securityholder Litigation. The Acquired Corporations shall use their commercially reasonable efforts to defend any Legal Proceedings against any of the Acquired Corporations relating to the Transactions, this

Agreement or the other agreements entered into in connection with this Agreement or the Transactions (including any securityholder litigation against any of the Acquired Corporations and/or its directors relating to the Transactions or any Legal Proceeding instituted by a Governmental Body). Parent and Merger Sub shall use their commercially reasonable efforts to defend any Legal Proceedings against Parent or Merger Sub relating to the Transactions, this Agreement or the other agreements entered into in connection with this Agreement or the Transactions (including any Legal Proceeding instituted by a Governmental Body). The Company shall give Parent the right to review and comment on all material filings or responses to be made by the Company in connection with any securityholder litigation against the Company and/or its directors, and Parent shall give the Company the right to review and comment on all material filings or responses to be made by Parent or Merger Sub, in connection with any securityholder litigation against the Parent or Merger Sub and/or their respective directors relating to the Transactions, and the right to consult on the settlement with respect to such securityholder litigation, and the Company, Parent and Merger Sub will in good faith take such comments into account, and, no such settlement shall be agreed to without Parent’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed).

5.6 Additional Agreements. Subject to the terms and conditions of this Agreement (including, without limitation, the last sentence of Section 5.2), Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement (i) shall make all filings (if any) and give all material notices (if any) required to be made and given by such Party in connection with the Merger and the other Transactions contemplated by this Agreement, (ii) shall use commercially reasonable efforts to obtain each Consent (if any) required to be obtained pursuant to any applicable Legal Requirement or Material Contract by such Party in connection with the Transactions, (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party and (iv) shall cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the computation and verification of any amounts required to be deducted and withheld under Section 1.6(e), including the provision of records and information which are reasonably relevant to any such matters and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided. The Company shall promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period. Notwithstanding the foregoing, nothing in this Section 5.6 shall require the Company to (x) give any indemnities that are effective prior to the Effective Time or (y) take any action that would unreasonably and materially interfere with the ongoing operations of the Acquired Corporations.

5.7 Disclosure. The initial press release relating to this Agreement shall be a joint press release issued by the Company and Parent and thereafter Parent and the Company shall consult with each other before issuing any further press release or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions. Notwithstanding the foregoing: (a) each Party may, without such consultation or consent, make any public statement in response to questions from the press, analysts, investors or those attending industry conferences, make internal announcements to employees and make disclosures in Company SEC Documents, in each case so long as such statements are consistent in all material respects with previous press releases, public disclosures or public statements made jointly by the Parties (or individually, if approved by the other Party), (b) a Party may, without the prior consent of the other Party hereto, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement (in which case the disclosing Party shall use its commercially reasonable efforts to consult with the other Party in accordance with this Section 5.7 prior to such public release); and (c) the Company need not consult with or obtain the consent of Parent in connection with any press release, public statement or filing to be issued or made pursuant to Section 4.3(e) or with respect to any Company Adverse Change Recommendation, Acquisition Proposal (to the extent public disclosure is permitted under this Agreement) or Superior Offer, in each case made pursuant to Section 5.1(b). For the avoidance of doubt, this Section 5.7 is subject in all respects to the provisions contained in Section 4.3(e).

5.8 Resignation of Directors. The Company shall use all reasonable efforts to obtain and deliver to Parent on or prior to the Effective Time the resignation of the Acquired Corporations’ respective directors.

5.9 Takeover Laws; Advice of Changes.

(a) If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Parent and the Company shall use their respective reasonable best efforts to take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

(b) The Company will give prompt notice to Parent (and will subsequently provide Parent with notice of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to result in any Material Adverse Effect with respect to it and (ii) is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.2 not being able to be satisfied prior to the End Date. Parent will give prompt notice to the Company (and will subsequently provide the Company with notice of any material developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that (i) has had or would reasonably be expected to have a Parent Material Adverse Effect or (ii) is reasonably likely to result in any of the conditions set forth in Sections 6.1 and/or 6.3 not being able to be satisfied prior to the End Date.

5.10 Section 16 Matters. The Company, and the Company’s Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the deemed disposition and cancellation of shares of Company Common Stock and Company Options in the Transactions contemplated hereby by applicable individuals and to cause such dispositions and/or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.11 Bank of America Consent and Waiver. Prior to the Closing Date, the Company shall use its commercially reasonable efforts to obtain the Bank of America Consent and Waiver.

5.12 Financing.

(a) Promptly upon request by the Company, Parent shall reimburse the Company (or pay in advance) for any reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company in connection with the cooperation of the Company, as requested by Parent, with respect to the Financing.

(b) Prior to the Closing, the Acquired Corporations shall, and shall use their commercially reasonable efforts to cause the respective Representatives of the Acquired Corporations to, cooperate as reasonably requested by Parent in connection with any debt financing sought by Parent or its Affiliates in connection with the transactions contemplated by this Agreement (the “Financing”), including, without limitation (i) assisting with the preparation of customary materials for syndication documents, including rating agency presentations, bank confidential information memoranda, business projections and similar documents required in connection with the Financing, (ii) using commercially reasonable efforts to cause its independent accountants to provide assistance and cooperation to Parent, including participating in drafting sessions and accounting due diligence sessions and providing consent to Parent to use their audit reports relating to the Acquired Corporations, (iii) using commercially reasonable efforts to obtain consents, approvals, authorizations, customary payoff letters, and instruments of termination and discharge reasonably requested by Parent, (iv) preparing and furnishing all financial and other pertinent information regarding the Acquired Corporations reasonably requested by Parent, including all financial statements, pro forma financial statements and other financial data required in connection with the Financing, (v) providing reasonable access (subject to execution of non-disclosure and confidentiality agreements reasonably acceptable to the Company) to prospective lenders involved in the Financing to evaluate the Acquired Corporation’s current assets, cash management and accounting systems, policies and procedures relating thereto for purposes of establishing collateral arrangements and cooperating with prospective lenders to establish bank and other accounts and blocked account agreements and lock box arrangements in connection with the foregoing; provided that no such accounts, agreements or arrangements shall be effective prior to the Effective Time, (vi) executing and delivering definitive financing documents, including credit agreements, intercreditor agreements, pledge and security documents, and certificates, legal opinions, or other documents, to the extent reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral, provided that no such documents or agreements shall be effective prior to the Effective Time, (vii) reasonably assisting Parent in obtaining corporate and facilities ratings for the Financing, and (viii) furnishing Parent and any lenders involved with the Financing, with all documentation and other information required by any Governmental Entity with respect to the Financing under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. Notwithstanding the foregoing: (i) such requested cooperation shall not unreasonably interfere with the ongoing operations of the Acquired Corporations; and (ii) no Acquired Corporation shall be required to pay any commitment or other similar fee or incur any other liability in connection with the Financing prior to the Closing. Parent shall (A) promptly upon request by the Company, reimburse the Company for all reasonable and documented out-of-pocket fees and expenses of the Acquired Corporations and all reasonable and documented fees and expenses of their counsel and accountants incurred in connection with such requested cooperation, and (B) indemnify the Acquired Corporations against any claim, loss, damage, injury, liability, judgment, award, penalty, fine, Tax, cost (including cost of investigation), expense (including reasonable fees and expenses of counsel) or settlement payment incurred as a result of such cooperation (including any claim by or with respect to any such lenders, prospective lenders, agents and arrangers and ratings agencies).

5.13 Operation of Parent and Merger Sub. Except with respect to the Insider Agreement, Support Agreement, Separation Agreements and employment and/or compensation arrangements with the Continuing Officers and other employees of the Company that will be effective following the Closing, during the Pre-Closing Period, without the written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), Parent and Merger Sub shall not, and shall cause their respective Affiliates to not, (i) enter into discussions or negotiations regarding any Contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) or (ii) amend or otherwise supplement any agreements, arrangements or understandings (whether oral or written) in existence on the date of this Agreement, in the case of clauses (i) and (ii) that are between Parent, Merger Sub or any of their Affiliates, on the one hand, and any officer or director of the Company, on the other hand, that relate in any way to the Company or its Subsidiary or the Transactions.

ARTICLE 6 CONDITIONS PRECEDENT TO THE MERGER

6.1 Conditions to Each Party’s Obligation To Effect the Merger. The obligations of the Parties to effect the Merger are subject to this Agreement having been duly approved, at or prior to the Closing, by the Required Company Shareholder Vote.

6.2 Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of the Company set forth in Sections 2.1 (Due Organization; Subsidiaries Etc.), 2.3 (Capitalization, Etc.), 2.5 (first sentence only and not including clause (a) thereof) (Absence of Changes), 2.20 (Authority; Binding Nature of Agreement), 2.21 (Vote Required) and 2.24 (Financial Advisor) of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the Closing Date as if made on and as of such Closing Date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth in this Section 6.2(a)) only as of such date). Solely for the purposes of this Section 6.2(a), if one or more inaccuracies in the representations and warranties set forth in Sections 2.1 (Due Organization; Subsidiaries Etc.), 2.3 (Capitalization, Etc.), 2.5 (first sentence only and not including clause (a) thereof) (Absence of Changes), 2.20 (Authority; Binding Nature of Agreement), 2.21 (Vote Required) and 2.24 (Financial Advisor) would cause the aggregate amount required to be paid by Parent or Merger Sub to effectuate the Merger, consummate the Transactions to be consummated on the Closing Date and pay all fees and expenses in connection therewith, whether pursuant to Section 1 or otherwise, to increase by $250,000 or more, such inaccuracy or inaccuracies will be considered material for purposes of this Section 6.2(a).

(b) The representations and warranties of the Company set forth in Section 2.5(b) (No Material Adverse Effect) shall have been accurate in all respects as of the date of the Agreement (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (ii) the truth and correctness of those representations and warranties that address matters only as of a specific date shall be measured (subject to the applicable standard as set forth in this Section 6.2(b)) as of such date).

(c) The representations and warranties of the Company set forth in the Agreement (other than those referred to in clauses “a” or “b” above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all “Material Adverse Effect” qualifications and other materiality qualifications contained in such representations and warranties shall be disregarded, (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of the Agreement shall be disregarded and (iii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(d) The Company shall have performed or complied in all material respects with any covenant or obligation that the Company is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(e) Parent and Merger Sub shall have received certificates executed on behalf of the Company by the chief executive officer or chief financial officer of the Company, certifying that the conditions set forth in Sections 6.2(a), (b), (c), (d) and (j) have been satisfied.

(f) Since the date of this Agreement, there shall not have occurred a Material Adverse Effect that shall be continuing as of the Closing Date.

(g) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or the consummation of the Merger; provided, however, that Parent and Merger Sub shall not be permitted to invoke this Section 6.2(g) unless they shall have taken all actions required under this Agreement to have any such order lifted.

(h) There shall not be pending any Legal Proceeding by a Governmental Body having authority over Parent, Merger Sub or any Acquired Corporation (i) challenging or seeking to restrain or prohibit the consummation of the Merger, (ii) seeking to restrain or prohibit Parent’s or its Affiliates ownership or operation of the business of the Acquired Corporations, or of Parent or its Affiliates, or to compel Parent or any of its Affiliates to dispose of or hold separate all or any portion of the business or assets of the Acquired Corporations or of Parent or its Affiliates or (iii) seeking to impose or confirm material limitations on the ability of Parent or any of its Affiliates effectively to exercise full rights of ownership of the shares of Company Common Stock.

(i) Parent shall have received the Bank of America Consent and Waiver, fully executed and in a form acceptable to Parent, and an accurate copy of each other Consent, filing and notice identified in Part 6.2(i) of the Company Disclosure Schedule hereto, each of which Consents shall be in a form reasonably acceptable to Parent.

(j) The Amendment and Waivers and Separation Agreements shall continue to be in full force and effect as of the Effective Time.

(k) Parent shall have received the resignations of the Acquired Corporations’ respective directors.

6.3 Conditions to Obligation of the Company. The obligations of the Company to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

(a) The representations and warranties of Parent and Merger Sub set forth in Section 3.7 (Sufficiency of Funds) of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the Closing Date as if made on and as of such date (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(b) The representations and warranties of Parent and Merger Sub set forth in the Agreement (other than those referred to in clause “a” above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the Closing Date as if made on and as of such date, except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) the truth and correctness of those representations or warranties that address matters only as of a specific date shall be measured (subject to the applicable materiality standard as set forth above) only as of such date).

(c) Parent and Merger Sub shall have performed or complied in all material respects with any covenant or obligation that Parent or Merger Sub is required to comply with or to perform under the Agreement prior to the Closing Date, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured.

(d) The Company shall have received certificates executed on behalf of Parent by the chief executive officer, chief financial officer or member or manager of Parent, certifying that the conditions set forth in Sections 6.3(a), (b) and (c) have been satisfied.

(e) There shall not have been issued by any court of competent jurisdiction or remain in effect any temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger or the other Transactions, nor shall any action have been taken, or any Legal Requirement or order promulgated, entered, enforced, enacted, issued or deemed applicable to the Merger or the other Transactions by any Governmental Body which directly or indirectly prohibits, or makes illegal, the acceptance for payment of or payment for shares of Company Common Stock or the consummation of the Merger or the other Transactions; provided, however, that the Company shall not be permitted to invoke this Section 6.3(e) unless it shall have taken all actions required under this Agreement to have any such order lifted.

ARTICLE 7 TERMINATION

7.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Shareholder Vote, except as otherwise expressly noted):

(a) by mutual written consent of Parent and the Company;

(b) by either the Company or Parent, if the Company Shareholders’ Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s shareholders shall have taken a final vote on a proposal to approve this Agreement and the Transactions, and this Agreement and the Transactions shall not have been approved at the Company Shareholders’ Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Company Shareholder Vote; provided that the right to terminate this Agreement pursuant to this Section 7.1(b) shall not be available to the Company if the Company has breached any of its obligations under Section 4.3 or Section 5.1;

(c) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the acceptance for payment of shares of Company Common Stock pursuant to the Merger or making consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the issuance of such final and nonappealable order, decree, ruling or other action is primarily attributable to a failure on the part of such Party to perform in any material respect any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;

(d) by Parent at any time prior to the receipt of the Required Company Shareholder Vote, if, whether or not permitted to do so: (A) the Company’s Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement or shall have effected a Company Adverse Change Recommendation; or (B) the Board of Directors of the Company shall have failed to publicly reaffirm its recommendation of this Agreement in accordance with Section 5.1;

(e) by either Parent or the Company if the Effective Time shall not have occurred on or prior to the close of business on the date that is the End Date; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(e) if the failure of the Effective Time to occur prior to the End Date was primarily due to the failure of such Party to perform in all material respects any of its obligations under this Agreement;

(f) by the Company at any time prior to the receipt of the Required Company Shareholder Vote, in order to accept a Superior Offer and concurrently enter into a Company Acquisition Agreement relating to such Superior Offer, if (i) the Company has complied in all material respects with the requirements of Section 4.3 and Section 5.1 and (ii) prior to or concurrently with such termination, the Company pays the amounts due to Parent under Section 7.3;

(g) by Parent at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of the Company shall have occurred that (i) except with respect to the covenants and agreements contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b), (c) or (d) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have commenced to have been cured within fifteen (15) days of the date Parent gives the Company notice of such breach or failure to perform or (ii) with respect to the covenants and agreements contained in Section 4.3, (A) would cause a failure of the conditions in Section 6.2(a), (b), (c) or (d) to exist and (B) cannot be cured by the Company by the End Date, or if capable of being cured, shall not have been cured (x) within five (5) business days following receipt of written notice from the Parent of such breach or (y) any shorter period of time that remains between the date the Parent provides written notice of such breach and the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or other agreement hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.3 not being satisfied; or

(h) by the Company at any time prior to the Effective Time, if a breach of any representation or warranty or failure to perform any covenant or obligation contained in this Agreement on the part of Parent shall have occurred that would cause a failure of the conditions in Section 6.3(a), (b) or (c) to exist and cannot be cured by Parent by the End Date, or if capable of being cured, shall not have commenced to have been cured within fifteen (15) days of the date the Company gives Parent notice of such breach or failure to perform; provided, however, that, the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(h) if it is then in material breach of any representations, warranties, covenants or other agreements hereunder that would result in the conditions to Closing set forth in Section 6.1 or Section 6.2 not being satisfied.

7.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates following any such termination; provided, however, that (a) this Section 7.2, Section 7.3, and article 8 shall survive the termination of this Agreement and shall remain in full force and effect, (b) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms; and (c) the termination of this Agreement shall not relieve any Party from any liability for intentional breach or fraud prior to the date of termination. Nothing shall limit or prevent any Party from exercising any rights or remedies it may have under Section 8.5(b) in lieu of terminating this Agreement pursuant to Section 7.1.

7.3 Expenses.

(a) Except as set forth in Section 7.3(b), all Acquisition Expenses shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

(b) In the event that:

(i) (A) a bona fide Acquisition Proposal shall have been publicly made, proposed or communicated (and not withdrawn) after the date hereof and prior to the Company Shareholders’ Meeting (or prior to the termination of this Agreement if there has been no Company Shareholders’ Meeting), (B) following the occurrence of an event described in the preceding clause (A), this Agreement is so terminated by the Company or Parent pursuant to Section 7.1(b) or Section 7.1(e) or by Parent pursuant to Section 7.1(g) and (C) within twelve (12) months of the date this Agreement is terminated, the Company enters into a definitive agreement with respect to any Acquisition Proposal and such Acquisition Proposal is consummated (in each case whether or not the Acquisition Proposal was the same Acquisition Proposal referred to in clause (A)); provided, that for purposes of clause (C) of this Section 7.3(b)(i), the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”; or

(ii) this Agreement is terminated by the Company pursuant to Section 7.1(f); or

(iii) (A) this Agreement is terminated by Parent pursuant to Section 7.1(d) or (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) and prior to the Company Shareholders’ Meeting the Board of Directors of the Company has made a Company Adverse Change Recommendation;

then, in any such event under clause (i), (ii) or (iii) of this Section 7.3(b), the Company shall pay to Parent or its designee the applicable Termination Fee (as defined below) by wire transfer of same day funds (x) in the case of Section 7.3(b)(iii), within two (2) business days after such termination, (y) simultaneously with such termination if pursuant to Section 7.1(f) or (z) in the case of Section 7.3(b)(i), two (2) business days after the consummation of an Acquisition Proposal; it being understood that in no event shall the Company be required to pay the applicable Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to the greater of $850,000 and the Parent Expenses; provided, that any Parent Expenses paid pursuant to Section 7.3(c) shall be credited against the amount of any Termination Fee. In the event that Parent or its designee shall receive full payment pursuant to this Section 7.3(b) and Section 7.3(c), together with reimbursement of any applicable expenses pursuant to Section 7.3(e), the receipt of the applicable Termination Fee, Parent Expenses and the expenses referred to Section 7.3(e) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Merger Sub, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination; provided, however, that prior to the termination of this Agreement pursuant to Section 7.1 nothing in this Section 7.3(b) shall limit the rights of Parent and Merger Sub under Section 8.5(b).

(c) Unless Parent provides the Company or its Representatives with written notice that it does not intend to pursue the Transactions contemplated herein prior to the Company entering into discussions regarding an Alternative Transaction, in the event that:

(i) the Company shall terminate this Agreement pursuant to Section 7.1(b) (provided that NECA has voted the shares of Company Common Stock beneficially owned by it in favor of adopting the Merger Agreement at the Company Shareholders’ Meeting) or Section 7.1(f); or

(ii) Parent shall terminate this Agreement pursuant to Section 7.1(b) (provided that NECA has voted the shares of Company Common Stock beneficially owned by it in favor of adopting the Merger Agreement at the Company Shareholders’ Meeting), Section 7.1(d) or Section 7.1(g);

then in any such event the Company shall pay Parent or its designees, as promptly as possible (but in any event within two (2) business days) following the delivery by Parent of an invoice therefor, all documented out-of-pocket fees and expenses incurred by Parent, Merger Sub and their respective Affiliates in connection with the transactions contemplated by this Agreement; provided that the Company shall not be required to pay more than an aggregate of one million five hundred thousand dollars ($1,500,000) in such fees and expenses pursuant to this Section 7.3(c) (the “Parent Expenses”). The expenses payable pursuant to this Section 7.3(c) shall be paid by wire transfer of same day funds within five (5) business days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 7.3(c). The payment of the expense reimbursement pursuant to this Section 7.3(c) shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.3(b), but shall be credited against the Termination Fee payable pursuant to Section 7.3(b).

(d) In the event that the Company shall terminate this Agreement pursuant to Section 7.1(h), Parent shall pay the Company or its designees, as promptly as possible (but in any event within two (2) business days) following the delivery by the Company of an invoice therefor, all documented out-of-pocket fees and expenses incurred by the Company in connection with the transactions contemplated by this Agreement (the “Company Expenses”); provided, that Parent shall not be required to pay more than an aggregate of $1,500,000 in Company Expenses pursuant to this Section 7.3(d). The expenses payable pursuant to this Section 7.3(d) shall be paid by wire transfer of same day funds within five (5) business days after demand therefor following the occurrence of the termination event giving rise to the payment obligation described in this Section 7.3(d). In the event that the Company or its designee shall receive full payment pursuant to this Section 7.3(d), together with reimbursement of any applicable expenses pursuant to Section 7.3(e), the receipt of the Company Expenses and the expenses referred to Section 7.3(e) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by the Acquired Corporations or any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of the Acquired Corporations, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against Parent, Merger Sub or any of their Affiliates arising out of or in connection with this Agreement, any of the transactions contemplated hereby or any matters forming the basis for such termination;

provided, however, that prior to the termination of this Agreement pursuant to Section 7.1 nothing in this Section 7.3(d) shall limit the rights of the Company under Section 8.5(b) or the Guaranty.

(e) The Parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement; accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 7.3, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a Legal Proceeding which results in a judgment against the other Party, with respect to Parent or Merger Sub, or Parties, with respect to the Company, for the payment set forth in this Section 7.3, such paying Party shall pay the other Party or Parties, as applicable, its reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees) in connection with such suit, together with interest on such amount at the prime rate as published in the Wall Street Journal in effect on the date such payment was required to be made through the date such payment was actually received.

ARTICLE 8MISCELLANEOUS PROVISIONS

8.1 Amendment. Prior to the Effective Time, this Agreement may be amended with the approval of the Board of Directors of the Company and the sole manager of Parent at any time (whether before or after the adoption of this Agreement by the Company’s shareholders); provided, however, that after any such adoption of this Agreement by the Company’s shareholders, no amendment shall be made which by applicable Legal Requirements requires further approval of the shareholders of the Company without the further approval of such shareholders. Subject to the immediately preceding proviso, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

8.2 Waiver. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

8.3 No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered pursuant to this Agreement shall survive the Merger.

8.4 Entire Agreement; Counterparts. This Agreement and the other agreements and disclosure schedules referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect; provided, further, that, if the Effective Time occurs, the Confidentiality Agreement shall automatically terminate and be of no further force and effect. For the avoidance of doubt, the Insider Agreement, Separation Agreements and Amendment and Waivers shall survive the Effective Time in accordance with their respective terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by PDF shall be sufficient to bind the Parties to the terms and conditions of this Agreement and shall be treated as originals for all purposes.

8.5 Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Subject to Section 8.5(c), in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in Potter County, Texas and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court or that any such action or proceeding brought in any such court has been brought in an inconvenient forum; (ii) if any such action is commenced in a state court, then, subject to applicable Legal Requirements, any Party may petition for the removal of such action to any federal court located in the Northern District of Texas; and (iii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 8.9. The Parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.

(b) The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the Parties acknowledge and agree that (a) each of the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 8.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, (b) the provisions set forth in Section 7.3 (i) are not intended to and do not adequately compensate for the harm that would result from a breach of this Agreement and shall not be construed to diminish or otherwise impair in any respect any Party’s right to specific enforcement as set forth in the immediately preceding clause “(a)” and (c) the right of specific performance is an integral part of the transactions contemplated by this Agreement and without that right, neither the Company nor Parent would have entered into this Agreement. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction.

(c) EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.6 Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the Parties hereunder, the prevailing party in such action or suit shall be entitled to receive a sum for its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

8.7 Assignability; Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors and permitted assigns (if any). Prior to the Effective Time, neither the Company nor Parent shall assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person, it being understood that nothing in this Section 8.7 shall prohibit Parent or Merger Sub from consummating any merger, acquisition or similar transaction with any Affiliate of Parent.

8.8 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties hereto) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except, for if the Effective Time occurs, (A) the right of the Company’s shareholders and holders of Company Options to receive the Merger Consideration following the Effective Time pursuant to Sections 1.5 and 1.8, respectively, and (B) the rights of Indemnified Persons set forth in Section 5.4.

8.9 Notices. Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two business days after sent by registered mail or by courier or express delivery service, (c) if sent by email transmission prior to 6:00 p.m. recipient’s local time, upon transmission when receipt is confirmed, or (d) if sent by email transmission after 6:00 p.m. recipient’s local time and receipt is confirmed, the business day following the date of transmission; provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties hereto):

if to Parent or Merger Sub (or following the Effective Time, the Company):

Draw Another Circle, LLC

Attn: Joel Weinshanker

c/o National Entertainment Collectibles Association, Inc.

603 Sweetland Avenue

Hillside, NJ 07205

E-mail: joelw@necaonline.com

with a copy to (which shall not constitute notice):

Cooley LLP

Attn: Cathy Hershcopf, Esq.

1114 Avenue of Americas

New York, NY 10036

Email: chershcopf@cooley.com

Cooley LLP

Attn: Barbara Borden, Esq.

4401 Eastgate Mall

San Diego, CA 92121

Email: bordenbl@cooley.com

if to the Company (prior to the Effective Time):

Hastings Entertainment, Inc.

Attn: Dan Crow

3601 Plains Boulevard

Amarillo, Texas 79102

Email: dan.crow@gohastings.com

with a copy to (which shall not constitute notice):

Kelly Hart & Hallman LLP

Attn: S. Benton Cantey

201 Main Street, Suite 2500

Fort Worth, Texas 76102

Email: benton.cantey@kellyhart.com

and

Haynes and Boone, LLP

Attn: W. Scott Wallace

2323 Victory Avenue, Suite 700

Dallas, Texas 75219

Email: scott.wallace@haynesboone.com

8.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties hereto agree that the court making such determination shall have the power to limit such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

8.11 Obligation of Parent. Parent shall ensure that each of Merger Sub and the Surviving Corporation duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub and the Surviving Corporation under this Agreement, and Parent shall be jointly and severally liable with Merger Sub and the Surviving Corporation for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.

8.12 Disclaimer of Representations and Warranties.

(a) Except for the representations and warranties set forth in article 2, each of Parent and Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Sub, and the Company hereby disclaims, and Parent and Merger Sub hereby disclaim any reliance upon, any such representation or warranty, whether by or on behalf of the Company, and notwithstanding the delivery or disclosure to Parent or Merger Sub, or any of their Representatives or Affiliates, of any documentation or other information by the Company or any of its Representatives or Affiliates with respect to any one or more of the foregoing. In particular, without limiting the foregoing disclaimer, neither the Company nor any other Person makes or has made any representation or warranty to Parent, Merger Sub, or any of their Affiliates or Representatives, and Parent and Merger Sub hereby disclaim any reliance upon, any representation or warranty with respect to any financial projection, forecast, estimate, budget or prospect information relating to the Company, its Subsidiary or their respective businesses.

(b) Except for the representations and warranties set forth in Section 3, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Sub, and Parent and Merger Sub hereby disclaim, and the Company hereby disclaims any reliance upon, any such representation or warranty, whether by or on behalf of Parent or Merger Sub, and notwithstanding the delivery or disclosure to the Company, or any of their Representatives or Affiliates of any documentation or other information by Parent or Merger Sub or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing. In particular, without limiting the foregoing disclaimer, neither Parent, Merger Sub nor any other Person makes or has made any representation or warranty to the Company, or any of its Affiliates or Representatives, and the Company hereby disclaims any reliance upon, any representation or warranty with respect to any financial projection, forecast, estimate, budget or prospect information relating to the Surviving Corporation, its Subsidiary or their respective businesses after the Closing.

8.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes or Schedules to this Agreement.

(e) If any calendar day period referenced in this Agreement includes a day that is a U.S. national holiday, then any such period means such period as extended by the number of days during such period that are U.S. national holidays. A calendar day period shall consist of a period of twenty-four (24) hours from the time that such period started.

(f) The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

HASTINGS ENTERTAINMENT, INC.

By:	/s/ Dan Crow
Name:	Dan Crow
Title:	Chief Financial Officer

Signature Page to

Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

DRAW ANOTHER CIRCLE, LLC

By:	/s/ Joel Weinshanker
Name:	Joel Weinshanker
Title:	Manager

HENDRIX ACQUISITION CORP.

By:	/s/ Joel Weinshanker
Name:	Joel Weinshanker
Title:	President

Signature Page to

Agreement and Plan of Merger

Exhibit A

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

“1994 Plan” means the Company’s 1994 Stock Option Plan, as amended.

“1996 Plan” means the Company’s 1996 Incentive Stock Plan, as amended.

“2002 Director Option Plan” means the Company’s 2002 Stock Option Plan for Outside Directors, as amended.

“2002 Director Stock Plan” means the Company’s 2002 Stock Grant Plan for Outside Directors, as amended.

“2002 Plan” means the Company’s 2002 Incentive Stock Plan, as amended.

“2006 Plan” means the Company’s 2006 Incentive Stock Plan, as amended.

“2010 Plan” means the Company’s 2010 Incentive Stock Plan, as amended.

“2012 Director Option Plan” means the Company’s 2012 Stock Option Plan for Outside Directors, as amended.

“Acceptable Confidentiality Agreement” is defined in Section 4.3(a) of the Agreement.

“Acquired Corporations” means the Company and its Subsidiary, collectively.

“Acquisition Expenses” means all out-of-pocket expenses incurred in connection with negotiating and drafting the definitive documentation in connection with the Transactions (including conducting the business, financial and legal due diligence) and any other related expenses (including, without limitation, reasonable attorney, accountant and consultant fee expenses).

“Acquisition Proposal” means any proposal or offer from any Person (other than Parent and its Affiliates) or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (A) acquisition of assets of the Company and its Subsidiary equal to twenty percent (20%) or more of the Company’s consolidated assets or to which twenty percent (20%) or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) issuance or acquisition of twenty percent (20%) or more of any outstanding class of the Company Common Stock (or instruments convertible to or exchangeable for twenty percent (20%) or more of any such class), (C) recapitalization, tender offer or exchange offer that if consummated would result in any Person beneficially owning twenty percent (20%) or more of any outstanding class of the Company Common Stock (or instruments convertible to or exchangeable for twenty percent (20%) or more of any such class) or (D) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction involving the Company that if consummated would result in any Person beneficially owning twenty percent (20%) or more of any class of the outstanding Company Common Stock, in each case other than the Transactions (or instruments convertible to or exchangeable for twenty percent (20%) or more of any such class).

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Agreement” means this Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

“Amendment and Waivers” is defined in Recital B of the Agreement.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, all applicable foreign anti-trust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Balance Sheet” is defined in Section 2.6 of the Agreement.

“Bank of America Consent and Waiver” means a consent and waiver acknowledging the Transactions and agreeing that any provisions in the Loan Facility which conflict with or are contrary to the terms and conditions of this Agreement or other documents executed in connection with the Transactions shall be waived and any benefits enjoyed by the Acquired Corporations pursuant to the Loan Facility shall be enjoyed and remain available to the Surviving Corporation on the same terms and conditions after the Closing.

“Book-Entry Shares” means non-certificated shares of Company Common Stock represented by book-entry.

“business day” means a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.

“Certificate” is defined in Section 1.5(b) of the Agreement.

“Change of Control Payment” is defined in Section 2.9(a)(vii) of the Agreement.

“Closing” is defined in Section 1.3 of the Agreement.

“Closing Date” is defined in Section 1.3 of the Agreement.

“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.

“Company” is defined in the preamble to the Agreement.

“Company 401(k) Plan” means the Hastings Entertaining, Inc. Associates 401(k) Plan, effective as of June 1, 1993, as amended.

“Company Acquisition Agreement” means any letter of intent, agreement or agreement in principle with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement).

“Company Adverse Change Recommendation” is defined in Section 5.1(a) of the Agreement.

“Company ASOP” means the Hastings Entertainment, Inc. Associates’ Ownership Plan, effective as of June 1, 1993, as amended.

“Company Associate” means each officer or other employee, or individual who is an independent contractor, consultant or director, of or to any of the Acquired Corporations.

“Company Board Recommendation” is defined in Recital D of the Agreement.

“Company Common Stock” means the common stock, no par value, of the Company.

“Company Contract” means any Contract to which any of the Acquired Corporations is a party.

“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of this Agreement and that has been delivered by the Company to Parent on the date of this Agreement.

“Company Employee Agreement” means each management, employment, severance, retention, transaction bonus, change in control, consulting, relocation, repatriation or expatriation agreement or other Contract between: (a) any of the Acquired Corporations; and (b) any Company Associate (other than any Company Associate that is part time or paid on an hourly basis), other than any such Contract that is terminable “at will” (or following a notice period imposed by applicable Legal Requirements) without any obligation on the part of any Acquired Corporation to make any severance, termination, change in control or similar payment or to provide any benefit.

“Company Equity Award” means any award of compensation (including deferred compensation) that is required under the terms of such existing award to be or may be paid or settled in Company Common Stock.

“Company Equity Plans” means the 1996 Director Option Plan, the 2002 Director Option Plan, the 2002 Director Stock Plan, the 2002 Plan, the 2006 Plan, the 2010 Plan, the 2012 Director Option Plan and the 2012 Director Stock Plan.

“Company Expenses” is defined in Section 7.3(d) of the Agreement.

“Company IP” means (a) all Intellectual Property Rights that are owned or purported to be owned by the Acquired Corporations, (b) all Intellectual Property Rights in or pertaining to the Proprietary Software, and (c) all material Intellectual Property Rights licensed by the Acquired Corporations.

“Company IT Systems” mean the hardware, software, network and telecommunications equipment and Internet-related information technology infrastructure owned or leased by any of the Acquired Corporations and used in their respective businesses.

“Company Lease” means any Company Contract pursuant to which the Acquired Corporations lease or sublease Leased Real Property from another Person.

“Company Option” means an option to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company’s Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

“Company Preferred Stock” means the preferred stock, par value one cent ($0.01) per share, of the Company.

“Company Privacy Policy” means each external or internal privacy policy of each Acquired Corporation, including any policy relating to (i) the privacy of users of any Company Website, (ii) the collection, storage, disclosure, and transfer of any User Data or Personal Data, and (iii) any employee information.

“Company SEC Documents” is defined in Section 2.4(a) of the Agreement.

“Company SERP” means the Hastings Entertainment, Inc. Supplemental Executive Retirement Plan, as amended.

“Company Shareholders’ Meeting” is defined in Section 5.1(c) of the Agreement.

“Company Website” means any public or private website owned, maintained, or operated at any time by or on behalf of any Acquired Corporation.

“Confidentiality Agreement” is defined in Section 4.1 of the Agreement.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Continuing Officer” means each of Alan Van Ongevalle and Philip McConnell.

“Contract” means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, bond, debenture, note, option, warrant, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature (except, in each case, purchase orders).

“Determination Notice” is defined in Section 5.1(b) of the Agreement.

“Dissenting Shares” is defined in Section 1.7 of the Agreement.

“DOJ” means the U.S. Department of Justice.

“Effective Time” is defined in Section 1.3 of the Agreement.

“Employee Plan” means any salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement and each other employee benefit plan, or arrangement sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the benefit of any current or former employee of any of the Acquired Corporations or for which the Acquired Corporations may have any material liability.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“End Date” means September 17, 2014.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

“Environmental Law” means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” is defined in Section 2.13 of the Agreement.

“Financing” is defined in Section 5.12(b) of the Agreement.

“FTC” means the U.S. Federal Trade Commission.

“GAAP” is defined in Section 2.4(b) of the Agreement.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

“Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal).

“Guarantor” means Joel Weinshanker, an individual.

“Guaranty” is defined in the Preamble of the Agreement.

“Hazardous Materials” means any waste, material, or substance that is listed, regulated or defined under any Environmental Law and includes any pollutant, chemical substance, hazardous substance, hazardous waste, special waste, solid waste, asbestos, mold, radioactive material, polychlorinated biphenyls, petroleum or petroleum-derived substance or waste.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person other than the Company or its Subsidiary, (ii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company or its Subsidiary, (iii) any obligations for the deferred purchase price of property, goods or services to any Person other than the Company or its Subsidiary, (iv) any capital lease obligations to any Person other than the Company or its Subsidiary, (v) any obligations in respect of letters of credit and bankers’ acceptances, or (vi) any guaranty of any such obligations described in clauses (i) through (v) of any Person other than the Company or its Subsidiary (other than, in the case of clauses (i), (ii) and (iii), accounts payable to trade creditors and accrued expenses, in each case arising in the ordinary course of business).

“Indemnified Persons” is defined in Section 5.4(a) of the Agreement.

“Insiders” means John Marmaduke, Dan Crow, Alan Van Ongevalle and Philip McConnell.

“Insider Agreement” is defined in Recital B to the Agreement.

“Insurance Policies” is defined in Section 2.18 of the Agreement.

“Intellectual Property Rights” means and includes all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights, software, databases, and mask works; (b) trademarks, service marks, trade dress, logos, trade names and other source identifiers, domain names and URLs, and similar rights; (c) rights associated with trade secrets, know how, inventions, invention disclosures, methods, processes, protocols, specifications, techniques and other forms of technology; (d) patents and industrial property rights; (e) other proprietary rights in intellectual property of every kind and nature; (f) rights of privacy and publicity; and (g) all registrations, renewals, extensions, combinations, statutory invention registrations, provisionals, continuations, continuations-in-part, provisionals, divisions, or reissues of, and applications for, any of the rights referred to in clauses (a) through (f) above (whether or not in tangible form and including all tangible embodiments of any of the foregoing, such as samples, studies and summaries), along with all rights to prosecute and perfect the same through administrative prosecution, registration, recordation or other administrative proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing.

“Inventories” mean the inventories of raw materials, work-in-process (including semi-finished goods) and finished goods or products (including in-transit inventory) used, useable or otherwise saleable in the ordinary course of the business of the Acquired Corporations.

“IRS” means the Internal Revenue Service.

“knowledge” with respect to an Entity means, with respect to any matter in question, the actual knowledge of such Entity’s executive officers, after making a reasonable inquiry to obtain such knowledge.

“Leased Real Property” is defined in Section 2.7(b) of the Agreement.

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Legal Requirement” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of NASDAQ), including, without limitation, Environmental Laws, energy, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health, privacy and security of personally identifiable information, the sending of commercial emails, and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

“Loan Facility” means that certain Loan and Security Agreement, dated July 22, 2010, by and among the Company, Bank of America, NA and Banc of America Securities, as amended on July 21, 2011 and January 4, 2013.

The Company shall be deemed to have “made available” any unredacted materials filed on the EDGAR system to the extent such may be viewed by the public and any materials posted in the Intralinks electronic data room established in connection with the Transactions.

An event, occurrence, violation, inaccuracy, circumstance or other matter will be deemed to have a “Material Adverse Effect” on the Acquired Corporations if such event, violation, inaccuracy, circumstance or other matter (whether or not any such matter, considered together with all other matters, would constitute a breach to the representations, warranties, covenants or agreements of the Company set forth in the Agreement) had, individually or in the aggregate, a material adverse effect on (a) the business, financial condition or results of operations of the Acquired Corporations taken as a whole or (b) the ability of the Company to consummate the

Transactions; provided, however, that none of the following shall be deemed in and of themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there is, or would reasonably likely to be, a Material Adverse Effect on the Acquired Corporations: (i) any change in the market price or trading volume of the Company’s stock; (ii) any event, violation, inaccuracy, circumstance or other matter resulting directly from the announcement or pendency of the Transactions (other than for purposes of any representation or warranty contained in Section 2.22); (iii) any event, circumstance, change or effect in the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions, except to the extent that the Acquired Corporations are adversely affected disproportionately relative to the other participants in such industries or the economy generally, as applicable; (iv) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to fluctuations in the value of any currency; (v) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any act of terrorism, war, national or international calamity or any other similar event, except to the extent that such event, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate or the economy generally, as applicable; (vi) the failure of the Acquired Corporations to meet internal or analysts’ expectations or projections, or (vii) any event, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change in, or any compliance with or action taken for the purpose of complying with, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); it being understood that the exceptions in clauses (i) and (vi) shall not prevent or otherwise affect a determination that the underlying cause of any such decline or failure referred to therein (if not otherwise falling within any of the exceptions provided by clauses (ii) through (vii) hereof) is itself a Material Adverse Effect.

“Material Contract” is defined in Section 2.9(a) of the Agreement.

“Merger” is defined in Recital A of the Agreement.

“Merger Consideration” is defined in Section 1.5(a)(iii) of the Agreement.

“Merger Sub” is defined in the preamble to the Agreement.

“NASDAQ” means The NASDAQ Global Market.

“NECA” means National Entertainment Collectibles Association, a New Jersey corporation.

“NECA Agreements” is defined in Section 3.7(b) of the Agreement.

“NECA Shares” is defined in Section 3.7(b) of the Agreement.

“Officers” means each of John H. Marmaduke, Alan Van Ongevalle, Dan Crow and Phillip McConnell.

“Parent” is defined in the preamble to the Agreement.

“Parent Expenses” is defined in Section 7.3(c) of the Agreement.

“Parent Material Adverse Effect” means any effect, change, event or occurrence that would individually or in the aggregate, prevent, materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions contemplated by this Agreement.

“Parties” means Parent, Merger Sub and the Company.

“Paying Agent” is defined in Section 1.6(a) of the Agreement.

“Payment Fund” is defined in Section 1.6(a) of the Agreement.

“Permitted Encumbrance” means (a) any Encumbrance that arises out of Taxes not in default and payable without penalty or interest or the validity of which is being contested in good faith by appropriate proceedings for which there are adequate reserves, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under the terms of any Contracts to which the relevant party is a party or under general principles of commercial or government contract law (including without limitation mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business) and (c) any Encumbrance arising out of, or in connection with, the Loan Facility.

“Person” means any individual, Entity or Governmental Body.

“Personal Data” means a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

“Pre-Closing Period” is defined in Section 4.1 of the Agreement.

“Proprietary Software” is defined in Section 2.8(f) of the Agreement.

“Proxy Statement” means the proxy or information statement of the Company to be sent to the Company’s shareholders in connection with the Company Shareholders’ Meeting.

“Record Date” is defined in Section 5.1(c) of the Agreement.

“Registered IP” means all Intellectual Property Rights that are registered, filed, or issued under the authority of any Governmental Body, including all patents, registered copyrights, registered mask works, and registered trademarks, service marks and trade dress, registered domain names, and all applications for any of the foregoing.

“Release” means any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage, or disposal systems in violation of any Environmental Law.

“Representatives” means officers, directors, members, managers, employees, attorneys, accountants, investment bankers, consultants, agents, financial advisors, other advisors, Affiliates and other representatives.

“Required Company Shareholder Vote” means the affirmative vote of the holders of at least two-thirds of the shares of Company Common Stock outstanding on the record date for the Company Shareholders’ Meeting.

“Resigning Officer” means each of John H. Marmaduke and Dan Crow.

“Restricted Securities” means shares of Company Common Stock granted subject to vesting or other lapse restrictions.

“SEC” means the United States Securities and Exchange Commission.

“SEC Clearance Date” is defined in Section 5.1(c).

“Section 382 and Related Provisions” means collectively Section 382, 383 or 1502 of the Code (or any corresponding or similar U.S. state or local or non-U.S. Legal Requirement which, with Sections 382, 383 and 1502 of the Code.

“Securities Act” means the Securities Act of 1933, as amended.

“Separation Agreement” is defined in Recital B of the Agreement.

“Solvent” is defined in Section 3.8 of the Agreement.

An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s Board of Directors or other governing body, or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

“Superior Offer” means a bona fide written Acquisition Proposal that the Board of Directors of the Company determines, in its good faith judgment, after consultation with its outside legal counsel and its financial advisor of nationally recognized reputation, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Company’s Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s shareholders (solely in their capacity as such) from a financial point of view than the transaction contemplated by this Agreement; provided that for purposes of the definition of “Superior Offer”, the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%.”

“Support Agreements” is defined in Recital B to the Agreement.

“Surviving Corporation” is defined in Recital A of the Agreement.

“Surviving Corporation Shares” mean the total number of shares of the Surviving Corporation’s (i) common stock (including common stock issuable upon the exercise or conversion of any option, warrant or other right to acquire common stock of the Surviving Corporation) and (ii) preferred stock (determined on an as converted to common stock basis and including preferred stock issuable upon the exercise or conversion of any option, warrant or other right to acquire preferred stock of the Surviving Corporation determined on an as converted to common stock basis).

“Takeover Laws” means any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations; provided, however, that the provisions contained in Subchapter J of Chapter 21 of the TBOC shall not be deemed, individually or in the aggregate, to constitute Takeover Laws.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), escheat obligation, levy, assessment, tariff, duty (including any customs duty), and any charge or amount (including any fine, penalty or interest) related to any tax, imposed, assessed or collected by or under the authority of any Governmental Body.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“TBOC” means the Texas Business Organizations Code, as amended.

“Termination Fee” is defined in Section 7.3(b) of the Agreement.

“Third Party” means any Person, including as defined in Section 13(d) of the Exchange Act, other than Parent or any of its Affiliates.

“Transactions” means (a) the execution and delivery of the Agreement and (b) all of the transactions contemplated by this Agreement, including the Merger.

“User Data” means any Personal Data or other data or information collected by or on behalf of the Acquired Corporations from its customers or users of any Company Website.

“WARN Act” is defined in Section 2.16(c) of the Agreement.

Annex B

March 16, 2014

Special Committee of the Board of Directors

Hastings Entertainment, Inc.

3601 Plains Blvd.

Amarillo, TX 79102-1098

Members of the Special Committee of the Board of Directors:

We understand that Hastings Entertainment, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Draw Another Circle, LLC (the “Purchaser”) and Hendrix Acquisition Corp., a wholly-owned subsidiary of Purchaser (“Merger Sub”), pursuant to which, among other things, Merger Sub will be merged with and into the Company (the “Transaction”) and that in connection with the Transaction (a) each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) not beneficially owned by National Entertainment Collectibles Association (“NECA”) or any other shareholder of the Purchaser, the Purchaser, Merger Sub or the Company, or any of their respective affiliates, will be converted into the right to receive $3.00 in cash, without interest (the “Common Stock Consideration”); and (b) the Company will become a wholly-owned subsidiary of the Purchaser.

You have requested that SunTrust Robinson Humphrey, Inc. (“STRH”) render its opinion (this “Opinion”) to the Special Committee of the Board of Directors of the Company (solely in its capacity as such) (the “Special Committee”) with respect to the fairness, from a financial point of view, of the Common Stock Consideration to be received in the Transaction pursuant to the Agreement by the holders of the Company Common Stock (but excluding NECA or any other shareholder of the Purchaser, the Purchaser, Merger Sub, and their respective affiliates and associates).

In connection with this Opinion, we have conducted such reviews, analyses and inquiries as we have deemed necessary and appropriate under the circumstances. Among other things, we have reviewed an execution version draft, dated March 14, 2014, of the Agreement; certain publicly available business and financial information relating to the Company; the historical reported price and historical trading activity for the shares of Company Common Stock; certain other information relating to the historical, current and future business, financial condition, results of operations and prospects of the Company made available to us by the Company, including certain financial projections prepared by the management of the Company relating to the Company (the “Projections”); the current and projected financial and operating performance of the Company as compared to that of other companies with publicly traded equity securities that we deemed relevant; and the publicly available financial terms of certain transactions that we deemed relevant. We also have had discussions with certain members of the management of the Company regarding the business, financial condition, results of operations, and prospects of the Company and the Transaction and have undertaken such other studies, analyses and investigations as we deemed appropriate.

We have relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished, or otherwise made available, to us, discussed with or reviewed by us, or publicly available, and do not assume any responsibility with respect to such data, material and other information. Our role in reviewing such data, material and other information was limited solely to performing such review as we deemed necessary and appropriate to support this Opinion. In addition, management of the Company has advised us, and we have assumed, that the Projections have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial results and condition of the Company. We express no opinion with respect to the Projections or the assumptions on which they are based, or any other assumptions discussed herein. We have relied upon and assumed, without independent verification, that there has been no change in the business, assets, liabilities, financial condition, results of operations, cash flows or prospects of the Company since the date of the most recent financial statements and other information, financial or otherwise, provided to us and that there is no information, facts or circumstances that would make any of the information discussed with or reviewed by us inaccurate, incomplete or misleading.

We also have relied upon and assumed without independent verification that (a) the representations and warranties of all parties to the Agreement are true and correct; (b) each party to the Agreement will fully and timely perform all of the covenants and agreements required to be performed by such party under the Agreement; (c) all conditions to the consummation of the Transaction will be satisfied without waiver thereof; (d) the Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any term, condition or agreement therein; and (e) in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company or the expected benefits of the Transaction. In addition, we have assumed that the Agreement, when executed by the parties thereto, will conform to the draft reviewed by us in all respects material to our analysis and this Opinion.

Furthermore, in connection with this Opinion, we have not been requested to make, and have not made, any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (fixed, contingent, derivative, off-balance-sheet or otherwise) of the Company or any other person or entity, nor were we provided with any such appraisal or evaluation. We have undertaken no independent analysis of any potential or actual litigation, regulatory action, possible unasserted claims or other contingent liabilities to which the Company or any other person or entity is or may be a party or is or may be subject, or of any governmental investigation of any possible unasserted claims or other contingent liabilities to which the Company is or may be a party or is or may be subject.

This Opinion is necessarily based on financial, economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We have no obligation to update, revise, reaffirm or withdraw this Opinion or otherwise comment upon events occurring or information that becomes available after the date hereof.

This Opinion only addresses the fairness, from a financial point of view of the Common Stock Consideration to be received in the Transaction pursuant to the Agreement by the holders of the Company Common Stock (but excluding NECA or any other shareholder of the Purchaser, the Purchaser, Merger Sub, and their respective affiliates and associates) and does not address any other term, aspect or implication of the Transaction or any agreement, arrangement or understanding entered into in connection therewith or otherwise. We have not been requested to opine as to, and this Opinion does not express an opinion as to or otherwise address, among other things: (i) the underlying business decision of the Company, its security holders or any other person or entity to proceed with or effect the Transaction; (ii) the form, structure or any other portion or aspect of, the Transaction; (iii) the fairness of any portion, term, aspect or implication of the Transaction to the holders of debt of the Company, or any particular holder of securities, creditors or other constituencies of the Company, or to any other person or entity, except as expressly set forth in the last paragraph of this Opinion; (iv) the relative merits of the Transaction as compared to any alternative business strategies that might exist for the Company or any other person or entity or the effect of any other transaction in which the Company or any other person or entity might engage; (v) whether or not the Purchaser, the Company, its security holders or any other person or entity is receiving or paying reasonably equivalent value in the Transaction; (vi) the solvency, creditworthiness, viability, ability to pay debts when due, or fair value of the Company or any other participant in the Transaction, or any of their respective assets, including under any applicable laws relating to bankruptcy, insolvency, fraudulent conveyance or similar matters, or the impact of the Transaction on such matters; (vii) the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation to or consideration payable to or received by any officers, directors or employees of any party to the Transaction or any class of such persons; or (viii) the fairness of any term or aspect of the Transaction to any one class of the

Company’s security holders relative to any other class of the Company’s security holders, including the allocation of any consideration among or within such classes. Furthermore, no opinion, counsel or interpretation is intended in matters that require legal, regulatory, accounting, insurance, tax or other similar professional advice. It is assumed that such opinions, counsel or interpretations have been or will be obtained from appropriate professional sources. Furthermore, we have relied, with your consent, on the assessments by the Company and the Special Committee and their respective advisors as to all legal, regulatory, accounting, insurance and tax matters with respect to the Company and the Transaction.

We have acted as financial advisor to the Special Committee in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon delivery of this Opinion and a portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain liabilities arising out of our engagement. We and our affiliates (including SunTrust Bank) may have in the past provided, are currently providing, and may in the future provide, investment banking, investment management, treasury management, wealth management and other financial services to the Company and its affiliates and associates (and NECA, the Purchaser and their respective affiliates and associates) for which we and our affiliates have received and would expect to receive compensation. SunTrust Bank has entered into a commitment, subject to the terms and conditions contained therein, to provide NECA and another affiliate of the Purchaser with a revolving credit and term loan facility pursuant to which SunTrust Bank would receive customary fees as well as interest and other customary returns on committed capital.

We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates (including SunTrust Bank) may acquire, hold or sell, for our and our affiliates’ own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, NECA, the Purchaser, their respective affiliates and any other party that may be involved in the Transaction, as well as provide investment banking and other financial services to such persons or entities, including for which we and our affiliates would expect to receive compensation. In addition, we and our affiliates (including SunTrust Bank) may have other financing and business relationships with the Company, NECA, the Purchaser, their respective affiliates and associates and any other person or entity that may be involved with the Transaction.

This Opinion is furnished solely for the use of the Special Committee (solely in its capacity as such) in connection with its evaluation of the Transaction and may not be used for any other purpose (or by any other person or entity for any purpose) without our prior written consent. This Opinion should not be construed as creating any fiduciary duty on the part of STRH to any person or entity. This Opinion is not intended to be, and does not constitute, a recommendation to the Special Committee, the Board of Directors of the Company, the Company, any security holder of the Company or any other person or entity as to how to act or vote with respect to any matter relating to the Transaction or otherwise. The issuance of this Opinion has been approved by an internal committee of STRH authorized to approve opinions of this nature.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Consideration to be received in the Transaction pursuant to the Agreement by the holders of the Company Common Stock is fair, from a financial point of view, to the holders of the Company Common Stock (but excluding NECA or any other shareholder of the Purchaser, the Purchaser, Merger Sub, and their respective affiliates and associates).

SUNTRUST ROBINSON HUMPHREY, INC.

/s/ SunTrust Robinson Humphrey, Inc.

Annex C

Texas Business Organizations Code

Title 1. General Provisions

Chapter 10. Mergers, Interest Exchanges, Conversions, and Sales of Assets

Subchapter H. Rights of Dissenting Owners

§ 10.351. Applicability of Subchapter

(a) This subchapter does not apply to a fundamental business transaction of a domestic entity if, immediately before the effective date of the fundamental business transaction, all of the ownership interests of the entity otherwise entitled to rights to dissent and appraisal under this code are held by one owner or only by the owners who approved the fundamental business transaction.

(b) This subchapter applies only to a “domestic entity subject to dissenters’ rights,” as defined in Section 1.002. That term includes a domestic for-profit corporation, professional corporation, professional association, and real estate investment trust. Except as provided in Subsection (c), that term does not include a partnership or limited liability company.

(c) The governing documents of a partnership or a limited liability company may provide that its owners are entitled to the rights of dissent and appraisal provided by this subchapter, subject to any modification to those rights as provided by the entity’s governing documents.

§ 10.352. Definitions

In this subchapter:

(1) “Dissenting owner” means an owner of an ownership interest in a domestic entity subject to dissenters’ rights who:

(A) provides notice under Section 10.356; and

(B) complies with the requirements for perfecting that owner’s right to dissent under this subchapter.

(2) “Responsible organization” means:

(A) the organization responsible for:

(i) the provision of notices under this subchapter; and

(ii) the primary obligation of paying the fair value for an ownership interest held by a dissenting owner;

(B) with respect to a merger or conversion:

(i) for matters occurring before the merger or conversion, the organization that is merging or converting; and

(ii) for matters occurring after the merger or conversion, the surviving or new organization that is primarily obligated for the payment of the fair value of the dissenting owner’s ownership interest in the merger or conversion;

(C) with respect to an interest exchange, the organization the ownership interests of which are being acquired in the interest exchange; and

(D) with respect to the sale of all or substantially all of the assets of an organization, the organization the assets of which are to be transferred by sale or in another manner.

§ 10.353. Form and Validity of Notice

(a) Notice required under this subchapter:

(1) must be in writing; and

(2) may be mailed, hand-delivered, or delivered by courier or electronic transmission.

(b) Failure to provide notice as required by this subchapter does not invalidate any action taken.

§ 10.354. Rights of Dissent and Appraisal

(a) Subject to Subsection (b), an owner of an ownership interest in a domestic entity subject to dissenters’ rights is entitled to:

(1) dissent from:

(A) a plan of merger to which the domestic entity is a party if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of merger;

(B) a sale of all or substantially all of the assets of the domestic entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the sale;

(C) a plan of exchange in which the ownership interest of the owner is to be acquired;

(D) a plan of conversion in which the domestic entity is the converting entity if owner approval is required by this code and the owner owns in the domestic entity an ownership interest that was entitled to vote on the plan of conversion; or

(E) a merger effected under Section 10.006 in which:

(i) the owner is entitled to vote on the merger; or

(ii) the ownership interest of the owner is converted or exchanged; and

(2) subject to compliance with the procedures set forth in this subchapter, obtain the fair value of that ownership interest through an appraisal.

(b) Notwithstanding Subsection (a), subject to Subsection (c), an owner may not dissent from a plan of merger or conversion in which there is a single surviving or new domestic entity or non-code organization, or from a plan of exchange, if:

(1) the ownership interest, or a depository receipt in respect of the ownership interest, held by the owner is part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are, on the record date set for purposes of determining which owners are entitled to vote on the plan of merger, conversion, or exchange, as appropriate:

(A) listed on a national securities exchange; or

(B) held of record by at least 2,000 owners;

(2) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration that is different from the consideration to be provided to any other holder of an ownership interest of the same class or series as the ownership interest held by the owner, other than cash instead of fractional shares or interests the owner would otherwise be entitled to receive; and

(3) the owner is not required by the terms of the plan of merger, conversion, or exchange, as appropriate, to accept for the owner’s ownership interest any consideration other than:

(A) ownership interests, or depository receipts in respect of ownership interests, of a domestic entity or non-code organization of the same general organizational type that, immediately after the effective date of the merger, conversion, or exchange, as appropriate, will be part of a class or series of ownership interests, or depository receipts in respect of ownership interests, that are:

(i) listed on a national securities exchange or authorized for listing on the exchange on official notice of issuance; or

(ii) held of record by at least 2,000 owners;

(B) cash instead of fractional ownership interests the owner would otherwise be entitled to receive; or

(C) any combination of the ownership interests and cash described by Paragraphs (A) and (B).

(c) Subsection (b) shall not apply to a domestic entity that is a subsidiary with respect to a merger under Section 10.006.

§ 10.355. Notice of Right of Dissent and Appraisal

(a) A domestic entity subject to dissenters’ rights that takes or proposes to take an action regarding which an owner has a right to dissent and obtain an appraisal under Section 10.354 shall notify each affected owner of the owner’s rights under that section if:

(1) the action or proposed action is submitted to a vote of the owners at a meeting; or

(2) approval of the action or proposed action is obtained by written consent of the owners instead of being submitted to a vote of the owners.

(b) If a parent organization effects a merger under Section 10.006 and a subsidiary organization that is a party to the merger is a domestic entity subject to dissenters’ rights, the responsible organization shall notify the owners of that subsidiary organization who have a right to dissent to the merger under Section 10.354 of their rights under this subchapter not later than the 10th day after the effective date of the merger. The notice must also include a copy of the certificate of merger and a statement that the merger has become effective.

(c) A notice required to be provided under Subsection (a) or (b) must:

(1) be accompanied by a copy of this subchapter; and

(2) advise the owner of the location of the responsible organization’s principal executive offices to which a notice required under Section 10.356(b)(1) or (3) may be provided.

(d) In addition to the requirements prescribed by Subsection (c), a notice required to be provided under Subsection (a)(1) must accompany the notice of the meeting to consider the action, and a notice required under Subsection (a)(2) must be provided to:

(1) each owner who consents in writing to the action before the owner delivers the written consent; and

(2) each owner who is entitled to vote on the action and does not consent in writing to the action before the 11th day after the date the action takes effect.

(e) Not later than the 10th day after the date an action described by Subsection (a)(1) takes effect, the responsible organization shall give notice that the action has been effected to each owner who voted against the action and sent notice under Section 10.356(b)(1).

§ 10.356. Procedure for Dissent by Owners as to Actions;

Perfection of Right of Dissent and Appraisal

(a) An owner of an ownership interest of a domestic entity subject to dissenters’ rights who has the right to dissent and appraisal from any of the actions referred to in Section 10.354 may exercise that right to dissent and appraisal only by complying with the procedures specified in this subchapter. An owner’s right of dissent and appraisal under Section 10.354 may be exercised by an owner only with respect to an ownership interest that is not voted in favor of the action.

(b) To perfect the owner’s rights of dissent and appraisal under Section 10.354, an owner:

(1) if the proposed action is to be submitted to a vote of the owners at a meeting, must give to the domestic entity a written notice of objection to the action that:

(A) is addressed to the entity’s president and secretary;

(B) states that the owner’s right to dissent will be exercised if the action takes effect;

(C) provides an address to which notice of effectiveness of the action should be delivered or mailed; and

(D) is delivered to the entity’s principal executive offices before the meeting;

(2) with respect to the ownership interest for which the rights of dissent and appraisal are sought:

(A) must vote against the action if the owner is entitled to vote on the action and the action is approved at a meeting of the owners; and

(B) may not consent to the action if the action is approved by written consent; and

(3) must give to the responsible organization a demand in writing that:

(A) is addressed to the president and secretary of the responsible organization;

(B) demands payment of the fair value of the ownership interests for which the rights of dissent and appraisal are sought;

(C) provides to the responsible organization an address to which a notice relating to the dissent and appraisal procedures under this subchapter may be sent;

(D) states the number and class of the ownership interests of the domestic entity owned by the owner and the fair value of the ownership interests as estimated by the owner; and

(E) is delivered to the responsible organization at its principal executive offices at the following time:

(i) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(e) that the action has taken effect, if the action was approved by a vote of the owners at a meeting;

(ii) not later than the 20th day after the date the responsible organization sends to the owner the notice required by Section 10.355(d)(2) that the action has taken effect, if the action was approved by the written consent of the owners; or

(iii) not later than the 20th day after the date the responsible organization sends to the owner a notice that the merger was effected, if the action is a merger effected under Section 10.006.

(c) An owner who does not make a demand within the period required by Subsection (b)(3)(E) or, if Subsection (b)(1) is applicable, does not give the notice of objection before the meeting of the owners is bound by the action and is not entitled to exercise the rights of dissent and appraisal under Section 10.354.

(d) Not later than the 20th day after the date an owner makes a demand under Subsection (b)(3), the owner must submit to the responsible organization any certificates representing the ownership interest to which the demand relates for purposes of making a notation on the certificates that a demand for the payment of the fair value of an ownership interest has been made under this section. An owner’s failure to submit the certificates within the required period has the effect of terminating, at the option of the responsible organization, the owner’s rights to dissent and appraisal under Section 10.354 unless a court, for good cause shown, directs otherwise.

(e) If a domestic entity and responsible organization satisfy the requirements of this subchapter relating to the rights of owners of ownership interests in the entity to dissent to an action and seek appraisal of those ownership interests, an owner of an ownership interest who fails to perfect that owner’s right of dissent in accordance with this subchapter may not bring suit to recover the value of the ownership interest or money damages relating to the action.

§ 10.357. Withdrawal of Demand for Fair Value of Ownership Interest

(a) An owner may withdraw a demand for the payment of the fair value of an ownership interest made under Section 10.356 before:

(1) payment for the ownership interest has been made under Sections 10.358 and 10.361; or

(2) a petition has been filed under Section 10.361.

(b) Unless the responsible organization consents to the withdrawal of the demand, an owner may not withdraw a demand for payment under Subsection (a) after either of the events specified in Subsections (a)(1) and (2).

§ 10.358. Response by Organization to Notice of Dissent and

Demand for Fair Value by Dissenting Owner

(a) Not later than the 20th day after the date a responsible organization receives a demand for payment made by a dissenting owner in accordance with Section 10.356(b)(3), the responsible organization shall respond to the dissenting owner in writing by:

(1) accepting the amount claimed in the demand as the fair value of the ownership interests specified in the notice; or

(2) rejecting the demand and including in the response the requirements prescribed by Subsection (c).

(b) If the responsible organization accepts the amount claimed in the demand, the responsible organization shall pay the amount not later than the 90th day after the date the action that is the subject of the demand was effected if the owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

(c) If the responsible organization rejects the amount claimed in the demand, the responsible organization shall provide to the owner:

(1) an estimate by the responsible organization of the fair value of the ownership interests; and

(2) an offer to pay the amount of the estimate provided under Subdivision (1).

(d) If the dissenting owner decides to accept the offer made by the responsible organization under Subsection (c)(2), the owner must provide to the responsible organization notice of the acceptance of the offer not later than the 90th day after the date the action that is the subject of the demand took effect.

(e) If, not later than the 90th day after the date the action that is the subject of the demand took effect, a dissenting owner accepts an offer made by a responsible organization under Subsection (c)(2) or a dissenting owner and a responsible organization reach an agreement on the fair value of the ownership interests, the responsible organization shall pay the agreed amount not later than the 120th day after the date the action that is the subject of the demand took effect, if the dissenting owner delivers to the responsible organization:

(1) endorsed certificates representing the ownership interests if the ownership interests are certificated; or

(2) signed assignments of the ownership interests if the ownership interests are uncertificated.

§ 10.359. Record of Demand for Fair Value of Ownership Interest

(a) A responsible organization shall note in the organization’s ownership interest records maintained under Section 3.151 the receipt of a demand for payment from any dissenting owner made under Section 10.356.

(b) If an ownership interest that is the subject of a demand for payment made under Section 10.356 is transferred, a new certificate representing that ownership interest must contain:

(1) a reference to the demand; and

(2) the name of the original dissenting owner of the ownership interest.

§ 10.360. Rights of Transferee of Certain Ownership Interest

A transferee of an ownership interest that is the subject of a demand for payment made under Section 10.356 does not acquire additional rights with respect to the responsible organization following the transfer. The transferee has only the rights the original dissenting owner had with respect to the responsible organization after making the demand.

§ 10.361. Proceeding to Determine Fair Value of Ownership Interest

and Owners Entitled to Payment; Appointment of Appraisers

(a) If a responsible organization rejects the amount demanded by a dissenting owner under Section 10.358 and the dissenting owner and responsible organization are unable to reach an agreement relating to the fair value of the ownership interests within the period prescribed by Section 10.358(d), the dissenting owner or responsible organization may file a petition requesting a finding and determination of the fair value of the owner’s ownership interests in a court in:

(1) the county in which the organization’s principal office is located in this state; or

(2) the county in which the organization’s registered office is located in this state, if the organization does not have a business office in this state.

(b) A petition described by Subsection (a) must be filed not later than the 60th day after the expiration of the period required by Section 10.358(d).

(c) On the filing of a petition by an owner under Subsection (a), service of a copy of the petition shall be made to the responsible organization. Not later than the 10th day after the date a responsible organization receives service under this subsection, the responsible organization shall file with the clerk of the court in which the petition was filed a list containing the names and addresses of each owner of the organization who has demanded payment for ownership interests under Section 10.356 and with whom agreement as to the value of the ownership interests has not been reached with the responsible organization. If the responsible organization files a petition under Subsection (a), the petition must be accompanied by this list.

(d) The clerk of the court in which a petition is filed under this section shall provide by registered mail notice of the time and place set for the hearing to:

(1) the responsible organization; and

(2) each owner named on the list described by Subsection (c) at the address shown for the owner on the list.

(e) The court shall:

(1) determine which owners have:

(A) perfected their rights by complying with this subchapter; and

(B) become subsequently entitled to receive payment for the fair value of their ownership interests; and

(2) appoint one or more qualified appraisers to determine the fair value of the ownership interests of the owners described by Subdivision (1).

(f) The court shall approve the form of a notice required to be provided under this section. The judgment of the court is final and binding on the responsible organization, any other organization obligated to make payment under this subchapter for an ownership interest, and each owner who is notified as required by this section.

(g) The beneficial owner of an ownership interest subject to dissenters’ rights held in a voting trust or by a nominee on the beneficial owner’s behalf may file a petition described by Subsection (a) if no agreement between the dissenting owner of the ownership interest and the responsible organization has been reached within the period prescribed by Section 10.358(d). When the beneficial owner files a petition described by Subsection (a):

(1) the beneficial owner shall at that time be considered, for purposes of this subchapter, the owner, the dissenting owner, and the holder of the ownership interest subject to the petition; and

(2) the dissenting owner who demanded payment under Section 10.356 has no further rights regarding the ownership interest subject to the petition.

§ 10.362. Computation and Determination of Fair Value of Ownership Interest

(a) For purposes of this subchapter, the fair value of an ownership interest of a domestic entity subject to dissenters’ rights is the value of the ownership interest on the date preceding the date of the action that is the subject of the appraisal. Any appreciation or depreciation in the value of the ownership interest occurring in anticipation of the proposed action or as a result of the action must be specifically excluded from the computation of the fair value of the ownership interest.

(b) In computing the fair value of an ownership interest under this subchapter, consideration must be given to the value of the domestic entity as a going concern without including in the computation of value any control premium, any minority ownership discount, or any discount for lack of marketability. If the domestic entity has different classes or series of ownership interests, the relative rights and preferences of and limitations placed on the class or series of ownership interests, other than relative voting rights, held by the dissenting owner must be taken into account in the computation of value.

(c) The determination of the fair value of an ownership interest made for purposes of this subchapter may not be used for purposes of making a determination of the fair value of that ownership interest for another purpose or of the fair value of another ownership interest, including for purposes of determining any minority or liquidity discount that might apply to a sale of an ownership interest.

§ 10.363. Powers and Duties of Appraiser; Appraisal Procedures

(a) An appraiser appointed under Section 10.361 has the power and authority that:

(1) is granted by the court in the order appointing the appraiser; and

(2) may be conferred by a court to a master in chancery as provided by Rule 171, Texas Rules of Civil Procedure.

(b) The appraiser shall:

(1) determine the fair value of an ownership interest of an owner adjudged by the court to be entitled to payment for the ownership interest; and

(2) file with the court a report of that determination.

(c) The appraiser is entitled to examine the books and records of a responsible organization and may conduct investigations as the appraiser considers appropriate. A dissenting owner or responsible organization may submit to an appraiser evidence or other information relevant to the determination of the fair value of the ownership interest required by Subsection (b)(1).

(d) The clerk of the court appointing the appraiser shall provide notice of the filing of the report under Subsection (b) to each dissenting owner named in the list filed under Section 10.361 and the responsible organization.

§ 10.364. Objection to Appraisal; Hearing

(a) A dissenting owner or responsible organization may object, based on the law or the facts, to all or part of an appraisal report containing the fair value of an ownership interest determined under Section 10.363(b).

(b) If an objection to a report is raised under Subsection (a), the court shall hold a hearing to determine the fair value of the ownership interest that is the subject of the report. After the hearing, the court shall require the responsible organization to pay to the holders of the ownership interest the amount of the determined value with interest, accruing from the 91st day after the date the applicable action for which the owner elected to dissent was effected until the date of the judgment.

(c) Interest under Subsection (b) accrues at the same rate as is provided for the accrual of prejudgment interest in civil cases.

(d) The responsible organization shall:

(1) immediately pay the amount of the judgment to a holder of an uncertificated ownership interest; and

(2) pay the amount of the judgment to a holder of a certificated ownership interest immediately after the certificate holder surrenders to the responsible organization an endorsed certificate representing the ownership interest.

(e) On payment of the judgment, the dissenting owner does not have an interest in the:

(1) ownership interest for which the payment is made; or

(2) responsible organization with respect to that ownership interest.

§ 10.365. Court Costs; Compensation for Appraiser

(a) An appraiser appointed under Section 10.361 is entitled to a reasonable fee payable from court costs.

(b) All court costs shall be allocated between the responsible organization and the dissenting owners in the manner that the court determines to be fair and equitable.

§ 10.366. Status of Ownership Interest Held or Formerly Held by Dissenting Owner

(a) An ownership interest of an organization acquired by a responsible organization under this subchapter:

(1) in the case of a merger, conversion, or interest exchange, shall be held or disposed of as provided in the plan of merger, conversion, or interest exchange; and

(2) in any other case, may be held or disposed of by the responsible organization in the same manner as other ownership interests acquired by the organization or held in its treasury.

(b) An owner who has demanded payment for the owner’s ownership interest under Section 10.356 is not entitled to vote or exercise any other rights of an owner with respect to the ownership interest except the right to:

(1) receive payment for the ownership interest under this subchapter; and

(2) bring an appropriate action to obtain relief on the ground that the action to which the demand relates would be or was fraudulent.

(c) An ownership interest for which payment has been demanded under Section 10.356 may not be considered outstanding for purposes of any subsequent vote or action.

§ 10.367. Rights of Owners Following Termination of Right of Dissent

(a) The rights of a dissenting owner terminate if:

(1) the owner withdraws the demand under Section 10.356;

(2) the owner’s right of dissent is terminated under Section 10.356;

(3) a petition is not filed within the period required by Section 10.361; or

(4) after a hearing held under Section 10.361, the court adjudges that the owner is not entitled to elect to dissent from an action under this subchapter.

(b) On termination of the right of dissent under this section:

(1) the dissenting owner and all persons claiming a right under the owner are conclusively presumed to have approved and ratified the action to which the owner dissented and are bound by that action;

(2) the owner’s right to be paid the fair value of the owner’s ownership interests ceases;

(3) the owner’s status as an owner of those ownership interests is restored, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were not canceled, converted, or exchanged as a result of the action or a subsequent action;

(4) the dissenting owner is entitled to receive the same cash, property, rights, and other consideration received by owners of the same class and series of ownership interests held by the owner, as if the owner’s demand for payment of the fair value of the ownership interests had not been made under Section 10.356, if the owner’s ownership interests were canceled, converted, or exchanged as a result of the action or a subsequent action;

(5) any action of the domestic entity taken after the date of the demand for payment by the owner under Section 10.356 will not be considered ineffective or invalid because of the restoration of the owner’s ownership interests or the other rights or entitlements of the owner under this subsection; and

(6) the dissenting owner is entitled to receive dividends or other distributions made after the date of the owner’s payment demand under Section 10.356, to owners of the same class and series of ownership interests held by the owner as if the demand had not been made, subject to any change in or adjustment to the ownership interests because of an action taken by the domestic entity after the date of the demand.

§ 10.368. Exclusivity of Remedy of Dissent and Appraisal

In the absence of fraud in the transaction, any right of an owner of an ownership interest to dissent from an action and obtain the fair value of the ownership interest under this subchapter is the exclusive remedy for recovery of:

(1) the value of the ownership interest; or

(2) money damages to the owner with respect to the action.